As filed with the Securities and Exchange Commission on November 19, 1996

                                                    Registration No. 333-______


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        -----------------------
                                FORM S-4
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                    -------------------------------

                         HEILIG-MEYERS COMPANY
         (Exact name of registrant as specified in its charter)

       VIRGINIA                                     5712                            54-0558861
(State or other jurisdiction of          (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)           Classification Code Number)          Identification Number)

                         2235 STAPLES MILL ROAD
                       RICHMOND, VIRGINIA  23230
                             (804) 359-9171
          (Address, including zip code, and telephone number,
             including area code, of registrant's principal
                           executive offices)
                        -----------------------
                        DAVID W. ROBERTSON, ESQ.
                MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                            ONE JAMES CENTER
                          901 EAST CARY STREET
                       RICHMOND, VIRGINIA  23219
                             (804) 775-1000
                (Name, address, including zip code, and
               telephone number, including area code, of
                           agent for service)
                        -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                        -----------------------
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.[_]


                    CALCULATION OF REGISTRATION FEE

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
                                                             Proposed maximum       Proposed maximum
Title of each class of securities to be       Amount             offering          aggregate offering        Amount of
              registered                 to be registered     price per unit              price          registration fee

Common Stock of Heilig-Meyers             4,927,053 (2)       Not Applicable         $62,819,926(3)          $6,659 (4)
Company (par value $2
per share) (1)

         (1) Each share of Common Stock being registered hereunder includes a preferred share purchase right.

         (2) Calculated by applying the exchange ratio as described herein to the maximum aggregate number of shares of Rhodes, Inc. to which the transaction applies.

         (3) Computed pursuant to Rule 457(c) & (f), based on the average high/low price of Rhodes Common Stock on November 13, 1996.

         (4) Reduced pursuant to Rule 457(b) by the amount of the fee paid under
             Section 14(g) of the Exchange Act with respect to the herein described transaction.

                       --------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                             HEILIG-MEYERS COMPANY

                             CROSS-REFERENCE SHEET

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


ITEM                                CAPTION                                           CAPTION IN
NUMBER                            IN FORM S-4                                 PROXY STATEMENT/PROSPECTUS
--------------- ----------------------------------------------      ----------------------------------------------
1.              Forepart of Registration Statement and Outside
                Front Cover Page of Prospectus................      Cover Page

2.              Inside Front and Outside Back Cover Pages of
                Prospectus....................................      Available Information; Incorporation of Certain
                                                                    Information by Reference; Table of Contents

3.              Risk Factors, Ratio of Earnings to Fixed Charges
                and Other Information.........................      Cover Page; Summary; Rhodes Special Meeting;
                                                                    Information About Rhodes

4.              Terms of the Transaction...................         Summary; The Merger

5.              Pro Forma Financial Information............         Pro Forma Combined Financial Data

6.              Material Contracts with Company Being Acquired      *

7.              Additional Information Required for Reoffering by
                Persons and Parties Deemed to be Underwriters       *

8.              Interests of Named Experts and Counsel.....         Legal Matters

9.              Disclosure of Commission Position on
                Indemnification for Securities Act
                Liabilities...................................      *

10.             Information with Respect to S-3
                Registrants................................         Incorporation of Certain Information by Reference;
                                                                    Summary; Information about Heilig-Meyers

11.             Incorporation of Certain Information by Reference   Incorporation of Certain Information by Reference

12.             Information with Respect to S-2 or S-3 Registrants  *

13.             Incorporation of Certain Information by Reference   *

14.             Information with Respect to Registrants Other than
                S-2 or S-3 Registrants.....................         *

15.             Information with Respect to S-3
                Companies..................................         *

16.             Information with Respect to S-2 or S-3 Companies    *

17.             Information with Respect to Companies Other than
                S-2 or S-3 Companies.......................         Summary; Pro Forma Combined Financial Data;
                                                                    Information about Rhodes; Index to Financial
                                                                    Statements




ITEM                                CAPTION                                           CAPTION IN
NUMBER                            IN FORM S-4                                 PROXY STATEMENT/PROSPECTUS
--------------- ----------------------------------------------      ---------------------------------------------------
18.             Information if Proxies, Consents or Authorizations
                are to be Solicited........................         Cover Page; Incorporation of Certain Information by
                                                                    Reference; Summary; Rhodes Special Meeting; The
                                                                    Merger; Information about Rhodes; Information about
                                                                    Heilig-Meyers; Certain Differences in the Rights of
                                                                    Rhodes and Heilig-Meyers Shareholders; Shareholder
                                                                    Proposals
19.             Information if Proxies, Consents or Authorizations
                are not to be Solicited or in an Exchange Offer     *



*  Not Applicable

                           [RHODES, INC. LETTERHEAD]

                                                              November   , 1996

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders ("Special Meeting") of Rhodes, Inc. ("Rhodes") to be held at 4370 Peachtree Road, Atlanta, Georgia, 30319 at 10:00 a.m., local time on December 23, 1996.

     At this important meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 17, 1996 (the "Merger Agreement"), by and among Heilig-Meyers Company ("Heilig-Meyers"), HM Merger Subsidiary, Inc., a wholly owned subsidiary of Heilig-Meyers ("Sub"), and Rhodes, which provides for the merger (the "Merger") of Sub with and into Rhodes. If the proposed Merger is consummated, Rhodes will become a wholly owned subsidiary of Heilig-Meyers and each outstanding share of common stock, no par value, of Rhodes ("Rhodes Common Stock") (excluding shares held by Rhodes, Heilig-Meyers or any of their respective subsidiaries) will be converted into the right to receive 0.50 (the "Exchange Ratio") shares of Heilig-Meyers common stock, $2.00 par value ("Heilig-Meyers Common Stock"), at the effective time of the Merger.

     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Rhodes Common Stock entitled to vote at the Special Meeting. WPS Investors, L.P. and Green Capital Investors, L.P., which are controlled by Holcombe T. Green, Jr., Chairman of the Executive Committee of the Board of Directors, and which together own approximately 31.8% of the outstanding shares of Rhodes Common Stock, have agreed to vote the shares of Rhodes Common Stock owned by them in favor of approval of the Merger Agreement.

     Enclosed are (i) a Notice of Special Meeting, (ii) a Proxy Statement/Prospectus and (iii) a form of proxy for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Rhodes shareholders, and contains financial and other information about Heilig-Meyers and Rhodes. Please give this information your careful attention.

     Salomon Brothers Inc, financial advisor to the Board of Directors of Rhodes in connection with the Merger, has delivered a written opinion to the Board, confirming its oral opinion delivered to the Board, that, as of the date of such opinion and subject to the qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to holders of Rhodes Common Stock.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RHODES AND ITS SHAREHOLDERS AND, ACCORDINGLY, HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting (if you attend the Special Meeting, you may vote in person, even if you previously returned your proxy).

     We look forward to seeing you at the Special Meeting.

                                        Sincerely,

                                        IRWIN L. LOWENSTEIN
                                        CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                        CHIEF EXECUTIVE OFFICER

                                  RHODES, INC.
        ----------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD AT 10:00 A.M. ON DECEMBER 23, 1996
        ----------------------------------------------------------------

TO THE SHAREHOLDERS OF RHODES, INC.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("Special Meeting") of Rhodes, Inc. ("Rhodes") will be held at 4370 Peachtree Road, Atlanta, Georgia 30319, at 10:00 a.m., local time on December 23, 1996, for the following purposes:

     I. THE MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 17, 1996 (the "Merger Agreement"), by and among Rhodes, Heilig-Meyers Company ("Heilig-Meyers") and HM Merger Subsidiary, Inc., a wholly owned subsidiary of Heilig-Meyers ("Sub"), pursuant to which, among other things, Sub will merge with and into Rhodes (the "Merger"), with Rhodes becoming a wholly owned subsidiary of Heilig-Meyers, and each share of common stock, no par value, of Rhodes ("Rhodes Common Stock") (excluding shares held by Rhodes, Heilig-Meyers or any of their respective subsidiaries) being converted into the right to receive 0.50 shares of Heilig-Meyers common stock, $2.00 par value ("Heilig-Meyers Common Stock"), at the effective time of the Merger. A copy of the Merger Agreement is set forth in Annex A to the accompanying Proxy Statement/Prospectus.

     II. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on November 15, 1996 (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Holders of Rhodes Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of Rhodes Common Stock held of record at the close of business on the Record Date. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Rhodes Common Stock entitled to vote at the Special Meeting.

     Shareholders of Rhodes Common Stock do not have dissenters' rights or rights of appraisal with respect to the Merger. See "The Merger -- Appraisal Rights" in the accompanying Proxy Statement/Prospectus.

     THE BOARD OF DIRECTORS OF RHODES HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RHODES AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF RHODES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                        By order of the Board of Directors

                                        JOEL H. DUGAN
                                        SENIOR VICE PRESIDENT AND SECRETARY

Atlanta, Georgia
November   , 1996

                                   PROSPECTUS

                             HEILIG-MEYERS COMPANY
                                  COMMON STOCK
                          (PAR VALUE $2.00 PER SHARE)

                                PROXY STATEMENT

                                  RHODES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 23, 1996

     This Proxy Statement/Prospectus is being furnished to holders of common stock, no par value ("Rhodes Common Stock"), of Rhodes, Inc., a Georgia corporation ("Rhodes"), in connection with the solicitation of proxies by the Rhodes Board of Directors for use at a special meeting of shareholders to be held at 10:00 a.m., local time, on December 23, 1996, at 4370 Peachtree Road, Atlanta, Georgia 30319, and at any adjournments or postponements thereof (the "Rhodes Special Meeting"). The purpose of the Rhodes Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 17, 1996 (the "Merger Agreement"), by and among Rhodes, Heilig-Meyers Company ("Heilig-Meyers"), and HM Merger Subsidiary, Inc., a wholly owned subsidiary of Heilig-Meyers ("Sub"), which provides for, among other things, the merger of Sub with and into Rhodes (the "Merger"), with Rhodes becoming a wholly owned subsidiary of Heilig-Meyers. Upon consummation of the Merger, each outstanding share of Rhodes Common Stock (excluding shares held by Rhodes, Heilig-Meyers or any of their respective subsidiaries) shall cease to be outstanding and shall be converted into the right to receive 0.50 (the "Exchange Ratio") shares of Heilig-Meyers common stock, $2.00 par value ("Heilig-Meyers Common Stock"), at the effective time of the Merger.

     WPS Investors, L.P. and Green Capital Investors, L.P., which are controlled by Holcombe T. Green, Jr., Chairman of the Executive Committee of the Rhodes Board of Directors, and which collectively own approximately 31.7% of the outstanding shares of Rhodes Common Stock, have entered into a voting agreement (the "Voting Agreement") with Heilig-Meyers pursuant to which they have agreed to vote their respective shares of Rhodes Common Stock in favor of approval of the Merger Agreement.

     This Proxy Statement/Prospectus also constitutes the prospectus of Heilig-Meyers relating to up to 4,927,053 shares of Heilig-Meyers Common Stock issuable to Rhodes shareholders in the Merger. See "CERTAIN DIFFERENCES IN THE RIGHTS OF HEILIG-MEYERS AND RHODES SHAREHOLDERS."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

     The date of this Proxy Statement/Prospectus is November   , 1996, and it is
first being mailed or otherwise delivered to Rhodes shareholders on or about
November   , 1996.

                             AVAILABLE INFORMATION

     Heilig-Meyers and Rhodes are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by Heilig-Meyers and Rhodes with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning Rhodes and Heilig-Meyers may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), which has been filed by Heilig-Meyers with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). This Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Heilig-Meyers and Rhodes and the securities to which this Proxy Statement/Prospectus relates. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE OF HEILIG-MEYERS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM HEILIG-MEYERS COMPANY, 2235 STAPLES MILL ROAD, RICHMOND, VIRGINIA 23230, ATTN: SECRETARY (804) 359-9171. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

     All information contained herein with respect to Heilig-Meyers and its subsidiaries has been supplied by Heilig-Meyers, and all information with respect to Rhodes and its subsidiary has been supplied by Rhodes.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by Heilig-Meyers or Rhodes. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Heilig-Meyers, Rhodes, or any of their respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or any offer to sell or a solicitation of an offer to purchase the securities offered by this Proxy Statement/Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Heilig-Meyers (Commission File No. 001-08484) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

           (i) Annual Report on Form 10-K for the year ended February 29, 1996;

           (ii) Quarterly Report on Form 10-Q for the quarter ended May 31,
     1996;

          (iii) Quarterly Report on Form 10-Q for the quarter ended August 31, 1996; and

          (iv) The description of Heilig-Meyers Common Stock and Rights set forth in Heilig-Meyers' registration statements filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by Heilig-Meyers pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy
Statement/Prospectus and prior to the date of the Rhodes Special Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained herein, in any amendment or supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any amendment or supplement thereto, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus, or any amendment or supplement hereto.

                           FORWARD LOOKING STATEMENTS

     CERTAIN STATEMENTS MADE AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT ARE NOT BASED ON HISTORICAL FACTS, BUT ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY. SEE, E.G., "REASONS FOR THE MERGER" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE STATEMENTS REFLECT RHODES' AND HEILIG-MEYERS' REASONABLE JUDGMENTS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CUSTOMER'S WILLINGNESS, NEED AND FINANCIAL ABILITY TO PURCHASE HOME FURNISHINGS AND RELATED ITEMS, THE ABILITY TO EXTEND CREDIT TO CUSTOMERS, THE COSTS AND EFFECTIVENESS OF PROMOTIONAL ACTIVITIES AS WELL AS ACCESS TO, AND COST OF, CAPITAL. OTHER FACTORS SUCH AS CHANGES IN TAX LAWS, RECESSIONARY OR EXPANSIVE TRENDS IN RELEVANT MARKETS, INFLATION RATES AND REGULATIONS AND LAWS WHICH AFFECT THE ABILITY TO DO BUSINESS IN RELEVANT MARKETS MAY ALSO IMPACT THE OUTCOME OF FORWARD-LOOKING STATEMENTS.

     IN ADDITION, FACTORS THAT COULD CAUSE ACTUAL RESULTS OF HEILIG-MEYERS (ASSUMING CONSUMMATION OF THE MERGER) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY FORWARD-LOOKING STATEMENTS RELATING TO THE RESULTS OF OPERATIONS AND BUSINESS OF HEILIG-MEYERS FOLLOWING THE MERGER, INCLUDE (A) THE COST SAVINGS THAT WILL BE REALIZED FROM THE MERGER, AND (B) THE RETURN TO PROFITABILITY OF RHODES. THERE CAN BE NO ASSURANCE THAT THE ANTICIPATED BENEFITS OF THE MERGER WILL BE REALIZED OR THAT THE MERGER WILL NOT ADVERSELY AFFECT THE FUTURE OPERATING RESULTS OF HEILIG-MEYERS.

                               TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         -----
AVAILABLE INFORMATION...............................................................................................        ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...................................................................       iii
FORWARD LOOKING STATEMENTS..........................................................................................        iv

SUMMARY.............................................................................................................         1
  Parties to the Merger.............................................................................................         1
  Rhodes Special Meeting; Record Date; Vote Required; Recommendation................................................         2
  The Merger........................................................................................................         2
  Market Prices and Dividends.......................................................................................         6
  Comparison of Certain Unaudited Share Data........................................................................         7
  Selected Financial Data...........................................................................................         8

RHODES SPECIAL MEETING..............................................................................................        12

THE MERGER..........................................................................................................        13
  General...........................................................................................................        13
  Effective Time....................................................................................................        13
  Background of the Merger..........................................................................................        13
  Reasons for the Merger............................................................................................        15
  Opinion of Financial Advisor......................................................................................        16
  Manner and Basis of Converting Securities in the Merger...........................................................        19
  Fractional Shares.................................................................................................        21
  Operations After the Merger.......................................................................................        21
  Interests of Certain Persons in the Merger........................................................................        21
  Conditions to Consummation........................................................................................        22
  Regulatory Approvals..............................................................................................        23
  Conduct of Business Pending the Merger............................................................................        23
  Amendment, Waiver and Termination.................................................................................        24
  Expenses and Fees.................................................................................................        25
  Indemnification Provision.........................................................................................        25
  Other Offers......................................................................................................        26
  Certain Federal Income Tax Consequences...........................................................................        26
  Accounting Treatment..............................................................................................        27
  Voting Agreement..................................................................................................        27
  Certain Lock-Up Agreements........................................................................................        27
  Appraisal Rights..................................................................................................        28
  Resales of Heilig-Meyers Common Stock.............................................................................        28

PRO FORMA COMBINED FINANCIAL DATA...................................................................................        29

INFORMATION ABOUT RHODES............................................................................................        35
  Business..........................................................................................................        35
  Properties........................................................................................................        38
  Legal Proceedings.................................................................................................        39
  Rhodes Common Stock Ownership by Management and Principal Shareholders............................................        39
  Management's Discussion and Analysis of Financial Condition and Results of Operations.............................        42

INFORMATION ABOUT HEILIG-MEYERS.....................................................................................        46

CERTAIN DIFFERENCES IN THE RIGHTS OF RHODES AND
  HEILIG-MEYERS SHAREHOLDERS........................................................................................        52
  Authorized Capital Stock..........................................................................................        52
  Shareholder Preemptive Rights.....................................................................................        52
  Shareholders' Rights Plan.........................................................................................        52
  Directors; Vacancies..............................................................................................        53
  Removal of Directors..............................................................................................        53
  Voting Rights.....................................................................................................        53
  Shareholder Meetings..............................................................................................        54
  Nomination of Directors by Shareholders...........................................................................        54
  Amendment of Certificate or Articles and Bylaws...................................................................        54
  Director Exculpation and Indemnification..........................................................................        55

  Actions by Shareholders Without a Meeting.........................................................................        56
  Payment of Dividends..............................................................................................        56
  Dissolution and Liquidation.......................................................................................        57
  Merger, Consolidation, and Sale of Assets.........................................................................        57
  Business Combinations and Transactions with Certain Persons.......................................................        58
  Control Share Acquisitions........................................................................................        59
  Dissenters' Rights of Appraisal...................................................................................        59
  Interested Director Transactions..................................................................................        60

EXPERTS.............................................................................................................        61

LEGAL MATTERS.......................................................................................................        62

SHAREHOLDER PROPOSALS...............................................................................................        62

OTHER MATTERS.......................................................................................................        62

INDEX TO FINANCIAL STATEMENTS.......................................................................................       F-1

ANNEXES:

  ANNEX A -- Agreement and Plan of Merger, dated as of September 17, 1996, by and among
                 Heilig-Meyers, Sub and Rhodes

  ANNEX B -- Opinion of Salomon Brothers Inc

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS PROXY STATEMENT/PROSPECTUS AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. THE MERGER AGREEMENT IS SET FORTH IN ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "HEILIG-MEYERS" AND "RHODES" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

PARTIES TO THE MERGER

     RHODES. Rhodes is one of the largest specialty furniture retailers in the United States. Founded in 1875, Rhodes operates 106 stores (as of October 31,
1996) in metropolitan areas of 15 Southern, Midwestern and Western states and for many years has focused on selling brand name residential furniture to middle-income customers.

     Each of Rhodes' stores offers a full line of residential furniture, including upholstered furniture, recliners and occasional tables for dens and living rooms, bedroom suites and bedding, dinettes and more formal dining room suites and desks, lamps and other accessories. Rhodes has over the past two years instituted a new marketing and merchandising initiative which seeks to expand its emphasis on slightly higher priced furniture in response to the preferences of its middle income customer base. Rhodes has implemented this strategy through a refocused television and print media campaign and through increased offerings of higher quality, slightly higher priced furniture.

     Rhodes' principal executive offices are located at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and its telephone number is (404) 264-4600. For additional information regarding Rhodes and its business, see " -- Selected Financial Data," "AVAILABLE INFORMATION" and "INFORMATION ABOUT RHODES."

     HEILIG-MEYERS. Heilig-Meyers is the nation's largest publicly held specialty retailer of home furnishings with 813 stores (as of October 31, 1996). Heilig-Meyers' stores are primarily located in small towns and rural markets in 31 Southern, Midwestern and Western states and Puerto Rico. Heilig-Meyers' operating strategy includes: (1) offering a broad selection of competitively priced home furnishings including furniture, consumer electronics, appliances, bedding and floor coverings; (2) locating stores primarily in small towns and rural markets which are at least 25 miles from a metropolitan area; (3) offering in-house credit programs to provide flexible financing to its customers; (4) utilizing centralized inventory and distribution systems in strategic regional locations to support store inventory and merchandise delivery options; and (5) emphasizing customer service, including free delivery on most major purchases and repair service for consumer electronics and other mechanical items. Heilig-Meyers believes this strategy of offering selection, credit, delivery and service generally allows it to have the largest market share among home furnishings retailers in most of its small-town markets.

     Heilig-Meyers has undertaken several programs to enhance operating efficiencies, reduce costs, improve management controls, and manage the growth of its business. These programs have included: a prototype store program featuring the latest in display techniques and construction efficiencies; a remodeling program under which stores are typically remodeled on a seven year schedule; improved distribution management with eight state-of-the-art distribution centers which are designed to service stores typically located within 250 miles of such centers (a ninth distribution center is under construction and expected to be completed by the end of the current fiscal year); information systems improvements including a sales and inventory control system and a company wide hardware upgrade which have allowed numerous system enhancements including satellite communications; a new purchasing strategy of consolidating vendors for purchasing advantages due to scale economies and improved inventory management including electronic data interchange (EDI) ordering and just-in-time ordering; and increased use of market segmentation techniques to identify prospective customers and to permit a more targeted direct mail advertising program.

     Heilig-Meyers' executive offices are located at 2235 Staples Mill Road, Richmond, Virginia 23230. The telephone number is (804) 359-9171.

     SUB. Sub is a wholly owned subsidiary of Heilig-Meyers that was incorporated in September 1996 solely as a vehicle to facilitate the Merger. See "THE MERGER."

RHODES SPECIAL MEETING; RECORD DATE; VOTE REQUIRED; RECOMMENDATION

     PURPOSE. The Rhodes Special Meeting will be held at 10:00 a.m., local time on December 23, 1996, at 4370 Peachtree Road, Atlanta, Georgia 30319. At the Rhodes Special Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Rhodes Special Meeting. See "THE MERGER."

     RECORD DATE. The Board of Directors of Rhodes has fixed the close of business on November 15, 1996, as the record date for determining the Rhodes shareholders entitled to receive notice of and to vote at the Rhodes Special Meeting (the "Record Date"). As of the close of business on the Record Date, there were 9,175,107 shares of Rhodes Common Stock outstanding and entitled to be voted at the Rhodes Special Meeting. Holders of Rhodes Common Stock are entitled to one vote on each matter considered and voted on at the Rhodes Special Meeting for each share of Rhodes Common Stock held of record at the close of business on the Record Date. For additional information with respect to the Rhodes Special Meeting, see "RHODES SPECIAL MEETING."

     VOTE REQUIRED. Approval of the Merger Agreement by the shareholders of Rhodes requires the affirmative vote of the holders of a majority of the shares of Rhodes Common Stock outstanding and entitled to vote at the Rhodes Special Meeting. As of the Record Date, directors and executive officers of Rhodes beneficially owned in the aggregate 3,233,774 shares of Rhodes Common Stock (or approximately 34.5% of the outstanding shares of Rhodes Common Stock). Of this amount, Holcombe T. Green, Jr., Chairman of the Executive Committee of the Rhodes Board of Directors, owned beneficially 2,920,854 shares of Rhodes Common Stock (or approximately 31.8% of the outstanding shares of Rhodes Common Stock). Pursuant to the Voting Agreement, WPS Investors, L.P. ("WPS") and Green Capital Investors, L.P. ("Green Capital"), two entities controlled by Mr. Green, and Heilig-Meyers, have agreed to vote their respective shares of Rhodes Common Stock in favor of approval of the Merger Agreement. See "THE MERGER -- Voting Agreement" and "RHODES SPECIAL MEETING."

     RECOMMENDATION OF THE RHODES BOARD OF DIRECTORS. The Board of Directors of Rhodes believes that the Merger is fair to and in the best interests of Rhodes and its shareholders and has unanimously adopted and approved the Merger Agreement. Accordingly, the Rhodes Board of Directors unanimously recommends that the shareholders of Rhodes vote FOR approval of the Merger Agreement. In deciding to approve the Merger Agreement, the Rhodes Board of Directors considered a number of factors, including the terms of the Merger, the compatibility of the operations of Rhodes and Heilig-Meyers, the financial condition, results of operations, and future prospects of Rhodes (on a stand-alone basis) and Rhodes and Heilig-Meyers (on a combined basis) and the oral opinion of Salomon Brothers Inc ("Salomon"), the financial advisor to the Rhodes Board of Directors (which it subsequently confirmed in writing), that, as of the date of the Rhodes Board of Directors' approval of the general terms of the Merger Agreement, the Exchange Ratio in connection with the Merger was fair, from a financial point of view, to the holders of Rhodes Common Stock. See "THE MERGER -- Reasons for the Merger; Rhodes," "THE MERGER -- Background of the Merger " and "THE MERGER -- Opinion of Financial Advisor." Moreover, the Board of Directors of Rhodes considered the lack of definitive interest on the part of any other potential acquirer, as determined by a comprehensive two-stage auction process conducted by Salomon, following the announcement by Rhodes on April 29, 1996, that Rhodes had engaged Salomon to advise Rhodes concerning strategic alternatives, including a possible sale.

THE MERGER

     The Merger Agreement provides that Sub will merge with and into Rhodes, which shall be the surviving corporation of the Merger and, as a result thereof, will become a wholly owned subsidiary of Heilig-Meyers. At the time the Merger becomes effective, each outstanding share of Rhodes Common Stock (excluding shares held by Rhodes, Heilig-Meyers or any of their respective subsidiaries) shall cease to be outstanding and shall be converted into the right to receive
0.50 (the "Exchange Ratio") shares of Heilig-Meyers common stock, $2.00 par value ("Heilig-Meyers Common Stock"), at the effective time of the Merger. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement/Prospectus. See "THE MERGER."

     OPINION OF FINANCIAL ADVISOR. On August 28, 1996, the Board of Directors of Rhodes received an oral opinion of Salomon (that was subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Rhodes Common Stock. A copy of Salomon's
written opinion dated November   , 1996, which describes the assumptions made,
matters considered, and limitations on review undertaken is set forth in ANNEX B to this Proxy Statement/Prospectus and should be read carefully and in its entirety by the holders of Rhodes Common Stock. For additional information regarding the opinion of Salomon and a discussion of the qualifications of Salomon, its selection as financial advisor to the Board of Directors of Rhodes, and certain relationships between Salomon and Rhodes, see "THE MERGER -- Opinion of Financial Advisor."

     EFFECTIVE TIME. If the Merger Agreement is approved by the requisite vote of the holders of Rhodes Common Stock, all required governmental and other consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived, the Merger will be consummated and will become effective on the date and at the time that a Certificate of Merger (the "Certificate of Merger"), with respect to the Merger, is duly filed with the Secretary of State of the State of Georgia or at such time thereafter as is agreed upon by the parties and specified in the Certificate of Merger (the "Effective Time"). Assuming satisfaction of all conditions for consummation, the Merger is expected to become effective during December 1996. Heilig-Meyers and Rhodes each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by February 28, 1997. See "THE MERGER -- Effective Time" and "THE
MERGER -- Amendment, Waiver and Termination."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Heilig-Meyers and Rhodes have received an opinion of King & Spalding, counsel to Rhodes, to the effect that
(i) the Merger will be treated as a tax-free reorganization for federal income tax purposes and (ii) no gain or loss will be recognized by holders of Rhodes Common Stock, except in respect of cash received in lieu of fractional shares. See "THE MERGER -- Certain Federal Income Tax Consequences."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of Rhodes' management and the Board of Directors of Rhodes have interests in the Merger in addition to their interests as shareholders of Rhodes generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and eligibility for certain Heilig-Meyers employee benefits. In addition, pursuant to provisions in certain change of control agreements, certain executive officers of Rhodes may be entitled to receive cash payments if terminated within specified periods of time after the Effective Time, and Irwin
L. Lowenstein, Chairman of the Board and Chief Executive Officer of Rhodes, is entitled to receive, at the Effective Time, a lump-sum, cash payment of approximately $1.4 million in settlement of his change of control arrangements with Rhodes. The Board of Directors of Rhodes has also approved a bonus for an executive officer of Rhodes. See "THE MERGER -- Interests of Certain Persons in the Merger."

     CONDITIONS TO CONSUMMATION. Consummation of the Merger is subject to various conditions, including, among other matters: (a) approval of the Merger Agreement by the requisite vote of the holders of Rhodes Common Stock, (b) effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part, (c) authorization for listing on the New York Stock Exchange, Inc. (the "NYSE") of the shares of Heilig-Meyers Common Stock to be issued in the Merger and (d) satisfaction of certain other conditions.

     REGULATORY APPROVALS. Consummation of the Merger is also conditioned upon the expiration or termination of the statutory waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "THE MERGER -- Regulatory Approvals." Early termination of the HSR waiting period was granted on October 25, 1996.

     CONDUCT OF BUSINESS PENDING THE MERGER. Each of Rhodes and Heilig-Meyers generally has agreed in the Merger Agreement, unless the other party shall otherwise agree in writing or as otherwise contemplated by the Merger Agreement, to conduct their respective businesses in the ordinary course consistent with past practice and shall use its reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of the Merger Agreement.

     Each of Rhodes and Heilig-Meyers generally has agreed in the Merger Agreement not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party. Each party generally has agreed not to, and to cause its respective subsidiaries not to: (a) adopt or propose any change in its articles of incorporation or by-laws; (b) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock (except for regular quarterly dividends of Heilig-Meyers in an amount no greater than $0.07 per share), or split, combine or reclassify any of its capital stock, repurchase, redeem or otherwise acquire any shares of capital stock or other of its securities or ownership interests; (c) issue any capital stock or other securities or enter into any amendment of any material term of any outstanding securities (except that Heilig-Meyers shall be permitted to issue additional shares of Heilig-Meyers Common Stock in an aggregate amount not to exceed 20% of the total number of shares outstanding as of the date of the Merger Agreement and Rhodes may issue shares of Rhodes Common Stock pursuant to its employee stock purchase plan); or (d) take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     In addition, Rhodes has agreed in the Merger Agreement that it shall not, and shall not permit any subsidiary to, (a) merge or consolidate with any other person or acquire a material amount of assets of any other person, (b) with certain exceptions, sell, lease, license or otherwise surrender, relinquish or dispose of any facility owned or leased by Rhodes or any subsidiary of Rhodes or any assets or property which are material to Rhodes and the subsidiaries of Rhodes, taken as a whole, except pursuant to existing contracts or commitments, (c) with certain exceptions, mortgage, pledge or otherwise encumber any of its assets other than the pledge of inventory in the ordinary course of business consistent with past practice, (d) incur any indebtedness except in the ordinary course of business, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under, or fail to make any required contribution to, any Company Plan (as defined in the Merger Agreement), except in the ordinary course of business consistent with past practice, (e) with certain exceptions, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents other than increases in compensation of employees who are not executive officers and directors to the extent that such increases are in the ordinary course of business consistent with past practice, or (f) enter into or amend any employment agreement or other employment arrangement with any employee of Rhodes or any subsidiary of Rhodes, except in the ordinary course of business consistent with past practice.

     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Heilig-Meyers and Rhodes. In addition, the Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Heilig-Meyers or Rhodes if (a) the Merger shall not have been consummated on or before February 28, 1997, (b) any United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (c) the Closing Date has not occurred and the closing sales price of Heilig-Meyers Common Stock is less than $13.50 per share for at least ten (10) consecutive trading days in the twenty
(20) consecutive trading day period immediately preceding the date of such termination.

     Rhodes may terminate the Merger Agreement and may abandon the Merger at any time prior to the Effective Time, before or after the approval of the Merger and the adoption of the Merger Agreement by the shareholders of Rhodes, by action of the Board of Directors of Rhodes, if (a) there has been a breach by Heilig-Meyers or Sub of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to affect adversely Heilig-Meyers' or Sub's ability to complete the Merger; (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Heilig-Meyers, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Rhodes to Heilig-Meyers; or (c) the Board of Directors of Rhodes has (i) withdrawn, or modified or changed in a manner adverse to Heilig-Meyers or Sub, its approval or recommendation of the Merger Agreement or the Merger in order to approve and permit Rhodes to execute a definitive agreement relating to an Acquisition Proposal, and (ii) determined, based on an opinion of outside legal counsel to Rhodes, that the failure to take such action as set forth in the preceding clause (i) would result in a breach of the Rhodes Board of Directors' fiduciary duties under applicable law; PROVIDED, HOWEVER, that (A) the Rhodes Board of Directors shall have been advised in such opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Heilig-Meyers in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate the Merger Agreement as a result of such Acquisition Proposal, and (B) prior to any such termination, Rhodes shall, and shall cause its respective financial and legal advisors to, negotiate with Heilig-Meyers to make such adjustments in the terms and conditions of the Merger Agreement as would enable Rhodes to proceed with the transactions contemplated therein on such adjusted terms.

     Heilig-Meyers may terminate the Merger Agreement and may abandon the Merger at any time prior to the Effective Time by action of the Board of Directors of Heilig-Meyers, if (a) there has been a breach by Rhodes of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on Rhodes; (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Rhodes or set forth in the Voting Agreement on the part of WPS or Green Capital, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Heilig-Meyers to Rhodes; or (c) the Board of Directors of Rhodes shall have withdrawn, or modified or changed in a manner adverse to Heilig-Meyers or Sub, its approval or recommendation of the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal (as defined herein), or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for an Acquisition Proposal or other business combination with a person or entity other than Heilig-Meyers or its affiliates (or the Board of Directors of Rhodes resolves to do any of the foregoing).

     EXPENSES AND FEES. Except as provided in the next sentence, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with the preparation, clearance and distribution of the Registration Statement and this Proxy Statement/Prospectus and other documents relating thereto will be shared equally by Heilig-Meyers and Rhodes. If Rhodes terminates the Merger Agreement because it determines to execute a definitive agreement relating to an Acquisition Proposal, Rhodes must pay to Heilig-Meyers the sum of $3,000,000 plus an amount equal to reasonable legal fees and expenses of counsel to Heilig-Meyers and other reasonable out-of-pocket costs incurred by Heilig-Meyers' employees in connection with the Merger.

     OTHER OFFERS. Rhodes has generally agreed in the Merger Agreement that it will not take any action to solicit, initiate or encourage any Acquisition Proposal and, subject to the fiduciary duties of the Rhodes Board of Directors, will not engage in negotiations with, or disclose any nonpublic information relating to Rhodes to, any person that may be considering making, or has made, an Acquisition Proposal.

     ACCOUNTING TREATMENT. The Merger will be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Rhodes will be recorded at their respective fair values and added to those of Heilig-Meyers as of the Effective Time. Financial statements of Heilig-Meyers issued after the Effective Time will reflect such values and the results of operations from the date of acquisition and will not be restated retroactively to reflect the historical financial position or results of operations of Rhodes.

     RESALE OF HEILIG-MEYERS COMMON STOCK. The Heilig-Meyers Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more shareholders) of Rhodes or Heilig-Meyers under applicable federal securities laws and except for the transfer restrictions to which certain shares of Heilig-Meyers Common Stock held by WPS, Green Capital and Irwin L. Lowenstein and Joel H. Dugan, executive officers of Rhodes, are subject. See "THE MERGER -- Resale of Heilig-Meyers Common Stock."

     VOTING AGREEMENT. Pursuant to the Voting Agreement, the parties thereto have agreed during the term thereof to vote their respective shares of the Rhodes Common Stock, in person or by proxy, (i) in favor of approval of the Merger Agreement at every meeting of the shareholders of Rhodes at which such matters are considered and at every adjournment thereof and (ii) against any Acquisition Proposal. The voting provisions of the Voting Agreement terminate upon the earliest to occur of (i) the Effective Time; (ii) the date on which the Merger Agreement is terminated in accordance with its terms; (iii) the date on which the Board of Directors of Rhodes withdraws or materially modifies or changes its recommendation for the approval of the Merger Agreement if the Board of Directors of Rhodes after consultation with its counsel determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to the Rhodes shareholders under applicable law; and (iv) February 28, 1997. Pursuant to the Voting Agreement, WPS and Green Capital have also agreed not to, without the prior written consent of Heilig-Meyers, transfer, sell, assign or convey, or offer or agree to transfer, sell, assign or convey (nor grant any party any option or right to purchase), any of their Rhodes Common Stock owned by them and the shares of Heilig-Meyers Common Stock receivable by them in the Merger, until the earlier of the termination of the Merger Agreement prior to the Effective Time or thirty (30) days after the date on which Heilig-Meyers publishes information as to the financial results covering at least thirty (30) days of post-Merger combined operations reflecting combined sales and net income, except that they may distribute shares to their respective partners, provided such shares continue to be subject to the restrictions of the Voting Agreement and are legended as such.

     CERTAIN LOCK-UP AGREEMENTS. Pursuant to lock-up agreements (each a "Lock-Up Agreement"), Irwin L. Lowenstein, the Chairman of the Board and Chief Executive Officer of Rhodes, and Joel H. Dugan, Senior Vice President, Finance and Administration and the Secretary of Rhodes, have agreed that they will not, without the prior written consent of Heilig-Meyers, transfer, sell, assign or convey, or offer to transfer, sell assign or convey (nor grant any party any option or right to purchase) the shares of Rhodes Common Stock and Heilig-Meyers Common Stock owned by them until the earlier of (i) termination of the Merger Agreement prior to the Effective Time or (ii) thirty (30) days after the date on which Heilig-Meyers publishes information as to the financial results covering at least thirty (30) days of post-Merger combined operations reflecting combined sales and net income.

     APPRAISAL RIGHTS. Holders of Rhodes Common Stock do not have dissenters' rights or rights of appraisal with respect to the Merger.

     COMPARISON OF SHAREHOLDER RIGHTS. The rights of Rhodes shareholders currently are determined by reference to the Georgia Business Corporation Code (the "Georgia BCC") and Rhodes' Articles of Incorporation (the "Rhodes Articles") and

By-Laws (the "Rhodes Bylaws"). Following the Effective Time, Rhodes shareholders will become shareholders of Heilig-Meyers, and their rights as shareholders will be determined by the Virginia Stock Corporation Act (the "Virginia SCA") and Heilig-Meyers' Articles of Incorporation (the "Heilig-Meyers Articles") and Bylaws (the "Heilig-Meyers Bylaws"). For a description of the material differences in the rights of Rhodes and Heilig-Meyers shareholders, see "CERTAIN DIFFERENCES IN THE RIGHTS OF RHODES AND HEILIG-MEYERS SHAREHOLDERS."

MARKET PRICES AND DIVIDENDS

     Heilig-Meyers Common Stock is traded on the NYSE under the symbol "HMY," and Rhodes Common Stock is traded on the NYSE under the symbol "RHD." As of November 15, 1996, there were approximately 390 holders of record of Rhodes Common Stock. The following table sets forth the high and low sales prices per share of Heilig-Meyers Common Stock and Rhodes Common Stock on the NYSE and the dividends declared per share of Heilig-Meyers Common Stock with respect to each fiscal period since March 1, 1994. No dividends have been declared on the Rhodes Common Stock during the periods shown, and Rhodes has no present plans to pay any cash dividends on its Common stock.

                                                                             SALES PRICES                    SALES PRICES
                                                                              PER SHARE                       PER SHARE
                                                                           OF HEILIG-MEYERS                   OF RHODES
                                                                             COMMON STOCK                    COMMON STOCK
                                                                      --------------------------      --------------------------
                                                                         HIGH            LOW             HIGH            LOW
                                                                      ----------      ----------      ----------      ----------
FISCAL 1995
First Quarter Ended May 31, 1994...................................       36              25              20 1/4          13 1/4
Second Quarter Ended August 31, 1994...............................       30 1/4          23 1/4          16               8 5/8
Third Quarter Ended November 30, 1994..............................       30 5/8          24 3/8          10 5/8           8 7/8
Fourth Quarter Ended February 28, 1995.............................       29              23 3/8          13               8 1/4
FISCAL 1996
First Quarter Ended May 31, 1995...................................       24 3/8          19 1/4          12               8 5/8
Second Quarter Ended August 31, 1995...............................       27 3/8          20 7/8          11 3/8           8 1/2
Third Quarter Ended November 30, 1995..............................       24 7/8          17 1/4          12 5/8           9 5/8
Fourth Quarter Ended February 29, 1996.............................       21 1/8          13 1/4          11 1/8           9 1/4
FISCAL 1997
First Quarter Ended May 31, 1996...................................       23 1/2          13 3/4          12 3/4           9 3/8
Second Quarter Ended August 31, 1996...............................       24 1/8          15 3/4          12 3/4           6 7/8
Third Quarter (through November 18, 1996)..........................       17 3/4          12 1/2          10 5/8           5 7/8


                                                                     DIVIDENDS DECLARED
                                                                        PER SHARE OF
                                                                       HEILIG-MEYERS
                                                                        COMMON STOCK
                                                                     ------------------
FISCAL 1995
First Quarter Ended May 31, 1994...................................          .06
Second Quarter Ended August 31, 1994...............................          .06
Third Quarter Ended November 30, 1994..............................          .06
Fourth Quarter Ended February 28, 1995.............................          .06
FISCAL 1996
First Quarter Ended May 31, 1995...................................          .07
Second Quarter Ended August 31, 1995...............................          .07
Third Quarter Ended November 30, 1995..............................          .07
Fourth Quarter Ended February 29, 1996.............................          .07
FISCAL 1997
First Quarter Ended May 31, 1996...................................          .07
Second Quarter Ended August 31, 1996...............................          .07
Third Quarter (through November 18, 1996)..........................          .07

---------------

     On September 16, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement, the last reported sales prices per share of Rhodes Common Stock and Heilig-Meyers Common Stock on the NYSE were $9.125 and $14.875, respectively. Based on such closing prices, as of such date, the pro forma equivalent per share price for Rhodes Common Stock was $7.4375. The pro forma equivalent price for Rhodes Common Stock is computed by multiplying the closing price per share of Heilig-Meyers Common Stock on the NYSE on the applicable date by the Exchange Ratio. See "THE MERGER -- Opinion of Financial Advisor -- Exchange Ratio Analysis and -- Premium Analysis" for information concerning recent historical comparative trading information for Heilig-Meyers Common Stock and Rhodes Common Stock. Rhodes shareholders should obtain current market quotations for Heilig-Meyers Common Stock and Rhodes Common Stock.

     The Merger Agreement provides for the filing of a listing application with the NYSE covering the shares of Heilig-Meyers Common Stock issuable pursuant to the Merger Agreement. It is a condition to consummation of the Merger that such shares of Heilig-Meyers Common Stock be authorized for listing on the NYSE, upon official notice of issuance. See "THE MERGER -- Conditions to Consummation."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following table summarizes certain unaudited per share data of Rhodes and Heilig-Meyers on a historical basis, and on a pro forma combined and pro forma equivalent basis and is derived from, should be read in conjunction with and is qualified in its entirety by reference to, the pro forma condensed combined financial data of Heilig-Meyers and Rhodes that are included elsewhere in this Proxy Statement/Prospectus and the historical financial statements of Heilig-Meyers and Rhodes included elsewhere in this Proxy Statement/Prospectus or incorporated in this Proxy Statement/Prospectus by reference. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "PRO FORMA COMBINED FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS." The information presented in this table is not necessarily indicative of future combined earnings or financial position or of combined earnings or financial position that would have been reported had the Merger been completed at the beginning of the respective periods or as of the dates for which such unaudited pro forma information is presented.

                                                                                           SIX MONTHS ENDED    FISCAL YEAR ENDED
                                                                                           AUGUST 31, 1996     FEBRUARY 29, 1996
                                                                                           ----------------    -----------------
HEILIG-MEYERS:
Historical net income per common share..................................................        $ 0.41              $  0.84
Pro forma combined net income per common share (1)......................................          0.28                 0.86
Historical book value per common share..................................................         10.96                10.69
Pro forma combined book value per common share (2)......................................         11.31                11.04
Historical dividends declared per common share..........................................          0.14                 0.28
Pro forma combined dividends per common share (1).......................................          0.14                 0.28
RHODES (3):
Historical net income (loss) per common share...........................................        $(0.58)             $  0.64
Equivalent pro forma net income per common share (4)....................................          0.14                 0.43
Historical book value per common share..................................................          7.08                 7.53
Equivalent pro forma book value per common share (4)....................................          5.66                 5.52

---------------

(1) Assumes Merger had been consummated at the beginning of each period giving effect to the issuance of approximately 4,575,000 shares of Heilig-Meyers Common Stock in connection with the Merger based on the exchange ratio as noted in (4) below, and other pro forma adjustments under the purchase method of accounting.

(2) Assumes the Merger had been consummated at August 31, 1996 and February 29, 1996, respectively.

(3) Rhodes did not declare a dividend in any period presented.

(4) Based on Heilig-Meyers pro forma combined amounts multiplied by the exchange ratio of .5, which is the fraction of a share of Heilig-Meyers Common Stock which is issuable in exchange for one share of Rhodes Common Stock in the Merger.

SELECTED FINANCIAL DATA

     Set forth below is certain unaudited historical consolidated selected financial data relating to Heilig-Meyers and Rhodes, and certain unaudited combined selected financial data and the pro forma, giving effect to the Merger under the purchase method of accounting. See "THE MERGER -- Accounting Treatment." This information should be read in conjunction with the respective historical financial statements of Heilig-Meyers and Rhodes, including the respective notes thereto, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere, or incorporated by reference, herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "PRO FORMA COMBINED FINANCIAL DATA" and "INDEX TO FINANCIAL STATEMENTS."

             SELECTED FINANCIAL DATA OF HEILIG-MEYERS (HISTORICAL)

     The following information with respect to Heilig-Meyers' consolidated financial statements has been derived from, and should be read in conjunction with, Heilig-Meyers' Annual Report on Form 10-K for the year ended February 29, 1996, and Quarterly Report on Form 10-Q for the quarter ended August 31, 1996, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The unaudited financial data reflect, in the opinion of management of Heilig-Meyers, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Operating results for the interim period ended August 31, 1996 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

                                             SIX MONTHS ENDED
                                                AUGUST 31,                        FISCAL YEAR ENDED FEBRUARY 28 OR 29,
                                         ------------------------    --------------------------------------------------------------
                                            1996          1995          1996          1995          1994         1993        1992
                                         ----------    ----------    ----------    ----------    ----------    --------    --------
                                               (UNAUDITED)              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
EARNINGS STATEMENT DATA:
  Sales...............................   $  587,680    $  536,324    $1,138,506    $  956,004    $  723,633    $549,660    $436,664
  Annual growth in sales..............          9.6%         20.1%         19.1%         32.1%         31.7%       25.9%       15.9%
  Other income........................   $  113,757    $  107,508    $  220,843    $  196,135    $  140,156    $107,883    $ 83,229
  Total revenues......................      701,437       643,832     1,359,349     1,152,139       863,789     657,543     519,893
  Annual growth in revenue............          8.9%         19.7%         18.0%         33.4%         31.4%       26.5%       16.1%
  Costs of sales......................   $  384,920    $  349,458    $  752,317    $  617,839    $  460,284    $351,361    $276,971
  Gross profit margin.................         34.5%         34.9%         33.9%         35.4%         36.4%       36.1%       36.6%
  Selling, general and administrative
    expense...........................   $  226,637    $  201,143    $  436,361    $  350,093    $  260,161    $200,071    $160,393
  Interest expense....................       21,565        19,970        40,767        32,889        23,834      23,084      21,389
  Provision for doubtful accounts.....       37,023        26,373        65,379        45,419        32,356      24,185      20,298
  Provision for income taxes..........       11,175        17,107        23,021        39,086        32,158      20,833      13,858
  Effective income tax rate...........         35.7%         36.5%         35.7%         36.9%         36.9%       35.4%       33.9%
  Earnings margin.....................          3.4%          5.6%          3.7%          7.0%          7.6%        6.9%        6.2%
  Net earnings........................   $   20,117    $   29,781    $   41,504    $   66,813    $   54,996    $ 38,009    $ 26,984
  Net earnings per share:
    Primary...........................         0.41          0.60          0.84          1.34          1.12        0.84        0.64
    Fully diluted.....................         0.41          0.60          0.84          1.34          1.12        0.83        0.63
  Cash dividends per share............         0.14          0.14          0.28          0.24          0.20        0.16        0.14

BALANCE SHEET DATA:
  Total assets........................   $1,380,208    $1,225,224    $1,288,960    $1,208,937    $1,049,633    $766,485    $636,576
  Average assets per store............        1,828         1,778         1,800         1,869         1,841       1,803       1,702
  Accounts receivable, net............      558,195       492,489       518,969       538,208       535,437     397,974     315,949
  Inventories.........................   $  310,067    $  275,459    $  293,191    $  253,529    $  184,216    $131,889    $119,803
  Property and equipment, net.........      240,226       216,401       216,059       203,201       168,142     126,611     108,758
  Additions to property and
    equipment.........................       37,676        32,666        40,366        49,101        36,252      27,426      24,010
  Short-term debt.....................      174,245       167,912       207,812       167,925       210,318     163,171      42,086
  Long-term debt......................      454,761       359,084       352,631       370,432       248,635     176,353     226,112
  Average debt per store..............          833           765           783           832           805         799         717
  Shareholders' equity................      533,106       513,850       518,983       490,390       433,229     305,555     263,928
  Shareholders' equity per share......        10.96         10.58         10.69         10.10          8.95        6.87        6.07

                                             SIX MONTHS ENDED
                                                AUGUST 31,                        FISCAL YEAR ENDED FEBRUARY 28 OR 29,
                                         ------------------------    --------------------------------------------------------------
                                            1996          1995          1996          1995          1994         1993        1992
                                         ----------    ----------    ----------    ----------    ----------    --------    --------
                                               (UNAUDITED)              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
OTHER FINANCIAL DATA:
  Working capital.....................   $  611,374    $  543,138    $  527,849    $  554,096    $  453,175    $322,796    $355,975
  Current ratio.......................          2.8           2.8           2.4           2.9           2.4         2.3         4.1
  Debt to equity ratio................         1.18          1.03          1.08          1.10          1.06        1.11        1.02
  Debt to debt and equity.............         54.1          50.6          51.9%         52.3%         51.4%       52.6%       50.4%
  Rate of return on average assets
    (1)...............................          2.5%          3.5%          5.4%          7.8%          7.7%        7.5%        7.1%
  Rate of return on average equity....          3.8%          5.9%          8.2%         14.5%         14.9%       13.3%       12.0%
  Number of stores....................          755           689           716           647           570         425         374
  Number of employees.................       15,160        14,033        14,383        13,063        10,536       7,850       6,700
  Average sales per employee..........   $       39    $       38    $       83    $       81    $       79    $     76    $     69
  Weighted average common shares
    outstanding (in thousands):
    Primary...........................       49,289        49,742        49,604        49,954        49,103      45,356      42,123
    Fully diluted.....................       49,304        49,824        49,645        49,954        49,281      45,644      42,417

  Per share amounts reflect three-for-two stock splits distributed in November 1992 and July 1993.

---------------

(1) Calculated using earnings before interest, net of tax.

                 SELECTED FINANCIAL DATA OF RHODES (HISTORICAL)

     The following information with respect to Rhodes' consolidated financial statements for the fiscal years ended February 29, 1996, February 28, 1995 and 1994 has been derived from, and should be read in conjunction with, Rhodes' audited consolidated financial statements included elsewhere in this Proxy Statement/Prospectus. The unaudited financial data presented below for the six-month periods ended August 31, 1996 and 1995 has been derived from the unaudited financial statements of Rhodes included elsewhere in this Proxy Statement/Prospectus. Such unaudited financial data reflect, in the opinion of management of Rhodes, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Operating results for the interim period ended August 31, 1996 are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

CERTAIN DEFINITIONS

     INVENTORY TURNOVER: Cost of Goods Sold on a FIFO basis for the fiscal year divided by the average of FIFO inventory levels at the beginning of the fiscal year and at the end of each month during the fiscal year.

     AVERAGE DISPLAY SQUARE FOOTAGE: Average of the total square feet of display area open at the beginning of the fiscal year and at the end of each month during the fiscal year.

     SAME STORE SALES GROWTH: Growth in furniture and services sold and delivered by stores open for the same months in each comparative period.

     SALES PER SQUARE FOOT: Net sales for the fiscal year divided by the average square feet of display area of those stores open at the beginning of the fiscal year and at the end of each month during the fiscal year.

     SALES PER NON-SALES EMPLOYEE: Net sales for the fiscal year divided by the average number of non-selling forty hour units at the end of each month during the fiscal year. A forty-hour unit is the equivalent of one employee working forty hours each week. Sales employees, who work on commission only, are excluded.

     SALES PER STORE: Net sales for the fiscal year divided by the average number of stores open at the end of each month during the fiscal year.

                                                  SIX MONTHS
                                               ENDED AUGUST 31,                FISCAL YEAR ENDED FEBRUARY 28 OR 29,
                                             --------------------    --------------------------------------------------------
                                               1996        1995        1996        1995        1994        1993        1992
                                             --------    --------    --------    --------    --------    --------    --------
                                                 (UNAUDITED)         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
STATEMENT OF OPERATIONS DATA
  Net Sales...............................   $238,764    $184,818    $430,193    $361,238    $325,255    $286,527    $265,924
  Cost of Goods Sold......................    131,244      96,161     225,953     185,995     168,425     150,344     139,876
                                             --------    --------    --------    --------    --------    --------    --------
  Gross Profit............................    107,520      88,657     204,240     175,243     156,830     136,183     126,048
                                             --------    --------    --------    --------    --------    --------    --------
  Finance Charges and Insurance
    Commissions...........................      3,397       3,094       5,822       4,935       4,892      13,853      37,725
                                             --------    --------    --------    --------    --------    --------    --------

OPERATING EXPENSES:
  Selling, general and administrative.....    113,227      79,677     187,913     151,111     136,269     129,225     127,446(1)
  Provision for credit losses.............        211          42         167         164         213       4,803       7,413(1)
  Amortization of intangibles.............      1,597       1,444       2,933       3,074       3,132       3,253       3,433
  Non-recurring charge....................         --          --       2,400          --          --          --          --
  Other (income) expense, net.............        (35)       (105)       (401)        197           8        (575)        868
                                             --------    --------    --------    --------    --------    --------    --------
                                              115,000      81,058     193,012     154,546     139,622     136,706     139,160
                                             --------    --------    --------    --------    --------    --------    --------
  Operating income........................     (4,083)     10,693      17,050      25,632      22,100      13,330      24,613
  Non-recurring items.....................         --          --          --          --          --          --       1,162
  Interest Expense, Net...................      4,973       3,107       6,898       6,109      11,545      24,306      33,920
                                             --------    --------    --------    --------    --------    --------    --------
  Income (Loss) Before Income Taxes,
    Change in Accounting Principal and
    Extraordinary Item....................     (9,056)      7,586      10,152      19,523      10,555     (10,976)    (10,469)
  Provision (Benefit) for Income Taxes....     (3,713)      3,110       4,162       8,004       4,508      (1,145)     (1,234)
                                             --------    --------    --------    --------    --------    --------    --------
  Income (Loss) Before Change in
    Accounting Principle and
    Extraordinary Item (2)................     (5,343)      4,476       5,990      11,519       6,047      (9,831)     (9,235)
  Cumulative Effect on Prior Years of
    Change in Accounting for Income
    Taxes.................................         --          --          --          --          --          --        (719)
  Extraordinary Item......................         --          --          --          --      (2,727)         --          --
                                             --------    --------    --------    --------    --------    --------    --------
  Net Income (Loss).......................    ($5,343)   $  4,476    $  5,990    $ 11,519    $  3,320     ($9,831)    ($9,954)
                                             --------    --------    --------    --------    --------    --------    --------
                                             --------    --------    --------    --------    --------    --------    --------

PER SHARE DATA:
  Income (Loss) Before Extraordinary
    Item..................................     ($0.58)   $   0.48    $   0.80(5) $   1.18    $   0.83(2)   ($6.68)     ($8.85)
  Net Income (Loss).......................      (0.58)       0.48        0.64        1.18        0.45       (6.68)      (8.85)
  Dividends...............................         --          --          --          --          --          --          --
  Weighted Average Shares
    Outstanding (000's)...................      9,150       9,355       9,304       9,760       7,302       1,472       1,125

OTHER OPERATING DATA:
  Depreciation and Amortization...........   $  7,006    $  5,209    $ 11,372    $  9,796    $  9,531    $  9,717    $ 10,021
  Non-Cash Interest Expense...............         --          --          --          --       2,626       6,653       6,257
  Capital Expenditures....................      9,802      13,299      23,477(6)   14,101       6,860       3,405       2,769
  Gross Profit Percentage.................       45.0%       48.0%       47.5%       48.5%       48.2%       47.5%       47.4%
  FIFO Inventory Turnover.................        2.9x        3.4x        3.3x        3.6x        3.8x        3.8x        3.7x

STORE DATA:
  Stores open at Period End...............        107          79         108          80          78          76          76
  Average Display Square Footage (000s)...      3,766       2,513       2,950       2,411       2,270       2,184       2,182
  Total Store Sales Growth................       29.2%        7.7%       19.1%       11.1%       13.5%        7.7%        3.6%
  Same Stores Sales Growth................       (8.0)%       5.9%        2.5%        7.1%       10.0%(3)      7.0%(4)     (0.6%)
  Sales Per Square Foot...................        127         147         146         150         143         131         122
  Sales Per Non-Sales Employee (000s).....        109         116         237         239         231         213         185
  Sales Per Store (000s)..................      2,201       2,330       4,784       4,607       4,229       3,795       3,538

BALANCE SHEET DATA (at end of period):
  Working Capital.........................      ($177)   ($12,752)   $  6,801    $    171    $    608    ($10,077)    ($9,759)
  Total Assets............................    266,777     209,203     261,759     198,410     185,604     175,754     349,152
  Total Debt (including obligations Under
    Capital Leases).......................    103,361      60,816      96,265      55,002      60,831     145,706     307,821
  Shareholders' Equity (Deficit)..........     64,806      69,664      70,020      67,500      59,909     (23,850)    (14,073)

---------------

(1) In fiscal 1992, Rhodes sold, without recourse, a portion of its written-off accounts to an affiliate. The effect of these transactions was to reduce the provision for credit losses by $1,001,000 and increase selling, general and administrative expenses by $494,000.

(2) In the year ended February 28, 1994, Rhodes recorded an extraordinary charge, net of taxes, against net income of $2,727,000, or ($0.38) per share, which resulted from the early retirement of debt principally in connection with Rhodes' recapitalization.

(3) Same store sales growth for fiscal 1994, excluding the results of three Florida stores that were favorably impacted in fiscal 1993 by increased sales following Hurricane Andrew, was 12.2% compared with fiscal 1993.

(4) Same store sales growth for fiscal 1993, excluding the three Florida stores that were favorably impacted in fiscal 1993 by increased sales following Hurricane Andrew, was 6.2% for fiscal 1993 compared with fiscal 1992.

(5) In the year ended February 29,1996, Rhodes recorded a non-recurring charge to reflect the cost of changing the names of 33 stores to "Rhodes" and the cost of closing four stores.

(6) Capital expenditures reported does not include capital assets purchased in the Weberg Enterprises, Inc. ("Weberg") and The Glick Furniture Company ("Glick's") acquisitions which totaled $6,273,000.

                             RHODES SPECIAL MEETING

     The Rhodes Special Meeting will be held at 10:00 a.m., local time, on December 23, 1996, at 4370 Peachtree Road, Atlanta, Georgia 30319. At the Rhodes Special Meeting, Rhodes' shareholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Rhodes Special Meeting.

     The Rhodes Board of Directors has fixed the close of business on November 15, 1996, as the record date for determining the Rhodes shareholders entitled to receive notice of and to vote at the Rhodes Special Meeting (the "Record Date"). Only holders of record of Rhodes Common Stock as of the Record Date are entitled to notice of and to vote at the Rhodes Special Meeting. As of the close of business on the Record Date, there were 9,175,107 shares of Rhodes Common Stock outstanding and held by approximately 390 holders of record. Holders of Rhodes Common Stock are entitled to one vote on each matter considered and voted on at the Rhodes Special Meeting for each share of Rhodes Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Rhodes Common Stock entitled to vote at the Rhodes Special Meeting is necessary to constitute a quorum of the holders of Rhodes Common Stock at the Rhodes Special Meeting. Abstentions and broker non-votes will have the practical effect of a vote against the approval of the Merger Agreement since it is one less vote for approval.

     Proxies in the form enclosed are solicited by the Rhodes Board of Directors. Shares of Rhodes Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND AS DETERMINED BY THE PROXIES NAMED THEREIN AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE RHODES SPECIAL MEETING.

     A Rhodes shareholder who has given a proxy may revoke it at any time prior to its exercise at the Rhodes Special Meeting by (i) giving written notice of revocation to the Secretary of Rhodes, (ii) properly submitting to Rhodes a duly executed proxy bearing a later date, or (iii) voting in person at the Rhodes Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Rhodes as follows:
Rhodes, Inc., 4370 Peachtree Road, Atlanta, Georgia 30319, Attention: Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Rhodes' Secretary or other person responsible for tabulating votes on behalf of Rhodes.

     The expenses of soliciting proxies for the Rhodes Special Meeting will be borne by Rhodes. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, Rhodes will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Rhodes Common Stock. Such holders, after inquiry by Rhodes, will provide information concerning the quantity of proxy and other materials needed to supply such materials to beneficial owners, and Rhodes will reimburse them for the expense of mailing the proxy materials to such persons. It is also contemplated that, for a fee of up to $20,000 to be paid by Rhodes, additional solicitation will be made by personal interview, telephone, telecopy and telegraph under the direction of D. F. King & Co., Inc., 77 Water Street, New York, New York 10005.

     Approval of the Merger Agreement by the shareholders of Rhodes requires the affirmative vote of the holders of a majority of the outstanding shares of Rhodes Common Stock. As of the close of business on the Record Date, WPS and Green Capital held 2,918,379 shares of Rhodes Common Stock or approximately 31.7% of the outstanding Rhodes Common Stock. Pursuant to the Voting Agreement, WPS and Green Capital have agreed to vote their shares of Rhodes Common Stock in favor of approval of the Merger Agreement. See "THE MERGER -- Voting Agreement."

     HOLDERS OF RHODES COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES REPRESENTING SHARES OF RHODES COMMON STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND EXCHANGE INSTRUCTIONS, WHICH WILL BE SENT TO FORMER HOLDERS OF RHODES COMMON STOCK AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME.

                                   THE MERGER

     THE FOLLOWING INFORMATION DESCRIBES CERTAIN INFORMATION PERTAINING TO THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ANNEXES HERETO, INCLUDING THE MERGER AGREEMENT, A COPY OF WHICH IS SET FORTH IN ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE ANNEXES IN THEIR ENTIRETY.

GENERAL

     Subject to the terms and conditions of the Merger Agreement, Sub will merge with and into Rhodes, which will be the surviving corporation of the Merger (hereinafter, with respect to Rhodes at and after the Effective Time, the "Surviving Corporation") and, as a result thereof, will become a wholly owned subsidiary of Heilig-Meyers. Upon consummation of the Merger, each outstanding share of Rhodes Common Stock (excluding shares held by Rhodes, Heilig-Meyers or their respective subsidiaries) will cease to be outstanding and will be converted into the right to receive 0.50 (the "Exchange Ratio") shares of Heilig-Meyers Common Stock, $2.00 par value ("Heilig-Meyers Common Stock"), at the Effective Time of the Merger. See " -- Manner and Basis of Converting Securities in the Merger."

     At the Effective Time, the separate existence of Sub shall cease and Sub shall be merged with and into Rhodes. The Rhodes Articles of Incorporation as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation. The Rhodes Bylaws as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, such By-Laws and the Articles of Incorporation of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified.

     Consummation of the Merger is subject to various conditions, including among other matters: (a) approval of the Merger Agreement by the requisite vote of the holders of Rhodes Common Stock; (b) effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part; (c) authorization for listing on the NYSE of the shares of Heilig-Meyers Common Stock issued in the Merger; and (d) satisfaction of certain other conditions. See
" -- Conditions to Consummation," " -- Regulatory Approvals" and " -- Amendment, Waiver and Termination."

EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of the holders of Rhodes Common Stock, and all required governmental and other consents and approvals are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will be consummated and effected on the date and at the time the Certificate of Merger with respect to the Merger is duly filed with the Secretary of State of the State of Georgia or such time as it is agreed upon by the parties and specified in the Certificate of Merger. The Closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions to Closing (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in the Merger Agreement (the "Closing Date") unless another time or date is agreed to in writing by the parties. Assuming satisfaction or waiver of all conditions to the consummation of the Merger, the Merger is expected to become effective during December 1996. Either Rhodes or Heilig-Meyers may terminate the Merger Agreement if the Merger has not been consummated by February 28, 1997. See " -- Conditions to Consummation," " -- Regulatory Approvals" and " -- Amendment, Waiver and Termination."

BACKGROUND OF THE MERGER

     Since Rhodes' public offering in 1993, Rhodes has taken a number of steps to improve shareholder value and return, including remodeling and renovating a significant portion of its store base, expanding the number of stores and improving the locations of the stores in Rhodes' existing markets, expanding into new markets, by acquisition and the opening of new stores, and repurchasing stock from time to time. As part of its review of strategic alternatives, Rhodes also considered a major refinancing and repurchase of stock to be funded through the issuance of high yield debt securities. The proceeds of such financing would also have been used to fund Rhodes' acquisitions of stores from Weberg Enterprises, Inc. and The Glick Furniture Company in late 1995 in lieu of the bank indebtedness incurred in connection with such acquisitions. Despite these steps, Rhodes has been disappointed in its stock performance and, in the first quarter of fiscal 1997, Rhodes engaged Salomon to serve as financial advisor to advise the Rhodes Board of Directors concerning strategic alternatives, including the possible sale of Rhodes.

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     While considering the various alternatives available to Rhodes, the Rhodes
Board of Directors, with the assistance of its financial advisor, Salomon, decided to determine the level of interest that might exist on the part of potential acquirors of Rhodes. Salomon contacted approximately 60 prospective acquirors that Salomon, along with the management of Rhodes, believed were likely to have a strategic and/or financial interest in the potential acquisition of Rhodes.

     Of the approximately 60 prospective acquirors contacted, 28 signed confidentiality agreements, including Heilig-Meyers, and received confidential evaluation materials compiled by Salomon and Rhodes, including certain public and non-public financial and operating data regarding Rhodes. Heilig-Meyers signed a confidentiality agreement with Rhodes in May 1996 and obtained the confidential evaluation materials referred to in the immediately preceding sentence. Each of the parties executing confidentiality agreements was instructed by Salomon to submit preliminary indications of interest to Rhodes by June 11, 1996. On or before such date Salomon also received preliminary, non-binding bids from three of these parties (which did not include Heilig-Meyers) ranging in cash prices from $12.25-$16.00 per share of Rhodes Common Stock. Two of these bidders were invited back for a second round of diligence and upon due diligence both bidders indicated that their bids would be significantly reduced. Further diligence resulted in both bidders retracting their preliminary bids (one in June and the other in late July 1996), citing the recent deteriorating financial and operating performance of Rhodes. As noted above, Heilig-Meyers did not submit a bid in June 1996, indicating at that time it was not interested in pursuing a transaction with Rhodes, because, among other considerations, Heilig-Meyers was not interested in pursuing an acquisition involving a competitive bidding process. Rhodes and Heilig-Meyers had previously entered into store acquisition transactions in which each had acquired stores from the other. In addition, Heilig-Meyers and Rhodes representatives periodically had informal discussions concerning the possibility of combining the two companies in the late 1980s; however, these discussions had not been pursued.

     On August 7, Troy A. Peery, Jr., President and Chief Operating Officer of Heilig-Meyers, called Holcombe T. Green concerning whether Rhodes would be interested in discussing a possible acquisition by Heilig-Meyers on a stock-for-stock basis. On August 8, Mr. Peery, Joseph R. Jenkins, Executive Vice-President and Chief Financial Officer of Heilig-Meyers, Mr. Green and Mr. Dugan met to discuss whether to pursue a possible transaction between the two companies. Mr. Peery indicated that Heilig-Meyers would be interested in pursuing a transaction at a ratio of 0.50 shares of Heilig-Meyers Common Stock for every one share of Rhodes Common Stock, subject to Heilig-Meyers conducting due diligence to determine whether such an exchange ratio would be appropriate and subject to the Heilig-Meyers Board of Directors determining to pursue such an acquisition. Mr. Green indicated that in the event an agreement was reached with respect to such an acquisition, he would cause the partnerships he controlled to agree to vote their shares of Rhodes Common Stock in favor of such a transaction.

     On August 13, 1996, the Executive Committee of the Heilig-Meyers Board of Directors met and considered a possible transaction with Rhodes, at an exchange ratio not to exceed 0.50 shares of Heilig-Meyers Common Stock for each outstanding share of Rhodes Common Stock. The Executive Committee authorized management to continue to negotiate the terms of a possible transaction with Rhodes and to conduct the due diligence review with respect to such a transaction to determine whether to pursue the transaction and the appropriateness of the possible exchange ratio.

     Thereafter, Heilig-Meyers retained Goldman Sachs to serve as financial advisor to Heilig-Meyers in connection with a possible transaction with Rhodes.

     On August 28, 1996, the Heilig-Meyers Board of Directors met. Management reported on the discussions with Rhodes and indicated that management was conducting a due diligence review to determine whether to pursue the transaction and the appropriateness of the possible exchange ratio. The Heilig-Meyers Board of Directors authorized management to pursue the transaction and authorized the Executive Committee of the Heilig-Meyers Board of Directors to approve such a transaction, subject to satisfactory completion of due diligence and negotiation of satisfactory terms, at an exchange ratio not to exceed 0.50 shares of Heilig-Meyers Common Stock for each outstanding share of Rhodes Common Stock.

     On August 28, 1996, the Rhodes Board of Directors met with Salomon and its outside legal counsel to assess and consider, among other things, the terms and conditions of a potential transaction with Heilig-Meyers, as well as other strategic options, including remaining independent, which would require the Company to take additional steps to improve operations. At these meetings, Salomon made detailed presentations relating to the discussions with Heilig-Meyers, the strategic rationale for a combination with Heilig-Meyers, and also updated background information relating to the value of Rhodes and recent merger and acquisition pricing. The Rhodes Board of Directors also reviewed the terms and conditions set forth in a draft merger agreement. At this meeting, Salomon delivered an oral opinion to the Rhodes Board of Directors that the exchange ratio proposed by Heilig-Meyers was fair, from a financial point of view, to the holders of Rhodes Common Stock. See" -- Opinion of Financial Advisor." After considerable discussion and review of the strategic alternatives and options available to Rhodes, the Rhodes Board of Directors approved the general terms of such proposed transaction and the draft of the Merger Agreement as presented to the meeting and instructed management to engage in further discussions with Heilig-Meyers to finalize a definitive merger agreement.

     During August and September 1996, representatives of Heilig-Meyers and Rhodes and their respective legal and financial advisors conducted due diligence reviews with respect to each other. From August 29 through September 9, 1996 members of management of both companies, together with their respective financial and legal advisors, continued to negotiate the terms of the proposed merger and the definitive documentation.

     On September 9, 1996, at a meeting of the Rhodes Board of Directors that included the participation of Salomon and Rhodes' outside legal counsel, the Rhodes Board of Directors reviewed the terms of the proposed Merger Agreement and the exchange ratio being offered by Heilig-Meyers. The Board of Directors discussed the decrease in the price of Rhodes Common Stock (which had decreased from $9.00 at the close of business on August 27, 1996 to $8.375 at the close of business on September 6, 1996) and the decrease in the price of Heilig-Meyers Common Stock (which had declined from $17.25 at the close of business on August 27, 1996 to $14.875 at the close of business on September 6, 1996) since the August 28, 1996 Board of Directors' meeting and reviewed again the financial information presented by Salomon at such meeting. Salomon reconfirmed its view that the Exchange Ratio was fair, from a financial point of view, to the holders of Rhodes Common Stock. In the meeting, management reported that it believed that, based upon its negotiations to date, Heilig-Meyers would not increase its proposed exchange ratio of 0.50 shares of Heilig-Meyers Common Stock for each outstanding share of Rhodes Common Stock. After further discussion, the Rhodes Board of Directors unanimously approved the offer from Heilig-Meyers and authorized senior management to enter into the Merger Agreement upon the completion of negotiations of final documentation.

     From September 9 through September 17, 1996, members of management of both companies, together with their respective legal advisors, continued to conduct due diligence and negotiate the terms of the proposed merger and the definitive documentation.

     On September 16, 1996, the Executive Committee of Heilig-Meyers met to consider the proposed merger and discussed reports from Heilig-Meyers' management and its legal and financial advisors concerning the proposed transaction. The Heilig-Meyers Executive Committee approved the proposed merger subject to satisfactory resolution of outstanding issues and agreement upon final documentation.

     On September 17, 1996, Heilig-Meyers, Sub and Rhodes executed the Merger Agreement and Heilig-Meyers, WPS and Green Capital executed the Voting Agreement. Heilig-Meyers and Rhodes each issued a press release announcing the proposed Merger.

REASONS FOR THE MERGER

     RHODES. As discussed under "Background of the Merger" above, Rhodes has taken a number of steps to enhance shareholder value without substantial effect, in part because of the limited liquidity in Rhodes' stock. Rhodes believes that the Merger will provide to Rhodes' shareholders the opportunity to participate in the growth potential of the largest publicly held specialty retailer of home furnishings in the United States and that the combined company will be able to realize improved results from the increased scale of its operations and thereby provide the best opportunity to maximize shareholder value and reduce risk for the benefit of the Rhodes shareholders. On a pro forma basis after giving effect to the Merger, Heilig-Meyers would have had sales of approximately $1.5 billion for the year ended February 29, 1996 (more than three times Rhodes' revenues for such fiscal year) and 824 stores at that date. In addition, the Rhodes Board of Directors believes that the equity securities of the combined company should be less volatile than the securities of Rhodes as a stand-alone company based on the expectation that the combined company will have larger scale with stronger financial characteristics, including a lower cost of financing, and will also have a much larger market capitalization and provide increased liquidity for Rhodes shareholders. The Rhodes Board of Directors believes that the Heilig-Meyers Common Stock offers a greater possibility for long-term appreciation with less risk than shares of Rhodes as a stand-alone entity. Rhodes believes that substantial synergies exist in this combination, which will allow further cost savings while maintaining an ability to continue strong sales growth.

     In the course of reaching its determination to approve the Merger Agreement, the Rhodes Board of Directors, without assigning any relative or specific weights, also considered other factors, including the following material factors: (i) the terms and conditions of the Merger Agreement and the other documents executed in connection with the Merger Agreement, including the amount and form of the merger consideration and the conditions to the parties' respective obligations to consummate the transaction contemplated thereby; (ii) the financial and valuation analyses prepared by Salomon and the opinion rendered by Salomon that the Exchange Ratio was fair, from a financial point of view, to the holders of the Rhodes Common Stock (see " -- Opinion of Financial Advisor" below); (iii) the strong financial condition, operations and prospects of Heilig-Meyers and the anticipated effect thereon of the proposed transaction;
(iv) the recent operating results of Rhodes and its need for a larger capital base to fund future expansion; (v) the absence of available alternative transactions that appeared likely to offer the shareholders of Rhodes economic benefits comparable or superior to the Merger, including the lack of definitive interest on the part of any other potential acquirer, as determined by a comprehensive two-stage auction process conducted by Salomon, following the announcement by Rhodes on April 29, 1996, that Rhodes had engaged Salomon to advise Rhodes concerning strategic alternatives, including a possible sale; (vi) industry and economic factors, including the cyclicality of the furniture retail business; (vii) the nature and compatibility of Heilig-Meyers' management, business philosophy and overlapping customer and geographic base; and (viii) the prospects for growth and expanded products and services, and other anticipated impacts on employees and customers served by Rhodes.

     In approving the Merger Agreement, the Rhodes Board of Directors was aware that (i) the Merger Agreement contains certain provisions restricting Rhodes ability to solicit, initiate, encourage or negotiate with respect to other offers or agreements to acquire Rhodes (see " -- Other Offers") and (ii) Heilig-Meyers would be entitled to receive a termination fee plus certain fees and expenses from Rhodes under certain circumstances generally relating to a failure by Rhodes to consummate the Merger because of another offer for Rhodes (see " -- Expenses and Fees"). However, the Rhodes Board of Directors was also aware that such terms were specifically bargained for and inducements for Heilig-Meyers to enter into the Merger Agreement, and that the Rhodes Board of Directors' obligations under the Merger Agreement to recommend approval of the Merger Agreement by its shareholders was explicitly made subject to the Rhodes Board of Directors' fiduciary duties under applicable law. Accordingly, the Merger Agreement expressly permits the Rhodes Board of Directors, if required by the exercise of its fiduciary duties under applicable law, to withdraw, modify or change such recommendations. See " -- Amendment, Waiver and Termination."

     THE RHODES BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RHODES AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF RHODES VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     HEILIG-MEYERS. Heilig-Meyers constantly evaluates opportunities for further expansion of its business. Heilig-Meyers has grown from 322 stores at February 28, 1991 to 813 stores at October 31, 1996. The combination with Rhodes is expected to broaden Heilig-Meyers' avenues for growth utilizing its national presence and current infrastructure. Heilig-Meyers services credit-oriented customers primarily in small towns while Rhodes targets credit-oriented customers primarily in large and mid-sized markets. Heilig-Meyers believes that the synergies and efficiencies created from the Merger will create opportunities that the two respective companies do not have as separate operating entities.

OPINION OF FINANCIAL ADVISOR

     At the meeting of the Rhodes Board of Directors held on August 28, 1996, Salomon delivered its opinion, and confirmed such opinion orally on September 9,
1996, and in writing on November   , 1996, in each case that, as of each such
date, the Exchange Ratio was fair, from a financial point of view, to the holders of Rhodes Common Stock. No limitations were imposed by the Rhodes Board of Directors upon Salomon with respect to the investigation made or the procedures followed by Salomon in rendering its opinion.

     The full text of the written opinion of Salomon, dated as of November   ,
1996, is set forth as ANNEX B to this Proxy Statement/Prospectus and sets forth the assumptions made, procedures followed and matters considered by Salomon. Holders of Rhodes Common Stock are urged to read Salomon's opinion in its entirety. The summary of the opinion as set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, Salomon reviewed certain publicly available information concerning Rhodes and Heilig-Meyers. In the case of Rhodes, Salomon also reviewed certain other financial information, including financial forecasts, that were provided to Salomon by Rhodes. Salomon also discussed the business operations and financial condition of Rhodes and Heilig-Meyers, as well as other matters Salomon believed relevant to its inquiry, with certain officers and employees of Rhodes and Heilig-Meyers, respectively. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that Salomon deemed relevant.

     In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger) reviewed by it, and Salomon did not assume any responsibility for independent verification of such information.

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
With respect to the financial forecasts of Rhodes, Salomon assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Rhodes as to the future financial performance of Rhodes and Salomon expressed no opinion with respect to such forecasts or the assumptions on which such forecasts were based. Salomon did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of the assets (including properties and facilities) or liabilities of Rhodes or Heilig-Meyers.

     Salomon's opinion is necessarily based upon conditions as they existed and could be evaluated on the date thereof. Salomon's opinion does not imply any conclusion as to the likely trading range for Heilig-Meyers Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon's opinion does not address Rhodes' underlying business decision to effect the Merger. Further, Salomon's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Rhodes Common Stock and does constitute a recommendation concerning how holders of Rhodes Common Stock should vote with respect to the Merger Agreement or the Merger.

     In its evaluations, however, Salomon specifically considered certain events occurring after Rhodes' April 29, 1996 press release (the "Press Release") in which Rhodes stated that it had retained Salomon to seek strategic alternatives, including a possible sale. After such announcement, Salomon initiated a comprehensive two-stage auction process resulting in 60 strategic and financial buyers being contacted. Of the 60 parties contacted, 39 parties requested confidentiality agreements pursuant to which 28 selling memorandums were distributed. Twenty-five of such 28 parties subsequently indicated that they were not interested in proceeding with a transaction, three parties submitted bids and two parties were asked to proceed to the second stage of the auction. Both remaining parties retracted their bids after completing due diligence, attributing such decisions to Rhodes' deteriorating operating performance. Salomon also considered that, subsequent to the Press Release, Rhodes made the following announcements relating to operating results: (a) April 1996 sales generated by stores that were open during April 1995 (sales for stores that were open during a corresponding period in the previous fiscal year are hereafter referred to as "same store sales") were down 7.9% (announced on May 5, 1996);
(b) first quarter FY 1997 same store sales were down 5.9% (announced on June 7, 1996); (c) first quarter earnings per share ("EPS") were a loss of $(0.29) (announced on June 17, 1996); (d) June 1996 same store sales were down 3.3% (announced on July 3, 1996) and (e) July 1996 same store sales were down 14% (announced on August 8, 1996).

     The following is a summary of the reports and analyses (collectively, the "Salomon Report") presented on August 28, 1996, by Salomon to the Rhodes Board in connection with the rendering of Salomon's opinion.

     The Salomon Report considered, and estimated the value of Rhodes relative to Heilig-Meyers on the basis of, base forecasts for Rhodes developed by the management of Rhodes (the "Base Case"). In light of the recent financial performance of Rhodes, Salomon also considered an adjusted financial forecast, revised downward to reflect more conservative assumptions by Rhodes management, such assumptions including a flat (0%) same store sales, a significantly lower new store expansion rate and a relatively higher selling, general and administrative expense rate (the "Adjusted Case").

          (i) HISTORICAL TRADING ANALYSIS. Salomon reviewed the history of trading prices for shares of Rhodes Common Stock and Heilig-Meyers Common Stock in relation to each other over the period from January 1, 1996 to August 23, 1996. This review showed high, low and average prices to be $12.63, $6.88 and $10.09, respectively, per share of Rhodes Common Stock and $24.13, $13.50 and $18.99, respectively, per share of Heilig-Meyers Common Stock. Salomon noted that the prices of Rhodes Common Stock and Heilig-Meyers Common Stock have experienced similar fluctuations in price and volume over the nine month period ended August 23, 1996. Salomon also noted that the closing stock prices for Rhodes Common Stock and Heilig-Meyers Common Stock as of August 23, 1996, were $8.75 and $17.25, respectively.

          (ii) EXCHANGE RATIO ANALYSIS. Salomon reviewed the historical ratio of the daily closing prices of Rhodes Common Stock to Heilig-Meyers Common Stock over the period from January 1, 1996 to August 23, 1996. Based on such prices and over such period, the high, low and average exchange ratios implied by such prices were 0.71, 0.42 and 0.54, respectively, shares of Heilig-Meyers Common Stock to each share of Rhodes Common Stock, as compared to the Exchange Ratio of 0.50 shares of Heilig-Meyers Common Stock to each share of Rhodes Common Stock provided for in the Merger Agreement. Salomon noted that, based on closing prices for Rhodes Common Stock and Heilig-Meyers Common Stock over the 30 days of trading from July 12, 1996 to August 23, 1996, the high, low and average exchange ratios implied by such prices were 0.54, 0.42 and 0.48. Salomon also noted that on August 23, 1996, the exchange ratio implied by the closing prices of Rhodes Common Stock and Heilig-Meyers Common Stock was 0.51.

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
          (iii) PREMIUM ANALYSIS. Salomon calculated the implied premium to be received by holders of Rhodes Common Stock (the "Rhodes Premium") based on the average trading prices per share of Rhodes Common Stock and Heilig-Meyers Common Stock. Salomon noted that the Rhodes Premium was approximately 6%, based on the 30-day average stock price for Heilig-Meyers as of August 23, 1996, and the closing price for Rhodes Common Stock as of August 23, 1996. Further, Salomon calculated the Rhodes Premium as 14% and 15%, based on the 60-day and 90-day average stock prices, respectively, of Heilig-Meyers Common Stock as of August 23, 1996 and the closing price for Rhodes Common Stock as of August 23, 1996. Salomon also reviewed the premiums paid in all stock for stock transactions since January 1, 1996, and compared such premiums to the premium to be received by holders of Rhodes Common Stock, as such premium is implied by the Exchange Ratio.

          (iv) COMPARABLE COMPANY ANALYSIS. Salomon compared the financial and market performance of Rhodes and Heilig-Meyers with that of the following group of selected publicly traded furniture companies: Haverty Furniture Companies, Inc. ("Haverty"); Levitz Furniture Corporation ("Levitz"); and Seaman Furniture Company, Inc. ("Seaman"). Salomon examined certain publicly available financial and operating data of the comparable companies, in particular: projected 5-year growth in EPS based on EPS growth rates as reported on the Institutional Brokers' Estimate system ("IBES") at August 15, 1996; the ratio of current stock prices per share to the latest twelve months ("LTM") EPS (the "LTM P/E Ratio"); the ratio of current stock price per share to estimated EPS ("P/E Ratio") for the 1997 fiscal year ("FY 1997") and the 1998 fiscal year ("FY 1998") (and the estimated EPS for such years as reported on IBES); the ratio of the market capitalization plus total debt, preferred stock and minority interests but less cash (collectively, "Firm Value") to LTM gross sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). This analysis showed: 5-year EPS growth rates of 15.0% for the comparable companies as compared to rates of 15.0% for Rhodes and 18.0% for Heilig-Meyers; an LTM P/E Ratio of 11.2x for Haverty (such ratios for the other two comparable companies were not meaningful), as compared to 40.2x for Rhodes and 24.2x for Heilig-Meyers; estimated FY 1997 P/E Ratios of 10.3x for Haverty and 15.9x for Seaman (such ratio for Levitz was not meaningful), as compared to 15.9x for Rhodes and 16.6x for Heilig-Meyers; estimated FY 1998 P/E Ratios of 8.6x for Haverty and 16.5x for Levitz (such ratio for Seaman was not meaningful), as compared to 12.9x for Rhodes and 13.2x for Heilig-Meyers; a range of ratios of Firm Value to LTM gross sales from 43.6% to 77.3% for the comparable companies, as compared to 35.0% for Rhodes and 120.3% for Heilig-Meyers; a range of ratios of Firm Value to LTM EBITDA from 8.1x to 29.2x for the comparable companies, as compared to 7.0x for Rhodes and 11.2x for Heilig-Meyers; and a range of Firm Value to LTM EBIT from 11.0x to 13.4x for the comparable companies as compared to 14.2x for Rhodes and 14.7x for Heilig-Meyers.

          (v) DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ("DCF") methodology, Salomon valued Rhodes in accordance with the Base Case and in accordance with the Adjusted Case, in each case by estimating the present value of future cash flows that could be produced by Rhodes for the fiscal years ending February 28 or 29, 1997-2001. Free cash flows represent the amount of cash generated and available for interest, principal and dividend payments after providing for ongoing business operations. Salomon aggregated (x) the present value of such cash flows for the period including the fiscal years ending February 28, 1997-2001 (the "Forecast Period") with (y) the present value of the range of terminal values described below. The range of terminal values was generally calculated by applying a range of multiples to Rhodes' EBITDA for the fiscal year ended February 28, 2001. This range of terminal values represented Rhodes' value beyond the Forecast Period. As part of the DCF analysis, Salomon used discount rates ranging from 10.5% to 11.5%. This DCF analysis resulted in values ranging from $13.99 to $19.03 per share of Rhodes Common Stock based upon the Base Case and values ranging from $6.64 to $9.75 based on the Adjusted Case.

          (vi) PRECEDENT TRANSACTION REVIEW. The Salomon Report contained a summary of recent acquisition transactions and reviewed the Firm Value, Sales, EBITDA and EBIT for the combined companies resulting from such acquisitions.

          (vii) PRO FORMA MERGER CONSEQUENCES ANALYSIS. Based on the management forecasts for Rhodes, publicly available information for Heilig-Meyers and assuming the realization of certain synergies by the combined entity (the "Synergies"), Salomon examined the pro forma impacts on revenues, EBITDA, EBIT and net income to common stock for each of the years ending February 28, 1996-2001. Salomon also examined the pro forma impacts on EPS and selected pro forma credit ratios for the combined entity.

          (viii) CONTRIBUTION ANALYSIS. Salomon reviewed the pro forma contribution by Rhodes to the revenues, EBITDA, EBIT, net income, total assets and stockholders' equity of the combined entity, without consideration to any cost savings related to the Merger, for the fiscal years ending February 28, 1997 and February 28, 1998, such estimates by Salomon

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
     having been prepared in accordance with management's estimates, in the case of Rhodes, and in accordance with publicly available information, in the case of Heilig-Meyers. The contribution analysis showed that Rhodes' estimated percentage contribution to the financial results of the combined entity for FY 1997 would be 29.5% of revenues, 14.2% of EBITDA, 8.4% of EBIT and 2.5% of net income while Rhodes' estimated percentage contribution to the total assets and stockholders' equity of the combined entity in FY 1997 would be 16.4% and 11.4%, respectively. The analysis also showed that Rhodes' estimated percentage contribution to the financial results of the combined entity for FY 1998 would be 29.2% of revenues, 16.7% of EBITDA, 13.3% of EBIT and 12.5% of net income, while the contribution to total assets and stockholders' equity in FY 1998 would be 15.5% and 11.8%, respectively. Salomon also noted that holders of Rhodes Common Stock will own 8.6% of the combined company upon consummation of the Merger.

     The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion and the Salomon Report. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual value of Rhodes or Heilig-Meyers.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Rhodes or Heilig-Meyers. The analyses which Salomon performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the Exchange Ratio to the holders of Rhodes Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future.

     In the ordinary course of its business, Salomon actively trades the equity securities of Rhodes and Heilig-Meyers for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter dated May 10, 1996, Rhodes agreed to pay Salomon for its services in connection with the Merger an advisory fee equal to $2,000,000 plus, under certain circumstances (not present in connection with the Merger), an additional amount depending on the consideration received by holders of Rhodes Common Stock in connection with the Merger, all of which is due upon consummation of the Merger. Rhodes also agreed, under certain circumstances, to reimburse Salomon for certain out-of-pockets expenses incurred by Salomon in connection with the Merger, and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

     Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. The Rhodes Board retained Salomon based on Salomon's expertise in the valuation of companies as well as its familiarity with companies in the furniture industry.

MANNER AND BASIS OF CONVERTING SECURITIES IN THE MERGER

     Subject to the provisions regarding fractional shares described below, each remaining Share of Rhodes Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.50 fully paid and nonassessable shares of Heilig-Meyers Common Stock. All such shares of Rhodes Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the shares of Heilig-Meyers Common Stock into which such Rhodes Common Stock has been converted. Certificates previously representing shares of Rhodes Common Stock shall be exchanged for certificates representing whole shares of Heilig-Meyers Common Stock issued in consideration therefor upon the surrender of such certificates, without interest.

     At the Effective Time, each outstanding option to purchase shares of Rhodes Common Stock (a "Rhodes Stock Option") issued pursuant to any incentive or stock option program of Rhodes, whether vested or unvested, shall be assumed by Heilig-Meyers. The Merger Agreement provides that each Rhodes Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Rhodes Stock Option, the same number of shares of Heilig-Meyers Common Stock as the holder of such Rhodes Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded, if necessary, up or down, to the nearest whole share, at a price per share equal to (x) the exercise price for the shares of Rhodes Common Stock

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
otherwise purchasable pursuant to such Rhodes Stock Option multiplied by (y) two. Notwithstanding this provision in the Merger Agreement, Heilig-Meyers and Rhodes may seek the approval of each holder of a Rhodes Stock Option to modify such options by reducing the number of shares subject thereto and the exercise prices.

     Prior to the Effective Time, Heilig-Meyers shall designate a United States bank or trust company to act as exchange agent (the "Exchange Agent") for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced shares of Rhodes Common Stock (the "Rhodes Certificates"), for exchange through the Exchange Agent, certificates representing the shares of Heilig-Meyers Common Stock (such certificates for shares of Heilig-Meyers Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the " Exchange Fund") issuable pursuant to the Merger Agreement in exchange for such shares of Rhodes Common Stock.

     As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Rhodes Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive shares of Heilig-Meyers Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Rhodes Certificates shall pass, only upon delivery of the Rhodes Certificates to the Exchange Agent) (the "Letter of Transmittal"), and
(ii) instructions for use in effecting the surrender of the Rhodes Certificates in exchange for certificates representing shares of Heilig-Meyers Common Stock (the "Exchange Instructions"). Upon surrender of a Rhodes Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed, the holder of such Rhodes Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Heilig-Meyers Common Stock which such holder has the right to receive in respect of the Rhodes Certificate surrendered (after taking into account all shares of Rhodes Common Stock then held by such holder), and the Rhodes Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Rhodes Common Stock which is not registered in the transfer records of Rhodes, a certificate representing the proper number of shares of Heilig-Meyers Common Stock may be issued to a transferee if the Rhodes Certificate representing such Rhodes Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Rhodes Certificate shall be deemed at any time after the Effective Time to represent only the right to receive Heilig-Meyers Common Stock into which the shares of Rhodes Common Stock represented by such Rhodes Certificate have been converted and the right to receive upon such surrender cash in lieu of any fractional shares of Heilig-Meyers Common Stock.

     No dividends or other distributions declared or made after the Effective Time with respect to Heilig-Meyers Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Rhodes Certificate with respect to the right to receive the shares of Heilig-Meyers Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder of such Rhodes Certificate shall surrender such Rhodes Certificate. Subject to the effect of applicable laws, following surrender of any such Rhodes Certificate, there shall be paid to the holder of the certificates representing whole shares of Heilig-Meyers Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined below) as practicable, the amount of any cash payable with respect to a fractional share of Heilig-Meyers Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Heilig-Meyers Common Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Heilig-Meyers Common Stock.

     Former holders of record as of the Effective Time of shares of Rhodes Common Stock shall not be entitled, at and after the Effective Time, to vote the number of shares of Heilig-Meyers Common Stock which they have the right to receive until the Rhodes Certificates formerly representing shares of Rhodes Common Stock shall have been surrendered and certificates evidencing such Heilig-Meyers Common Stock shall have been issued in exchange therefor.

     All shares of Heilig-Meyers Common Stock issued upon conversion of shares of Rhodes Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Rhodes Common Stock subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Rhodes on such shares of Rhodes Common Stock on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Rhodes Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Rhodes Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as described above.

     HOLDERS OF RHODES COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND THE EXCHANGE INSTRUCTIONS.

FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Heilig-Meyers Common Stock shall be issued upon the surrender for exchange of Rhodes Certificates evidencing Rhodes Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

     As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Heilig-Meyers Common Stock delivered to the Exchange Agent by Heilig-Meyers over (y) the aggregate number of full shares of Heilig-Meyers Common Stock to be distributed to holders of Rhodes Common Stock (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Rhodes Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE. The Exchange Agent shall determine the amount of the proceeds from such sale, if any, to which each holder of Rhodes Common Stock shall be entitled by multiplying the amount of such proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Rhodes Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Rhodes Common Stock are entitled.

     Heilig-Meyers may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated above, to pay each holder of Rhodes Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder (after taking into account all shares of Rhodes Common Stock held at the Effective Time by such holder) would otherwise be entitled by (y) the closing price for a share of Heilig-Meyers Common Stock on the NYSE Composite Transaction Tape on the first business day immediately preceding the Effective Time.

     As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Rhodes Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Rhodes Common Stock.

OPERATIONS AFTER THE MERGER

     It is currently anticipated that after the Merger, Rhodes will be operated as a separate division of Heilig-Meyers with minimal interruption to Heilig-Meyers' current operations. Rhodes stores will continue to operate under the Rhodes name. Certain Heilig-Meyers stores in metropolitan areas may be considered for conversion into Rhodes stores and Rhodes stores in smaller markets may be considered for conversion into Heilig-Meyers stores. The members of the board of directors and the executive officers of Rhodes after the Merger have not been determined. However, it is currently anticipated that current Rhodes management will continue to operate the Rhodes business after the Merger.

     The success of the Merger will be determined by various factors, including the financial performance of the combined company's operations after the Merger and management's ability to realize cost savings through combining certain functions of both Heilig-Meyers and Rhodes. There can be no assurance that the anticipated benefits of the Merger will be realized or that the Merger will not adversely affect the future operating results of Heilig-Meyers.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Rhodes' management and the Board of Directors of Rhodes have interests in the Merger in addition to their interests as shareholders of Rhodes generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and eligibility for certain Heilig-Meyers employee benefits. In addition, pursuant to provisions in certain change of control agreements, certain executive officers of Rhodes may be entitled to receive cash payments if terminated within specified periods of time after the Effective Time, and Irwin L. Lowenstein, Chairman of the Board and Chief Executive Officer of Rhodes, is entitled to receive, at the Effective Time, a lump-sum, cash payment of approximately $1.4 million in connection with the settlement of his change of control arrangements with Rhodes. The Board of Directors of Rhodes has also approved a bonus of $250,000 for Joel H. Dugan, Senior Vice President, Finance and Administration in recognition of his service to Rhodes, to be paid upon consummation of the Merger.

CONDITIONS TO CONSUMMATION

     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission (the "FTC") challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated; (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger, and there shall not have been threatened in writing, nor shall there be pending, any action or proceeding in any court or before any governmental agency seeking to prohibit or delay, or challenging the validity of, the Merger; (c) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for the purpose shall have been initiated by the Commission, and (d) the Heilig-Meyers Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     CONDITIONS TO HEILIG-MEYERS' AND SUB'S OBLIGATION TO EFFECT MERGER. The obligation of Heilig-Meyers and Sub to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) each of the acts and undertakings of Rhodes to be performed or complied with by it on or before the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed and complied with in all material respects; (b) the representations and warranties of Rhodes contained in the Merger Agreement shall be true and correct on and as of the Effective Time in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties are made as of a specified date; (c) Heilig-Meyers shall have received an opinion of King & Spalding, dated the date of the Effective Time, reasonably satisfactory in form and substance to Heilig-Meyers, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) the holders of Rhodes Common Stock will recognize no gain or loss upon receipt of Heilig-Meyers Common Stock in the Merger; (d) all corporate action required to be taken by Rhodes (including receiving the requisite approval of its shareholders) in connection with the Merger shall have been taken and all documents incident thereto shall be reasonably satisfactory in substance and form to Heilig-Meyers; (e) Rhodes shall have obtained and delivered to Heilig-Meyers estoppel certificates and consents required by the Merger Agreement with respect to certain of Rhodes' leased properties, except for estoppel certificates and consents relating to stores which represent in the aggregate less than $35 million of Rhodes' gross sales for the fiscal year ended February 29, 1996; (f) Rhodes shall have obtained and delivered to Heilig-Meyers a waiver of Beneficial National Bank USA ("BNB"), satisfactory in form and substance to Heilig-Meyers, pursuant to which BNB will agree to waive certain rights under the Merchant Agreement, dated as of May 15, 1993, between Rhodes and BNB; (g) Heilig-Meyers shall have received the written resignation, effective as of the Effective Time, of each officer and director of Rhodes and its subsidiaries whom it shall have specified in writing prior to the Closing; (h) if, as a result of the consummation of the Merger, a consent would be required under Section 8.19(b) of that certain Note Purchase Agreement, dated June 17, 1993 (the "Note Agreement"), among Rhodes and the note purchasers (or their successors) party thereto (the "Note Purchasers"), Rhodes shall have obtained and delivered to Heilig-Meyers a consent, satisfactory in form and substance to Heilig-Meyers, pursuant to which the Note Purchasers waive any such non-compliance with Section 8.19(b) of the Note Agreement in connection with the Merger; provided, that notwithstanding any other provision of the Merger Agreement, no provision contained therein shall prevent Rhodes from paying a reasonable fee in connection with obtaining such consent; (i) there shall not have occurred an acceleration of the Notes (as such term is defined in the Note Agreement) pursuant to Section 11.1 of the Note Agreement on or prior to the Effective Time; (j) Heilig-Meyers shall have received letters from Rhodes' independent certified public accountants dated (i) the mailing date of the Proxy Statement and (ii) the Closing Date, with respect to such matters as Heilig-Meyers may reasonably request relating to the financial information regarding Rhodes and its subsidiaries contained in the Registration Statement; and (k) Heilig-Meyers shall have received an opinion from King & Spalding, counsel for Rhodes, in substantially the form attached to the Merger Agreement.

     CONDITIONS TO RHODES' OBLIGATION TO EFFECT MERGER. The obligation of Rhodes to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) each of the acts or undertakings of Heilig-Meyers and Sub to be performed or complied with by them on or before the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed and complied with in all material respects; (b) the representations and warranties of Heilig-Meyers and Sub contained in the Merger Agreement shall be true and correct on and as of the Effective

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
Time in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties are made as of a specified date; (c) the Merger Agreement shall have been duly adopted and approved by the shareholders of Rhodes by the requisite vote in accordance with applicable law; (d) Rhodes shall have received an opinion of King & Spalding, dated the date of the Effective Time, reasonably satisfactory in form and substance to Rhodes, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) the holders of Rhodes Common Stock will recognize no gain or loss upon receipt of Heilig-Meyers Common Stock in the Merger; (e) all corporate action required to be taken by Heilig-Meyers in connection with the Merger shall have been taken and all documents incident thereto shall be reasonably satisfactory in substance and form to Rhodes; (f) Rhodes shall have received letters from Heilig-Meyers' independent certified public accountants dated (i) the mailing date of the Proxy Statement and (ii) the Closing Date, with respect to such matters as Rhodes may reasonably request relating to the financial information regarding Heilig-Meyers and its subsidiaries contained in the Registration Statement; and (g) Rhodes shall have received an opinion from McGuire, Woods, Battle & Boothe, L.L.P., counsel for Heilig-Meyers, in substantially the form attached to the Merger Agreement.

     The conditions to consummation of the Merger may be waived, and the time for the performance of any of the obligations of the parties to the Merger Agreement may be extended, by the parties to the Merger Agreement in writing. See " -- Amendment, Waiver and Termination." NO ASSURANCES CAN BE PROVIDED AS TO WHEN OR IF ALL OF THE CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED OR WAIVED BY THE APPROPRIATE PARTY. AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, THE PARTIES HAVE NO REASON TO BELIEVE THAT ANY OF THE CONDITIONS SET FORTH ABOVE WILL NOT BE SATISFIED.

REGULATORY APPROVALS

     HSR ACT. Under the HSR Act and the rules that have been promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Early termination of the HSR waiting period was granted on October 25, 1996.

     At any time before or after the consummation of the Merger, and notwithstanding the granting of early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Rhodes or Heilig-Meyers. Private parties (including individual states) may also seek to take legal action under the antitrust laws under certain circumstances. Based on information available to them, Rhodes and Heilig-Meyers believe that the Merger can be effected in compliance with applicable federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Heilig-Meyers and Rhodes would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

     Other than the approvals discussed above, Heilig-Meyers and Rhodes are not aware of any federal, state or foreign regulatory requirements that must be complied with or approvals that must be obtained in connection with the Merger other than the filing with the Commission of the Registration Statement and this Proxy Statement/Prospectus and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that such approval will be sought.

CONDUCT OF BUSINESS PENDING THE MERGER

     Each of Rhodes and Heilig-Meyers generally has agreed in the Merger Agreement, unless the other party shall otherwise agree in writing or as otherwise contemplated by the Merger Agreement, to conduct their respective businesses in the ordinary course consistent with past practice and shall use its reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of the Merger Agreement.

     Each of Rhodes and Heilig-Meyers generally has agreed in the Merger Agreement not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party. Each party generally has agreed not to, and to cause its respective subsidiaries not to: (a) adopt or propose any change in its articles of incorporation or by-laws; (b) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock (except for regular quarterly dividends of Heilig-Meyers in an amount no greater than $0.07 per share), or split, combine or reclassify any of its capital stock; (c) repurchase, redeem or otherwise acquire any shares of capital stock or other of

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
its securities or ownership interests; (d) issue any capital stock or other securities or enter into any amendment of any material term of any outstanding securities (except that Heilig-Meyers shall be permitted to issue additional shares of Heilig-Meyers Common Stock in an aggregate amount not to exceed 20% of the total number of shares outstanding as of the date of the Merger Agreement and except that Rhodes may issue Rhodes Common Stock pursuant to Rhodes' employee stock purchase plan); or (e) take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     In addition, Rhodes has agreed in the Merger Agreement that it shall not, and shall not permit any subsidiary to, (a) merge or consolidate with any other person or acquire a material amount of assets of any other person, (b) with certain exceptions, sell, lease, license or otherwise surrender, relinquish or dispose of any facility owned or leased by Rhodes or any subsidiary of Rhodes or any assets or property which is material to Rhodes and the subsidiaries of Rhodes, taken as a whole, except pursuant to existing contracts or commitments,
(c) with certain exceptions mortgage, pledge or otherwise encumber any of its assets other than the pledge of inventory in the ordinary course of business consistent with past practice, (d) incur any indebtedness except in the ordinary course of business, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under, or fail to make any required contribution to, any Company Plan (as defined in the Merger Agreement), except in the ordinary course of business consistent with past practice, (e) with certain exceptions grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents other than increases in compensation of employees who are not executive officers and directors to the extent that such increase are in the ordinary course of business consistent with past practice; or (f) enter into or amend any employment agreement or other employment arrangement with any employee of Rhodes or any subsidiary of Rhodes, except in the ordinary course of business consistent with past practice.

     In addition, Heilig-Meyers has agreed in the Merger Agreement not to, and to not permit its subsidiaries to, purchase or otherwise acquire any shares of Rhodes Common Stock prior to the Effective Time.

AMENDMENT, WAIVER AND TERMINATION

     AMENDMENT. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     WAIVER. At any time prior to the Effective Time, the parties to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties continued in the Merger Agreement or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     TERMINATION BY MUTUAL CONSENT. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Heilig-Meyers and Rhodes.

     TERMINATION BY EITHER HEILIG-MEYERS OR RHODES. The Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Heilig-Meyers or Rhodes if (a) the Merger shall not have been consummated on or before February 28, 1997, (b) any United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (c) the Closing Date has not occurred and the closing sales price of Heilig-Meyers Common Stock is less than $13.50 per share for at least ten (10) consecutive trading days in the twenty (20) consecutive trading day period immediately preceding the date of such termination.

     TERMINATION BY RHODES. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger and the adoption of the Merger Agreement by the shareholders of Rhodes, by action of the Board of Directors of Rhodes, if (a) there has been a breach by Heilig-Meyers or Sub of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to affect adversely Heilig-Meyers' or Sub's ability to complete the Merger; (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Heilig-Meyers, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Rhodes to Heilig-Meyers; or (c) the Board of Directors of Rhodes has (i) withdrawn, or modified or changed in a manner adverse to Heilig-Meyers or Sub, its approval or recommendation of the Merger Agreement or the Merger in order to approve and permit Rhodes to execute a definitive agreement relating to an Acquisition Proposal, and (ii) determined, based on an opinion of outside legal counsel to Rhodes, that the failure to take such action as set forth in the preceding clause (i) would result in a breach of the Rhodes Board of Directors' fiduciary duties under applicable law; provided, however, that (A) the Rhodes Board of Directors shall have been advised in such opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Heilig-Meyers in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate the Merger Agreement as a result of such Acquisition Proposal, and (B) prior to any such termination, Rhodes shall, and shall cause its respective financial and legal advisors to, negotiate with Heilig-Meyers to make such adjustments in the terms and conditions of the Merger Agreement as would enable Rhodes to proceed with the transactions contemplated therein on such adjusted terms.

     TERMINATION BY HEILIG-MEYERS. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Heilig-Meyers, if (a) there has been a breach by Rhodes of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on Rhodes; (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Rhodes or set forth in the Voting Agreement on the part of WPS or Green Capital, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Heilig-Meyers to Rhodes; or (c) the Board of Directors of Rhodes shall have withdrawn, or modified or changed in a manner adverse to Heilig-Meyers or Sub, its approval or recommendation of the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for an Acquisition Proposal or other business combination with a person or entity other than Heilig-Meyers or its affiliates (or the Board of Directors of Rhodes resolves to do any of the foregoing).

EXPENSES AND FEES

     Except as provided in the next succeeding paragraph, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with the preparation, clearance and distribution of the Registration Statement and this Proxy Statement/Prospectus and other documents relating thereto, will be shared equally by Heilig-Meyers and Rhodes.

     In the event that Rhodes terminates the Merger Agreement pursuant to the terms and conditions thereof because the Board of Directors of Rhodes has withdrawn, or modified or changed in a manner adverse to Heilig-Meyers or Sub, its approval or recommendation of the Merger Agreement or the Merger in order to approve or permit Rhodes to execute a definitive agreement relating to an Acquisition Proposal, then Rhodes is required under the Merger Agreement to pay Heilig-Meyers promptly after such termination in cash the sum of $3,000,000 plus an amount equal to reasonable legal fees and expenses of counsel to Heilig-Meyers and other reasonable out-of-pocket costs incurred by Heilig-Meyers' employees in connection with the Merger.

INDEMNIFICATION PROVISION

     Heilig-Meyers has agreed in the Merger Agreement that the articles of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Rhodes' articles of incorporation or by-laws or the articles of incorporation, by-laws or similar organizational documents of any of its subsidiaries as in effect as of the date of the Merger Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were Indemnified Parties (as defined below) of Rhodes or its subsidiaries, unless such modification shall be required by law. Heilig-Meyers has agreed to cause the Surviving Corporation to indemnify and hold harmless the present and former directors, officers, employees, fiduciaries and agents of Rhodes and its subsidiaries (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date of the Merger Agreement. Heilig-Meyers has agreed to cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Rhodes (provided that Heilig-Meyers may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall Heilig-Meyers or the Surviving Corporation be required to expend to maintain or procure such insurance coverage any amount per annum in excess of 250% of the aggregate premiums paid in fiscal year 1996 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated.

OTHER OFFERS

     Rhodes has agreed in the Merger Agreement that, from the date of the Merger Agreement until the termination thereof, Rhodes and its subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal, (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel, waive any provision of any standstill or similar agreements entered into by Rhodes or (iii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to Rhodes, engage in negotiations with, or disclose any nonpublic information relating to Rhodes or any of its subsidiaries or afford access to the properties, books or records of Rhodes or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal.

     Pursuant to the Merger Agreement, Rhodes will (i) promptly notify Heilig-Meyers after receipt of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, (ii) promptly notify Heilig-Meyers after receipt of any request for nonpublic information relating to Rhodes or any of its subsidiaries or for access to the properties, books or records of Rhodes or any of its subsidiaries or any person that may be considering making, or has made, an Acquisition Proposal and (iii) subject to the fiduciary duties of the Rhodes Board of Directors under applicable law as advised by counsel to Rhodes, keep Heilig-Meyers advised of the status and principal financial terms of any such Acquisition Proposal. The term "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Rhodes or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of, the assets of Rhodes or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary sets forth the principal federal income tax consequences of the Merger to holders of Rhodes Common Stock. The summary is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws or interpretations may differ at the Effective Time, and relevant facts may also differ.

     The tax treatment of each holder of Rhodes Common Stock will depend in part upon such holder's particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are legal entities formed under the laws of jurisdictions outside the United States, and holders of Rhodes Common Stock who acquired their shares through the exercise of employee stock options or otherwise as compensation. All Rhodes shareholders should consult with their own tax advisors as to the particular tax consequences of the Merger to them, including the applicability and effect of any state, local and foreign tax laws.

     Heilig-Meyers and Rhodes have received an opinion of King & Spalding, counsel to Rhodes, to the effect that the Merger will be a tax-free reorganization under Section 368 of the Code. The opinion of King & Spalding is based on certain facts, representations and assumptions that are set forth in the opinion and are customary for opinions of this type. In the opinion of King & Spalding, the following federal income tax consequences will apply with respect to the Merger:

          (i) The exchange in the Merger of Rhodes Common Stock for Heilig-Meyers Common Stock will not give rise to gain or loss to the Rhodes shareholders;

          (ii) The tax basis of the Heilig-Meyers Common Stock received in the Merger by a Rhodes shareholder will be the same as the tax basis of such shareholder in the Rhodes Common Stock exchanged for such Heilig-Meyers Common Stock; and

          (iii) The holding period for the Heilig-Meyers Common Stock received in the Merger by a Rhodes shareholder will include the holding period of such shareholder in the Rhodes Common Stock exchanged for such Heilig-Meyers Common Stock.

     Cash received in the Merger by a Rhodes shareholder in lieu of a fractional share of Heilig-Meyers Common Stock will be treated under Section 302 of the Code as having been received by the Rhodes shareholder in exchange for such fractional share, and the Rhodes shareholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and the Rhodes shareholder's tax basis allocable to the fractional share. Any gain or loss recognized will be capital gain or loss if the Rhodes Common Stock or Heilig-Meyers fractional share interest was a capital asset in the hands of the Rhodes shareholder, and will be long-term capital gain or loss if the Rhodes Common stock was held by such shareholder for more than one year.

     THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH RHODES SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Rhodes will be recorded at their respective fair values and added to those of Heilig-Meyers as of the Effective Time. Financial statements of Heilig-Meyers issued after the Effective Time will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Rhodes. See "PRO FORMA COMBINED FINANCIAL DATA."

VOTING AGREEMENT

     The following is a brief summary of certain provisions of the Voting Agreement. WPS and Green Capital are collectively the beneficial owners of 2,918,379 shares (approximately 31.7% of the outstanding shares) of Rhodes Common Stock and Heilig-Meyers is the beneficial owner of 25 shares of Rhodes Common Stock. Pursuant to the Voting Agreement, WPS, Green Capital and Heilig-Meyers have agreed during the term thereof to vote their respective shares of Rhodes Common Stock, in person or by proxy, (a) in favor of approval of the Merger Agreement at every meeting of the shareholders of Rhodes at which such matters are considered and at every adjournment thereof and (b) against any Acquisition Proposal. The voting provisions of the Voting Agreement terminate upon the earliest to occur of (i) the Effective Time; (ii) the date on which the Merger Agreement is terminated in accordance with its terms; (iii) the date on which the Board of Directors of Rhodes withdraws or materially modifies or changes its recommendation for the approval of the Merger Agreement if the Board of Directors of Rhodes after consultation with its counsel determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to the Rhodes' shareholders under applicable law; and (iv) February 28, 1997. Pursuant to the Voting Agreement, WPS and Green Capital have also agreed not to, without the prior written consent of Heilig-Meyers, transfer, sell, assign or convey, or offer or agree to transfer, sell, assign or convey (nor grant any party any option or right to purchase), any of their Rhodes Common Stock owned by them and the shares of Heilig-Meyers Common Stock receivable by them in the Merger, until the earlier of the termination of the Merger Agreement prior to the Effective Time or thirty (30) days after the date on which Heilig-Meyers publishes information as to the financial results covering at least thirty (30) days of post-Merger combined operations reflecting combined sales and net income. Notwithstanding the foregoing restrictions, WPS and Green Capital each may distribute all or a portion of their shares of Rhodes Common Stock or Heilig-Meyers Common Stock, as applicable, to their respective partners provided such shares continue to be subject to the restrictions of the Voting Agreement and are legended to that effect.

CERTAIN LOCK-UP AGREEMENTS

     Pursuant to lock-up agreements (each a "Lock-Up Agreement"), Irwin L. Lowenstein, the Chairman of the Board and Chief Executive Officer of Rhodes, and Joel H. Dugan, Senior Vice President, Finance and Administration and the Secretary of Rhodes, have agreed that they will not, without the prior written consent of Heilig-Meyers, transfer, sell, assign or convey, or offer to transfer, sell assign or convey (nor grant any party any option or right to purchase) the shares of Rhodes Common Stock and Heilig-Meyers Common Stock owned by them until the earlier of (i) termination of the Merger Agreement prior to the Effective Time or (ii) thirty (30) days after the date on which Heilig-Meyers publishes information as to the financial results covering at least thirty (30) days of post-Merger combined operations reflecting combined sales and net income.

APPRAISAL RIGHTS

     Shareholders of Rhodes do not have dissenters' rights or rights of appraisal with respect to the Merger under the Georgia BCC.

RESALES OF HEILIG-MEYERS COMMON STOCK

     The shares of Heilig-Meyers Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of the Rhodes Common Stock) of Rhodes for purposes of Rule 145 under the Securities Act as of the date of the Rhodes Special Meeting. Such affiliates (which include WPS and Green Capital) may not sell their shares of Heilig-Meyers Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Heilig-Meyers may place restrictive legends on certificates representing Heilig-Meyers Common Stock issued to all persons who are deemed to be "affiliates" of Rhodes under Rule 145. In addition, Rhodes has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in the form annexed to the Merger Agreement relating to such restrictions on sale or other transfer. This Proxy Statement/Prospectus does not cover resales of Rhodes Common Stock, including by WPS and Green Capital. Two executive officers of Rhodes are also subject to certain additional restrictions on the transfer of certain Heilig-Meyers Common Stock held by them. See " -- Voting Agreement" and " -- Certain Lock-Up Agreements."

                       PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined statements of earnings for the year ended February 29, 1996 and the six months ended August 31, 1996 give effect to (i) acquisitions of certain assets from various entities by Heilig-Meyers, and by Rhodes that have occurred and (ii) the proposed acquisition of Rhodes. The pro forma information is based on the historical financial statements of Heilig-Meyers and Rhodes giving effect to the Merger under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The following unaudited pro forma combined balance sheet gives effect to (i) acquisitions of certain assets by Heilig-Meyers which were completed after the balance sheet date and (ii) the proposed acquisition of Rhodes as if such acquisitions had been completed as of August 31, 1996.

     The unaudited pro forma statements have been prepared by the management of Heilig-Meyers and Rhodes based upon the historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the results of operations or financial position which would have occurred had the acquisition been made at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

     Heilig-Meyers will account for the transaction under the purchase method of accounting. Accordingly, the cost to acquire Rhodes will be allocated to the assets acquired and liabilities assumed according to their respective fair values. The final allocation of the purchase price is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such a complete allocation in the accompanying pro forma statements. Accordingly, the purchase allocation adjustments are preliminary and have been made solely for the purpose of preparing such pro forma statements.

                             HEILIG-MEYERS COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                      FOR THE YEAR ENDED FEBRUARY 29, 1996

                                              HEILIG-MEYERS                                   RHODES
                                ------------------------------------------   -----------------------------------------
                                                  OTHER                                        OTHER
                                HISTORICAL   ACQUISITIONS (I)   PRO FORMA    HISTORICAL   ACQUISITIONS (J)   PRO FORMA
                                ----------   ----------------   ----------   ----------   ----------------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Sales........................ $1,138,506       $ 92,750       $1,231,256    $ 430,193       $ 76,015       $ 506,208
  Other Income.................    220,843          7,900          228,743        5,822                          5,822
                                ----------   ----------------   ----------   ----------       --------       ---------
    Total Revenues.............  1,359,349        100,650        1,459,999      436,015         76,015         512,030
                                ----------   ----------------   ----------   ----------       --------       ---------
COSTS AND EXPENSES:
  Costs of sales...............    752,317         62,400          814,717      225,953         46,161         272,114
  Selling, general and
    administrative.............    436,361         32,400          468,761      190,445         29,678         220,123
  Interest.....................     40,767          4,950           45,717        6,898          1,884           8,782
  Non-recurring charge.........                                                   2,400                          2,400
  Provision for doubtful
    accounts...................     65,379          1,600           66,979          167             61             228
                                ----------   ----------------   ----------   ----------       --------       ---------
    Total costs and expenses...  1,294,824        101,350        1,396,174      425,863         77,784         503,647
                                ----------   ----------------   ----------   ----------       --------       ---------
EARNINGS (LOSS) BEFORE INCOME
  TAXES........................     64,525           (700)          63,825       10,152         (1,769)          8,383
Provision for income taxes.....     23,021           (250)          22,771        4,162           (726)          3,436
                                ----------   ----------------   ----------   ----------       --------       ---------
NET EARNINGS (LOSS)............ $   41,504       $   (450)      $   41,054    $   5,990       $ (1,043)      $   4,947
                                ----------   ----------------   ----------   ----------       --------       ---------
                                ----------   ----------------   ----------   ----------       --------       ---------
NET EARNINGS PER SHARE:
  Primary and fully diluted.... $     0.84
  Weighted average shares:
    Fully diluted..............     49,645


                                    PRO FORMA        PRO FORMA
                                 ADJUSTMENTS (H)      COMBINED
                                 ---------------     ----------

REVENUES:
  Sales........................                      $1,737,464
  Other Income.................                         234,565
                                                     ----------
    Total Revenues.............                       1,972,029
                                                     ----------
COSTS AND EXPENSES:
  Costs of sales...............        55,450(A)      1,141,731
                                         (550)(B)
  Selling, general and
    administrative.............       (55,450)(A)       633,334
                                       (2,050)(C)
                                        1,950(D)
  Interest.....................          (830)(E)        53,669
  Non-recurring charge.........                           2,400
  Provision for doubtful
    accounts...................                          67,207
                                 ---------------     ----------
    Total costs and expenses...        (1,480)        1,898,341
                                 ---------------     ----------
EARNINGS (LOSS) BEFORE INCOME
  TAXES........................         1,480            73,688
Provision for income taxes.....           590(F)         26,797
                                 ---------------     ----------
NET EARNINGS (LOSS)............     $     890        $   46,891
                                 ---------------     ----------
                                 ---------------     ----------
NET EARNINGS PER SHARE:
  Primary and fully diluted....                      $     0.86
  Weighted average shares:
    Fully diluted..............              (G)         54,220

     See notes to pro forma condensed consolidated statements of earnings.

                             HEILIG-MEYERS COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                    FOR THE SIX MONTHS ENDED AUGUST 31, 1996

                                                                 HEILIG-MEYERS
                                                   -----------------------------------------
                                                                     OTHER                       RHODES        PRO FORMA
                                                   HISTORICAL   ACQUISITIONS (I)   PRO FORMA   HISTORICAL   ADJUSTMENTS (H)
                                                   ----------   ----------------   ---------   ----------   ---------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Sales..........................................   $ 587,680       $ 44,900       $632,580     $ 238,764
  Other Income...................................     113,757          3,650        117,407         3,397
                                                   ----------   ----------------   ---------   ----------
     Total Revenues..............................     701,437         48,550        749,987       242,161
                                                   ----------   ----------------   ---------   ----------
COSTS AND EXPENSES:
  Costs of sales.................................     384,920         30,550        415,470       131,244         37,300(A)
                                                                                                                    (350)(B)
  Selling, general and administrative............     226,637         15,500        242,137       114,789        (37,300)(A)
                                                                                                                  (1,080)(C)
                                                                                                                     970(D)
  Interest.......................................      21,565          2,500         24,065         4,973           (410)(E)
  Provision for doubtful accounts................      37,023            700         37,723           211
                                                   ----------   ----------------   ---------   ----------   ---------------
     Total costs and expenses....................     670,145         49,250        719,395       251,217           (870)
                                                   ----------   ----------------   ---------   ----------   ---------------
EARNINGS (LOSS) BEFORE INCOME TAXES..............      31,292           (700)        30,592        (9,056)           870
Provision for income taxes.......................      11,175           (250)        10,925        (3,713)           350(F)
                                                   ----------   ----------------   ---------   ----------   ---------------
NET EARNINGS (LOSS)..............................   $  20,117       $   (450)      $ 19,667     $  (5,343)     $     520
                                                   ----------   ----------------   ---------   ----------   ---------------
                                                   ----------   ----------------   ---------   ----------   ---------------
NET EARNINGS PER SHARE:
  Primary and fully diluted......................   $    0.41
  Weighted average shares:
     Fully diluted...............................      49,304                                                           (G)


                                                   PRO FORMA
                                                   COMBINED
                                                   ---------

REVENUES:
  Sales..........................................  $871,344
  Other Income...................................   120,804
                                                   ---------
     Total Revenues..............................   992,148
                                                   ---------
COSTS AND EXPENSES:
  Costs of sales.................................   583,664

  Selling, general and administrative............   319,516

  Interest.......................................    28,628
  Provision for doubtful accounts................    37,934
                                                   ---------
     Total costs and expenses....................   969,742
                                                   ---------
EARNINGS (LOSS) BEFORE INCOME TAXES..............    22,406
Provision for income taxes.......................     7,562
                                                   ---------
NET EARNINGS (LOSS)..............................  $ 14,844
                                                   ---------
                                                   ---------
NET EARNINGS PER SHARE:
  Primary and fully diluted......................  $   0.28
  Weighted average shares:
     Fully diluted...............................    53,879

     See notes to pro forma condensed consolidated statements of earnings.

                             HEILIG-MEYERS COMPANY

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

      (A) Rhodes occupancy, warehouse and delivery expenses have been reclassified from selling, general and administrative expenses to cost of sales to be consistent with the Heilig-Meyers presentation.

      (B) Elimination of the effect of LIFO inventory on cost of goods sold.

      (C) Elimination of amortization of Rhodes' historical goodwill, organization costs and excess deferred loan costs.

      (D) Amortization of estimated goodwill attributable to the transaction.

      (E) To give effect to planned refinancing of certain Rhodes long term notes payable.

      (F) To tax effect pro forma adjustments at the statutory rate adjusted for the tax treatment of goodwill.

      (G) To give effect to the issuance of Heilig-Meyers common stock in connection with the Merger at an exchange rate of 0.50, which is the fraction of a share of Heilig-Meyers common stock which is issuable in exchange for one share of Rhodes common stock in the Merger.

      (H) Heilig-Meyers expects to achieve certain synergies in relation to the business combination. Such synergies are not included in the above pro forma adjustments.

      (I) Amounts reflect the pro forma results of other Heilig-Meyers acquisitions that have occurred. These amounts include pro forma adjustments to reflect the amortization of goodwill and additional interest expense that would have been incurred had the acquisitions been completed at the beginning of the period.

      (J) Amounts reflect the acquisition of certain assets of Weberg by Rhodes during fiscal year 1996. These amounts include pro forma adjustments to reclass certain revenue and expense amounts to conform to Rhodes' presentation. Additionally, amounts reflect the amortization of goodwill and additional interest expense that would have occurred had the acquisition been completed at the beginning of the period.

                             HEILIG-MEYERS COMPANY

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF AUGUST 31, 1996

                                                           HEILIG-MEYERS
                                             ------------------------------------------
                                                               OTHER                        RHODES        PRO FORMA
                                             HISTORICAL   ACQUISITIONS (I)   PRO FORMA    HISTORICAL   ADJUSTMENTS (H)
                                             ----------   ----------------   ----------   ----------   ---------------
                                                                      (AMOUNTS IN THOUSANDS)
ASSETS:
Current assets:
  Cash.....................................  $   14,080                      $   14,080    $     716
  Accounts receivable, net.................     558,195         25,490          583,685        7,838
  Inventories..............................     310,067         19,781          329,848       85,052         (3,282)(C)
  Other....................................      70,632                          70,632       14,186          4,314(G)
                                             ----------   ----------------   ----------   ----------   ---------------
     Total Current Assets..................     952,974         45,271          998,245      107,792          1,032
                                             ----------   ----------------   ----------   ----------   ---------------
Property, plant & equipment, net...........     240,226         20,025          260,251       86,488
Excess cost over net assets acquired
  and other, net...........................     187,008         10,500          197,508       72,497        (61,849)(B)
                                                                                                             77,400(B)
                                                                                                             (1,292)(D)
                                                                                                             (1,000)(F)
                                             ----------   ----------------   ----------   ----------   ---------------
                                             $1,380,208       $ 75,796       $1,456,004    $ 266,777      $  14,291
                                             ----------   ----------------   ----------   ----------   ---------------
                                             ----------   ----------------   ----------   ----------   ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable............................  $   75,000       $ 75,796       $  150,796    $   3,171
  Long-term debt due within one year.......      99,245                          99,245       14,945
  Accounts payable.........................      82,022                          82,022       47,916
  Accrued expenses and other...............      85,333                          85,333       41,937          7,900(E)
                                                                                                              2,000(F)
                                             ----------   ----------------   ----------   ----------   ---------------
     Total Current Liabilities.............     341,600         75,796          417,396      107,969          9,900
                                             ----------   ----------------   ----------   ----------   ---------------
Long-term debt/capital leases..............     454,761                         454,761       87,140
Deferred income taxes......................      50,741                          50,741        6,862
Stockholders' equity:
  Common stock, at par.....................      97,245                          97,245           --          9,150(A)
  Capital in excess of par value...........     121,478                         121,478       99,838         60,047(A)
                                                                                                            (99,838)(A)
  Retained earnings (accumulated
     deficit)..............................     314,383                         314,383      (35,032)        35,032
                                             ----------   ----------------   ----------   ----------   ---------------
     Total stockholders' equity............     533,106                         533,106       64,806          4,391
                                             ----------   ----------------   ----------   ----------   ---------------
                                             $1,380,208       $ 75,796       $1,456,004    $ 266,777      $  14,291
                                             ----------   ----------------   ----------   ----------   ---------------
                                             ----------   ----------------   ----------   ----------   ---------------


                                             PRO FORMA
                                              COMBINED
                                             ----------

ASSETS:
Current assets:
  Cash.....................................  $   14,796
  Accounts receivable, net.................     591,523
  Inventories..............................     411,618
  Other....................................      89,132
                                             ----------
     Total Current Assets..................   1,107,069
                                             ----------
Property, plant & equipment, net...........     346,739
Excess cost over net assets acquired
  and other, net...........................     283,264

                                             ----------
                                             $1,737,072
                                             ----------
                                             ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable............................  $  153,967
  Long-term debt due within one year.......     114,190
  Accounts payable.........................     129,938
  Accrued expenses and other...............     137,170

                                             ----------
     Total Current Liabilities.............     535,265
                                             ----------
Long-term debt/capital leases..............     541,901
Deferred income taxes......................      57,603
Stockholders' equity:
  Common stock, at par.....................     106,395
  Capital in excess of par value...........     181,525

  Retained earnings (accumulated
     deficit)..............................     314,383
                                             ----------
     Total stockholders' equity............     602,303
                                             ----------
                                             $1,737,072
                                             ----------
                                             ----------

          See notes to pro forma condensed consolidated balance sheet.

                             HEILIG-MEYERS COMPANY

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

      (A) To record proposed consideration for Merger and remove Rhodes stockholders' equity balances:

          Heilig-Meyers shares to be issued in exchange for Rhodes common stock........................     4,575
          Market value per share of Heilig-Meyers Common Stock on announcement date....................   $15.125
                                                                                                          -------
            Total value of stock exchange..............................................................   $69,197
                                                                                                          -------
                                                                                                          -------

      (B) To remove Rhodes net goodwill balance of $61,849 and to reflect the net effect of pro forma adjustments that impact the excess purchase price and other direct expenses of the Merger over the fair value of net assets acquired which is an estimated $77,400.

      (C) To eliminate Rhodes' LIFO inventory reserve.

      (D) To eliminate Rhodes deferred organization costs.

      (E) To record liability for direct out-of-pocket costs and contractual obligations arising due to the change in control of Rhodes.

      (F) To eliminate Rhodes deferred loan costs and to accrue estimated prepayment penalties related to long term debt obligations of Rhodes which are intended to be refinanced.

      (G) To record the estimated deferred income tax effects of adjustments described in (B) through (F) above.

      (H) The final allocation of the purchase price is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such a complete allocation in the condensed consolidated pro forma balance sheet. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of preparing such pro forma balance sheet.

      (I) Amounts reflect the net assets acquired by Heilig-Meyers in connection with acquisitions that occurred after the balance sheet date. These amounts include pro forma adjustments to reflect the excess of cost over net assets acquired and the related financing that would have been incurred had the acquisitions been completed on August 31, 1996.

                            INFORMATION ABOUT RHODES

                                    BUSINESS

BACKGROUND

     Rhodes is one of the largest specialty furniture retailers in the United States. Founded in 1875, Rhodes operated 106 stores at October 31, 1996 in metropolitan areas of 15 Southern, Midwestern and Western states and for many years has focused on selling brand name residential furniture to middle-income customers.

     Each of Rhodes' stores offers a full line of residential furniture, including upholstered furniture, recliners and occasional tables for dens and living rooms, bedroom suites and bedding, dinettes and more formal dining room suites and desks, lamps and other accessories. Rhodes has over the past two years instituted a new marketing and merchandising initiative which seeks to expand its emphasis on slightly higher priced furniture in response to the preferences of its middle income customer base. Rhodes has implemented this strategy through a refocused television and print media campaign and through increased offerings of higher quality, slightly higher priced furniture.

     On November 1, 1995 Rhodes consummated the acquisition of 21 store operations and two distribution center operations from Weberg in the states of Colorado, Texas and Illinois. The store locations purchased recorded over $100 million in sales for the year ended December 31, 1994. The acquisition was accomplished through a purchase of the inventory and operating assets for approximately $31 million, assumption of operating leases on stores owned by third parties and the execution of new operating leases on stores owned by Weberg or its sole shareholder. Financing was provided primarily through bank credit lines. The operations of the Weberg stores are included in Rhodes' results since November 1, 1995.

     On December 15, 1995 Rhodes consummated the acquisition of the furniture store operations of Glick's in Columbus, Ohio, consisting of seven stores and one distribution center. The store locations purchased recorded over $41 million in sales for year ended December 31, 1994. The acquisition was accomplished through a purchase of the inventory and operating assets for approximately $11 million, assumption of operating leases on stores owned by third parties and the execution of new operating leases on stores owned by Glick's. Financing was provided through bank credit lines and a seller note in the amount of $2 million. The operations of the Glick's stores are included in Rhodes' results since December 15, 1995.

     In September 1988 Rhodes was acquired by a group of investors led by Holcombe T. Green, Jr., who is currently Chairman of the Executive Committee of the Board of Directors of Rhodes. In June 1993 Rhodes conducted an initial public offering and an exchange of stock for outstanding Junior Subordinated Debentures. As a result of the Initial Public Offering, the issuance of senior indebtedness and the Exchange, Rhodes retired $120.2 million of indebtedness and $14.7 million of preferred stock. As of November 15, 1996 Mr. Green beneficially owned approximately 31.8% of the outstanding shares of Rhodes Common Stock.

STORE OPERATIONS

     TARGET MARKET. Rhodes' retailing strategy is selling quality furniture to a broad base of middle income customers. Rhodes carefully tracks the demographic profile of its customer base, designs its merchandising and promotions to appeal to its targeted market and evaluates particular programs by analyzing changes in the profile of the resulting customer base. In fiscal 1995, Rhodes commissioned a follow-up marketing study (the "Customer Survey") of its customers and their furniture shopping needs. Based on the Customer Survey Rhodes believes that approximately 80% of its customers are between the ages of 25 and 54 and that approximately 65% of its customers have an annual family income of $30,000 to $75,000. Rhodes' senior management team has utilized the Customer Survey and other information to tailor its advertising, merchandising and other operational efforts to the perceptions and needs of its target customers.

     STORE FORMAT AND SITE SELECTION. Rhodes continuously assesses retail trade areas and specific sites in its existing markets and targeted metropolitan areas to evaluate the feasibility of opening new stores. Within a trade area, Rhodes carefully analyzes prospective sites with respect to traffic-count levels along contiguous roadways, visibility of the site and ingress/egress characteristics, proximity to competitors and other retail trade generators, zoning restrictions, availability of suitable leasable space and other factors. Rhodes is particularly interested in opening new stores in shopping centers containing super stores and similar category-dominant merchandising concepts.

     Furniture typically is displayed in model room settings, complete with accessories. The design is intended to make it easy for each customer to shop at Rhodes stores and to facilitate movement of the customer from the shopping to the purchasing phase. Rhodes' existing stores average approximately 34,300 square feet of display space. New stores are expected to average approximately 35,000 square feet of display space. All stores are open 362 days each year and at least five evenings each week.

     MERCHANDISING AND PURCHASING. Rhodes' merchandising strategy is to offer a broad selection of affordably priced home furnishings. Each of Rhodes' stores offers a full line of residential furniture, including upholstered furniture, recliners and occasional tables for dens and living rooms, bedroom suites and bedding, dinettes and more formal dining room suites, and desks, lamps and other accessories. With respect to many upholstered lines, Rhodes selects its own fabrics during the manufacturing process, rather than relying on manufacturer selections.

     The table below set forth the percentage of sales derived from the types of merchandise indicated during each of the last three fiscal years.


                                                         FISCAL YEAR ENDED
                                                        FEBRUARY 28 OR 29
                                                    --------------------------
                                                     1996      1995      1994
                                                    ------    ------    ------

Living Room Furniture............................   49.5  %   49.6  %   49.3  %
Bedroom Furniture................................   25.5  %   25.1  %   24.5  %
Dining Room Furniture............................   10.7  %   10.4  %   11.8  %
Bedding..........................................   11.0  %   11.7  %   11.7  %
All Other Merchandise and Accessories............    3.3  %    3.2  %    2.7  %
                                                    ------    ------    ------
                                                   100.0  %  100.0  %  100.0  %
                                                   =====     =====     =====


     Rhodes' centralized merchandising and buying group selects all lines of merchandise, negotiates purchase prices and terms with suppliers and places orders for each of Rhodes' stores and Regional Distribution Centers ("RDCs"). Rhodes purchases merchandise from a large number of manufacturers, including well-known brands such as Alan White, Bassett, Berkline, Broyhill, Kincaid, Klaussner, Kroehler, La-Z-Boy, River Oaks, Samuel Lawrence, Sealy, Simmons and Universal, which manufactures products designed by Alexander Julian. In fiscal 1996, La-Z-Boy, making products under the brand names La-Z Boy and Kincaid, accounted for approximately 11.2% of Rhodes' total purchases, and Universal accounted for approximately 10.1%. Rhodes believes its buying power results in advantageous pricing and delivery and favorable freight costs from vendors thereby enhancing competitiveness and profitability. Rhodes' inventory control system provides its headquarters group with merchandising information, and the group also receives information from regional and store managers regarding local preferences and market conditions.

     Rhodes continually reviews and revises its merchandising mix to respond to the tastes of its customers. Rhodes recently added a new line of affordable home furnishings designed by clothing designer Alexander Julian and manufactured by Universal. Rhodes believes that this line, which includes dining, bedroom and living room furniture, has been attractive to its customers because it offers designer furnishings at affordable prices.

     PROMOTIONS AND ADVERTISING. Rhodes relies to a considerable extent upon its promotions and advertising to produce sales, with much of Rhodes' marketing also featuring the availability of in store credit and special credit plans. Rhodes conducts over 40 company-wide promotional events each year. Sales events are generally related to holidays and other promotional events. The staff at Rhodes' headquarters develops a monthly calendar of company-wide promotional events.

     Rhodes advertises extensively throughout the year in newspapers and by use of radio and television in each of its markets. Color circulars also are issued twice a year in special mailings or newspaper inserts. Over the last two years, Rhodes has shifted the focus of its advertising program from newspaper and print media to television and radio advertising. In fiscal 1996 radio and television advertising accounted for approximately 49.3% of Rhodes' total advertising expense. Regional managers along with the staff of Rhodes' headquarters and advertising agency are responsible for determining the appropriate media mix for the monthly advertising budget in each market. All advertising is prepared by the staff at Rhodes' headquarters in conjunction with an outside advertising agency.

     MANAGEMENT INFORMATION SYSTEM. Rhodes has developed and installed an advanced inventory control and point of-sale information system which enables senior management to improve individual store performance and to access customer demographics, credit, sales and inventory information on a real-time basis. This system, which Rhodes believes to be one of the most advanced in the furniture retailing industry, expedites the processing of customer transactions and credit approval, controls inventory levels and is designed to support future growth. Specifically, Rhodes monitors and controls merchandise levels and movements in each store and RDC from its Atlanta headquarters.

     Rhodes has successfully completed installation of bar coding in six RDCs, including the three RDCs acquired from Weberg and Glick's. The remaining five RDCs will be put on bar coding during fiscal 1997. Additionally, all the acquired stores were operating on Rhodes total inventory and point-of-sale system by March 16, 1996.

     Management believes that this system will allow Rhodes to support the operation of new stores without major capital expenditures or substantial increases in its corporate overhead. Although entering a new market will require the expansion of certain hardware systems, Rhodes believes that its existing merchandising, promotional, inventory and training systems will allow it to add new stores in existing or new markets in a cost-effective manner.

     MANAGEMENT AND TRAINING. One of the competitive strengths of Rhodes is the experience of its senior management team. With the exception of the Senior Vice President, Marketing, who was hired in June 1995 and has over 25 years of experience in the advertising business, the seven executive officers of Rhodes have between 9 and 24 years of experience with Rhodes.

     Senior management is supported in each of Rhodes' 9 operating regions by a regional manager and, in most regions, area managers. The 9 regional managers have an average of thirteen years of experience with Rhodes. Rhodes believes that its regional, area and store managers are attractively compensated with substantial incentive compensation based on operating results. In addition, all store, sales personnel are compensated through sales commissions with minimum commission guarantees. Rhodes management believes that this incentive compensation increases motivation at the store level and contributes to increased sales in its stores.

     Store management personnel undergo extensive and regular training, which is designed to keep managers and employees informed of all standardized Company operating policies, including procedures for sales, inventory maintenance, credit extension, advertising, store administration and merchandise display. Training programs are conducted both at Rhodes' stores and at Rhodes' headquarters in Atlanta. Through the training process, management believes it has identified employees whose experience and training will qualify them to be store managers in stores expected to be opened or acquired in the current fiscal year.

     DISTRIBUTION AND DELIVERY. Inventories are maintained in 11 RDCs, from which merchandise is shipped to the appropriate store for delivery to the customer's home. The 11 RDCs, which collectively have more than 1.1 million square feet, have cantilever racking and computer-controlled inventory storage. Rhodes believes that the RDC acquired from Glick's will support the Columbus stores and store openings or acquisitions in Cincinnati, Ohio and other areas within an approximately 300-mile radius of Columbus, and the Denver, Colorado RDC acquired from Weberg will support the Colorado stores and store openings or acquisitions within an approximately 300 mile radius of Denver. An addition of 98,000 square feet was completed at the Powder Springs, Georgia RDCs in May, 1995. Rhodes believes its RDCs and inventory control and point-of-sale information system will provide it with the aggregate capacity needed to support the presently planned store growth.

     Typically, each store is within 300 miles of one of the RDCs. Substantially all of Rhodes' merchandise is distributed to its stores through its RDCs. Rhodes operates a fleet of trucks which delivers merchandise from an RDC to each store several times each week. Rhodes believes the use of the RDCs and its inventory control system enable Rhodes to make available a broader selection of merchandise, to reduce inventory requirements at individual stores, to benefit from volume purchasing and to provide prompt delivery to customers.

     Deliveries to customers are made from Rhodes' stores or home delivery locations for multiple stores in larger markets by independent contractors or, in certain markets, by Rhodes-operated trucks. In certain of its major metropolitan markets, Rhodes guarantees next-day delivery for all in-stock purchases and Rhodes believes that this program and its prompt delivery for all stores provide it with a competitive advantage.

     CREDIT OPERATIONS. Rhodes offers its customers the option to purchase furniture using cash, the Rhodes credit card or other major nationally recognized credit cards. Approximately 72.7% of Rhodes' sales in fiscal 1996 were made through the Rhodes credit card, which operates as a revolving charge account. All credit applications, sales and many payments on account are processed electronically through Rhodes' point-of-sale system. The terms for the Rhodes credit card purchases are flexible and on most purchases allow up to 57 months to pay. Rhodes also provides promotional credit plans to its customers in which no interest is charged on purchases made under the plan or in which monthly payments are deferred. Rhodes' credit operation was installed in all stores purchased from Weberg and Glick's upon the closing of their acquisition.

     Since June of 1992 BNB has operated the Rhodes private-label credit card program. Pursuant to the Merchant Agreement, Rhodes sells its customer installment receivables to BNB and derives income from commissions earned on certain credit transactions. The Merchant Agreement is terminable by either Rhodes or BNB on 180 days notice and is subject to early termination by BNB in the event of a bankruptcy filing by or against Rhodes or upon 30 days notice in the event of a material change in any law or regulation or in the operation, assets, condition (financial or otherwise), business or ownership of Rhodes. Upon termination, Rhodes may, at its option, repurchase the total portfolio of outstanding consumer installment receivables for 106% of the outstanding principal balances, including accrued interest, subject to certain rights of BNB to securitize and sell the portfolio. The consummation of the Merger is also conditioned upon Rhodes obtaining the waiver of BNB of certain of its rights under the Merchant Agreement, including BNB's right to terminate the Merger Agreement upon 30 days notice after consummation of the Merger. See "THE MERGER -- Conditions to Consummation."

COMPETITION

     The retail home furnishings business is highly competitive and fragmented. Rhodes competes with a large number of independent furniture stores which operate in single markets, other regional and national furniture store chains and various department stores and mass merchandisers. Based on statistics published by FURNITURE/TODAY magazine for 1995, Rhodes was the sixth largest conventional furniture retailer in the United States; however, the ten largest conventional furniture retailers accounted for less than 16% of industry sales in 1995. Rhodes' competition varies according to geographic area. Rhodes' principal competitors consist of other local independent specialty furniture retailers, regional specialty furniture retailers and general merchandisers. Some of the furniture store chains, department stores and mass merchandisers with which Rhodes competes have greater financial and other resources than Rhodes.

     The retail furniture industry competes primarily on the basis of quality, price and service. Each of Rhodes' stores offers a broad line of brand name merchandise emphasizing good quality and an extensive selection. Rhodes employs an aggressive pricing policy, under which it guarantees to sell each item at the lowest advertised price in the market. Rhodes emphasizes superior service through in-store credit, prompt delivery of merchandise, professionally trained salespersons and convenient locations.

SERVICE MARKS

     Rhodes currently conducts its business under the names "Rhodes," "Marks-Fitzgerald" (in Birmingham, Alabama) and "Fowler's Furniture Center" (in Knoxville, Tennessee) and holds service marks for each of these names and other service marks. However, Rhodes ultimately intends to operate all of its stores under the "Rhodes" name and has begun to systematically implement changes in signage and other forms of advertising in the markets where business is conducted under names other than "Rhodes". In the third quarter of fiscal 1996, Rhodes recorded a one-time non-recurring charge for certain costs relating to changing the names of the stores operating as "Crossroads", "Marks-Fitzgerald," "Fowler's Furniture Center," "Weberg Furniture Company" and "The Glick Furniture Company" to "Rhodes," although in addition to "Rhodes" it also currently conducts business under the name "Marks-Fitzgerald" and "Fowler's Furniture Center."

EMPLOYEES

     As of August 31, 1996, Rhodes employed 3,404 persons, including 3,012 in sales and store operations, 247 in its RDCs and 145 in its corporate office. Rhodes has never experienced a work stoppage due to labor difficulties. Rhodes is not a party to any collective bargaining agreements and considers its relations with employees to be good.

                                   PROPERTIES

     Rhodes' stores are free-standing units or are located in shopping centers, and have display space ranging from approximately 17,000 square feet to approximately 92,000 square feet (with an average of approximately 34,300 square feet). Rhodes owns eight of its stores and leases the remaining 99, of which nine are leased pursuant to sale/leaseback arrangements.

     Rhodes also operates 11 RDCs which are used to warehouse inventory pending shipment to individual stores. The 11 RDCs collectively have more than 1.1 million square feet and have cantilever racking and computer-controlled inventory. Five of the RDCs are owned and six are leased. In addition, one of the owned RDCs has an attached facility which is leased. The six leased RDCs have initial terms which will expire at various dates through 2010, with an average lease term, including options, of approximately 13 years.

     Store leases have initial terms which will expire at various dates through 2021, with an average lease term, including renewal options, of approximately 14 years. Rhodes' leases generally provide for fixed monthly rentals, although some provide for fixed minimum rentals with a percentage rental based on sales.

     Rhodes' principal executive offices are located in a 59,289 square foot leased facility located in Atlanta, Georgia. The facility is leased by Rhodes pursuant to two leases, one of which extends to July 2005 and the other of which extends to May 2002 and which Rhodes has an option to extend for an additional ten-year term.

                               LEGAL PROCEEDINGS

     Due to the nature of Rhodes' business, it is from time to time a party to other legal proceedings arising in the ordinary course of its business, none of which, in the judgment of management, would have a material adverse effect on its operations or financial condition if adversely determined.

                  RHODES COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of Rhodes Common Stock as of November 15, 1996 for (i) the Chief Executive Officer and each of the four other most highly compensated executive officers of Rhodes (collectively, the "Named Executive Officers"), (ii) each director of Rhodes owning shares of Common Stock, (iii) the directors and executive officers of Rhodes as a group and (iv) each person who is known to Rhodes to be a beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                                                                                PRO FORMA
                                                                                                               OWNERSHIP OF
                                                                                                              HEILIG-MEYERS
                                                                                                               COMMON STOCK
                                                                                  NUMBER                       AFTER MERGER
                                                                                 OF SHARES                  ------------------
NAME AND ADDRESS                                                                 BENEFICIALLY                             % OF
OF BENEFICIAL OWNER(1)                                                             OWNED      % OF CLASS      AMOUNT      CLASS
------------------------------------------------------------------------------   ---------    ----------    ----------    ----
Irwin L. Lowenstein (2).......................................................     113,325         1.2%         56,662     *
Joel T. Lanham (3)............................................................      62,780           *          31,390     *
Joel H. Dugan (4).............................................................      55,575           *          27,787     *
James A. Welch (5)............................................................      18,116           *           9,058     *
Don M. Parker (6).............................................................      29,734           *          14,867     *
Don L. Chapman (7)............................................................       7,000           *           3,500     *
  Tug Manufacturing Corporation
  2652 South Main Street
  Kennesaw, Georgia 30144-3520
James V. Napier (8)...........................................................       6,500           *           3,520     *
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
Holcombe T. Green, Jr. (9)....................................................   2,920,854        31.8%      1,460,427    2.7 %
WPS Investors, L.P............................................................   2,912,679        31.7%      1,456,340    2.7 %
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
FMR Corp. (10)................................................................     630,800         6.9%        315,400     *
  82 Devonshire Street
  Boston, Massachusetts 02109
Swiss Bank Corporation (11)...................................................     743,000         8.1%        371,500     *
  Aeschenplatz 6 CH-4002
  Basel, Switzerland
Southeastern Asset Management, Inc. (12)......................................   1,581,600        17.2%        790,800    1.5 %
  6075 Poplar Avenue, Suite 900
  Memphis, TN 38119
Longleaf Partners Small-Cap Fund (12)(13).....................................     715,000         7.8%        357,500     *
All executive officers and directors as a
  group (11 persons) (14).....................................................   3,233,774        34.5%      1,616,887    3.0 %

---------------

  * Less than 1%.

 (1) Unless otherwise indicated, the business address of each beneficial owner is the principal executive office of Rhodes at 4370 Peachtree Road, Atlanta, Georgia 30319.

 (2) Includes 70,000 shares of Common Stock which Mr. Lowenstein has the right to acquire pursuant to options exercisable within 60 days. Excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership.

 (3) Includes 46,000 shares of Common Stock which Mr. Lanham has the right to acquire pursuant to options exercisable within 60 days.

 (4) Includes 30,000 shares of Common Stock which Mr. Dugan has the right to acquire pursuant to options exercisable within 60 days.

 (5) Includes 15,500 shares of Common Stock which Mr. Welch has the right to acquire pursuant to options exercisable within 60 days.

 (6) Includes 19,000 shares of Common Stock which Mr. Parker has the right to acquire pursuant to options exercisable within 60 days.

 (7) Includes 4,500 shares of Common Stock which Mr. Chapman has the right to acquire pursuant to options exercisable within 60 days.

 (8) Includes 4,500 shares of Common Stock which Mr. Napier has the right to acquire pursuant to options exercisable within 60 days.

 (9) Includes 2,912,679 and 5,700 shares of Common Stock held by WPS and Green Capital, respectively. WPS and Green Capital are partnerships controlled by Mr. Green. Also includes 2,475 shares owned by Mr. Green in his capacity as trustee of the HTG Corp. Profit Sharing Plan. The partnership agreement for Green Capital provides that the partnership shall continue in existence until the earlier of (i) the close of business on December 31, 1994 (provided that the general partner (which is an entity controlled by Mr. Green), at its option, in order to permit an orderly termination of the partnership, may extend the term of the partnership for up to three successive one-year terms following the expiration of such initial term) or
     (ii) the second anniversary of the death or disability of Mr. Green. The term of the Green Capital partnership has been extended until December 31, 1997. The partnership agreement of WPS provides that the partnership shall continue in existence until the earliest of February 28, 1998 and certain other events enumerated in the partnership agreement. The partnership agreements of Green Capital and WPS are not agreements to which Rhodes is a party, and Rhodes does not have any rights or obligations thereunder. In addition, the general partner, in its discretion, may effect the early dissolution of a Partnership at any time. Green Capital and WPS have agreed to certain restrictions on the transfer of their shares of Rhodes Common Stock (and the shares of Heilig-Meyers Common Stock receivable by them in the Merger) pursuant to the Voting Agreement, but such restrictions do not include distributions to their respective partners, although the shares, upon any such distribution, would continue to be subject to such transfer restrictions. See "THE MERGER -- Voting Agreement."

(10) The information regarding FMR Corp. is given in reliance upon a Schedule 13G, which is dated February 14, 1996 and was filed with the Securities and Exchange Commission. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of all of the 630,800 shares.

(11) The information regarding Swiss Bank Corporation ("SBC") is given in reliance upon a Schedule 13G, which is dated February 9, 1996 and was filed with the Securities and Exchange Commission. Brinson Partners, Inc. ("BPI") filed the Schedule 13G on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and SBC. BTC is a wholly owned subsidiary of BPI. BPI is a wholly owned subsidiary of BHI. BHI is a wholly owned subsidiary of SBCUSA. SBCUSA is a wholly owned subsidiary of SBC. By virtue of these corporate relationships, each of SBC, SBCUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of all of the 743,000 shares. BTC shares dispositive and voting power with respect to 199,316 of the shares.

(12) The information regarding Southeastern Asset Management, Inc. is given in reliance upon a Schedule 13D, which is dated as of October 1, 1996 and was filed with the Securities and Exchange Commission. Southeastern Asset Management, Inc. has sole power of disposition over 630,000 shares and shared power of disposition over 959,600 shares, of which Longleaf Partners Small-Cap Fund shares power of disposition with respect to 723,000 shares. Southeastern Asset Management, Inc. has sole voting power with respect to 530,000 shares and shared voting power with respect to 959,600 shares (with no voting power with respect to 100,000 shares).

(13) The information regarding Longleaf Partners Small-Cap Fund is given in reliance upon a Schedule 13D, which is dated as of October 1, 1996 and was filed with the Securities and Exchange Commission. Longleaf Partners Small-Cap Fund shares voting and dispositive power with Southeastern Asset Management, Inc. over all such shares.

(14) Includes an aggregate of 202,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days and excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership, and 300 shares of Common Stock owned by Barbara Snow's children, as to which Ms. Snow disclaims beneficial ownership.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

RESULTS OF OPERATIONS

     The following table sets forth certain financial data expressed as a percentage of net sales for the fiscal years ended February 29, 1996, February 28, 1995, and 1994 and the unaudited six-month periods ended August 31, 1996 and 1995.

                                                                                                           FISCAL YEARS ENDED
                                                                          SIX MONTHS ENDED                 FEBRUARY 28 OR 29,
                                                                 ----------------------------------     -------------------------
                                                                 AUGUST 31, 1996    AUGUST 31, 1995     1996      1995      1994
                                                                 ---------------    ---------------     -----     -----     -----
Net Sales.....................................................        100.0%             100.0%         100.0%    100.0%    100.0%
Cost of Goods Sold............................................         55.0               52.0           52.5      51.5      51.8
                                                                     ------             ------          -----     -----     -----
  Gross Profit................................................         45.0               48.0           47.5      48.5      48.2
                                                                     ------             ------          -----     -----     -----
Finance Charges and Insurance Commissions.....................          1.4                1.7            1.4       1.4       1.5
                                                                     ------             ------          -----     -----     -----
Operating Expenses:
  Selling.....................................................         17.0               16.4           16.8      16.0      15.9
  General and Administrative..................................         30.4               26.7           26.9      25.9      26.0
  Amortization................................................          0.7                0.8            0.7       0.9       1.0
  Provision for credit losses.................................          0.1                0.0           --        --         0.1
  Other (income) expense, net.................................          0.0                0.0          (0.1)       0.1      --
                                                                     ------             ------          -----     -----     -----
                                                                       48.2               43.9           44.3      42.9      42.9
                                                                     ------             ------          -----     -----     -----
  Operating Income (Loss).....................................        (1.8)                5.8            4.5       7.1       6.8
Interest Expense, net.........................................          2.1                1.7            1.6       1.7       3.5
                                                                     ------             ------          -----     -----     -----
Income (Loss) Before Income Taxes and Extraordinary Item......        (3.9)                4.1            2.9       5.4       3.3
Net Income (Loss) Before Extraordinary Item...................        (2.2)                2.4            1.7       3.2       1.9

     The following discussion contains forward-looking statements with respect to Rhodes' sales and remodeling and refurbishment plans. Rhodes' ability to meet these projections will be subject to general economic trends, available cash flow and sales trends for Rhodes and the industry.

     SIX MONTHS ENDED AUGUST 31, 1996 AND 1995 COMPARED. Net sales increased 29.2% to $238,764,000 from $184,818,000 for the six months ended August 31, 1996 compared with the same period last year. Same store sales decreased 8.0% for the six months ended August 31, 1996. The net loss for the six months ended August 31, 1996 was $5,343,000 compared with net income of $4,476,000 for the six months last year. Net loss per share was $.58 for the six months ended August 31, 1996 compared with earnings per share of $.48 for the six months ended August 31, 1995.

     At August 31, 1996 the Company had 107 stores in operation compared with 79 at August 31, 1995. During the six month period ended August 31, 1996, two new stores were opened and three stores were closed. The Company has entered into leases for two new stores in Memphis, Tennessee, a new market for the Company, which will be delayed until fiscal 1998. The Company is also considering new markets for potential store additions in the future but will delay entering new markets until the recently acquired stores have been completely integrated into Rhodes and Rhodes is integrated into Heilig-Meyers following the Merger. The Company did not remodel any stores during the second quarter of the current fiscal year, and all remodeling activity has been indefinitely suspended in light of the execution of the Merger Agreement and to allow the stores acquired from Weberg and Glick's to be fully integrated into Rhodes' operations.

     Gross profit as a percentage of net sales for the six months ended August 31, 1996 decreased to 45.0% from 48.0%, compared with the same period last year. The decline in the gross profit percentage was due to the liquidation sale of inventory acquired from Weberg and Glick's during the first four months of the six month period and was also due to more aggressive price promotions in all stores during the six months due to the weak retailing environment for mid-priced furniture. The acquired stores will have lower gross profit in fiscal year 1997 than Rhodes has had historically as the inventories are liquidated and changed to Rhodes' line-up and due to the accounting deferral of revenues from warranties sold for the first time in the acquired stores. The Texas and Colorado stores will continue to have lower gross profit due to higher freight costs.

     Finance charge and insurance commission income derives from commissions earned under the Company's merchant agreement (the "Merchant Agreement") whereby all newly created accounts receivable are sold to BNB and from commissions on credit insurance on credit customer balances. The amounts earned increased 9.8% for the six months ended August 31, 1996 due to an increase in the net insurance commissions collected on customers' accounts. As the Weberg and Glick's stores sell credit insurance and customers' aggregate balances increase, management expects insurance commission income to increase.

     Selling expense for the six months ended August 31, 1996 increased as a percentage of net sales to 17.0% compared to 16.4%, for the same period last year. The increase as a percentage of net sales is due to a decrease in same store sales and an increase in advertising over prior year levels.

     General and administrative expenses for the six months ended August 31, 1996 increased to $72,672,000 (30.4% of net sales) from $49,321,000 (26.7% of net sales) for the same period last year. The increased expense for the six month period ended August 31, 1996 is due to increases in employee expenses and the cost of adding 35 new stores. The increase in the percentage of net sales is due primarily to a decline in same store sales for the six months compared with last year. In light of recent disappointing results the Company has instituted expense saving measures by reducing the employee count by approximately 200 in the stores and approximately 75 in the corporate office since February 29, 1996.

     FISCAL YEARS ENDED 1996 AND 1995 COMPARED. Net sales increased 19.1% to $430,193,000 from $361,238,000 for the fiscal year ended February 29, 1996, compared with the same period last year. Same store sales growth was 2.5% for fiscal 1996. Income before a third quarter non-recurring charge for fiscal 1996 decreased 35.7% to $7,406,000, compared with $11,519,000 for the same period last year. Earnings per share for the year before the non-recurring charge was $.80, compared with $1.18 per share last year, a decrease of 32.2%. Operating income for the year ended February 29, 1996 before the non-recurring charge was $19,450,000 (4.5% of net sales) a decrease of 24.1% compared with $25,632,000 (7.1% of net sales) for the same period.

     Rhodes' same store sales percentage increase was negative in the fourth quarter of fiscal 1996 reflecting an unfavorable economic climate for furniture retailing.

     In fiscal 1996, Rhodes opened three stores in new markets, two in Kansas City, Missouri and one in Cincinnati, Ohio. Subsequent to year end, Rhodes opened a third store in Kansas City.

     In existing markets, Rhodes opened four stores in Atlanta, Georgia, two stores in Charlotte, North Carolina and one store in Jacksonville, Florida. Also, one store in the Orlando, Florida market was relocated. Rhodes closed 11 stores in fiscal 1996, four of which were stores in Atlanta whose customers can be better served by nearby, larger and more attractive stores. Three other under-performing stores in Venice and Bradenton, Florida and Jackson, Mississippi were closed. Three of the 21 Weberg stores, two in Texas and one in Colorado, were closed as part of Rhodes' acquisition plan for Weberg.

     Rhodes completed remodeling nine stores and refurbishing three stores during fiscal 1996, bringing the total completed to 48 since the program began in fiscal 1993. Sixteen more stores are scheduled for remodeling or refurbishment during this fiscal year, including 13 acquired from Weberg and Glick's, subject to the delay explained under "SIX MONTHS ENDED AUGUST 31, 1996 AND 1995 COMPARED."

     Gross profit as a percentage of net sales for fiscal 1996, decreased to 47.5% from 48.5%, compared with last year. The decline in the gross profit percentage was due to more aggressive price promotions during the year, and lower gross profit in the acquired stores. The acquired stores will have lower gross profit in fiscal year 1997 than Rhodes has had historically as the inventories are liquidated and changed to Rhodes' line-up in the first quarter of fiscal 1997 and due to the accounting deferral of revenues from warranties sold for the first time in the acquired stores. The Texas and Colorado stores will continue to have lower gross profit due to higher freight costs.

     Finance charge and insurance commission income derives from commissions earned under the Merchant Agreement and from commissions on credit insurance on credit customer balances. The amounts earned increased for fiscal 1996 due to an increase since last year in the amounts paid to Rhodes by BNB for origination of new accounts and an increase in the net insurance commission collected on customers' accounts.

     Selling expense for fiscal 1996 increased as a percentage of net sales to 16.8%, compared with 16.0% last year. The increase is due to more expensive interest-free and deferred payment credit promotions, compared with the prior year. Advertising expense was higher as a percentage of net sales, due to more aggressive advertising late in the year due to the poor furniture retailing environment.

     General and administrative expenses for fiscal 1996 increased to $115,809,000 (26.9% of net sales) from $93,391,000 (25.9% of net sales) last year. The increased expense is due to increases in employee expenses and the cost of adding 39 new stores and four RDCs. The increase in the percentage of net sales is due primarily to lower comparable store sales growth this year compared with last year.

     Rhodes also recorded in the third quarter a non-recurring one-time charge to reflect the cost of changing the names of 33 stores to "Rhodes" and the cost of closing four stores. The aggregate amount of the charge was $2,400,000, before income tax benefit of $984,000, for a net charge of $1,416,000. Net income for fiscal 1996 after deducting the non-recurring charge was $5,990,000 or $.64 per share.

     Interest expense on Rhodes' indebtedness is expected to increase in future periods due to the debt incurred to finance the acquisitions of the Weberg and Glick's stores and distribution center operations.

     FISCAL YEARS 1995 AND 1994 COMPARED. Net sales increased 11.1% to $361,238,000 from $325,255,000 for fiscal 1995 compared with the prior fiscal year. Same store sales growth was 7.1% for fiscal 1995. Operating income for fiscal 1995 was $25,632,000 (7.1% of net sales), an increase of 16.0% compared with $22,100,000 (6.8% of net sales) for the prior fiscal year. Net income for fiscal 1995 increased 90.5% to $11,519,000, or $1.18 per share, compared with $6,047,000, or $.83 per share for the prior year before extraordinary item.

     During fiscal 1995 Rhodes opened three new stores in Atlanta, Georgia, one in Birmingham, Alabama, one in St. Louis, Missouri and one in Eustis, Florida, which was acquired in an exchange for Rhodes' three Miami stores. One store was also opened in Columbia, South Carolina to replace a store that was closed at the same time. Rhodes also lost one store to a fire in Jacksonville, Florida, bringing the total stores in operation at February 28, 1995 to 80, compared to 78 stores in operation at February 28, 1994. Sixteen stores were remodeled or refurbished in fiscal 1995.

     Gross profit as a percentage of net sales for the year increased to 48.5% from 48.2%, compared with last year. The gross profit improvement is attributable to improved gross profit on furniture sales and improved sales penetration of extended warranties which have a higher gross profit margin.

     Finance charge and insurance commission income derives from commissions earned from BNB on new credit sales under the Merchant Agreement and from commissions on credit insurance on credit customer balances. Income increased due to additional commissions earned on customers' accounts partially offset by lower commissions earned from BNB.

     Selling expense for fiscal 1995 increased slightly as a percentage of net sales to 16.0%, compared with 15.9% last year due to an increase in advertising expenses, which were offset, in part, by lower net costs on credit promotions charges. Selling expense varies as a percentage of sales due to a number of factors including the level of advertising, credit promotions and the opening of new stores.

     General and administrative expenses for the year increased to $93,391,000 (25.9% of net sales) from $84,404,000(26.0% of net sales) last year. The increased expense for the year is due to having seven new stores in fiscal 1995, less the three Miami stores sold in the second quarter plus increases in employee expenses. General and administrative expenses, as a percentage of sales, were approximately the same due to increased sales volume.

     Other expenses for fiscal 1995 includes an accrual of $375,000 in anticipation of the losses expected to be incurred upon closing two stores in fiscal 1996.

     Interest expense for the year ended February 28, 1995 decreased to $6,109,000 compared with $11,545,000 for last year as a result of the Initial Public Offering, the issuance of the Senior Notes, the Exchange and the related reduction in Rhodes' indebtedness.

     EFFECTS OF INFLATION ON OPERATIONS. Although the rate of inflation has remained low and has had little impact on Rhodes during the last three fiscal years ended February 29, 1996, Rhodes' operating results could be adversely affected by high rates of inflation. The area which could be most affected is Rhodes' cost to replenish inventory. An increase in the cost of inventory would be mitigated, however, to the extent Rhodes was able to pass along such costs to its customers through price increases. Rhodes' interest rate risk is limited to the variable rate of interest paid under Rhodes' revolving credit agreement with Wachovia Bank of Georgia, N.A. and Fleet Capital Corporation for an aggregate of $65 million (the "Revolving Credit Agreement").

LIQUIDITY AND CAPITAL RESOURCES

     Currently, Rhodes' principal sources of liquidity are cash flow from operations and additional borrowing capacity under its Revolving Credit Agreement described below. Rhodes had net cash provided by operating activities of approximately $23.3 million, $25.9 million and $19.4 million, in fiscal years 1996, 1995 and 1994, respectively. Net cash provided by operating activities for the six months ended August 31, 1996 was approximately $3.7 million compared with $6.0 million cash provided in the same period last year. Rhodes' principal uses of cash are debt service obligations, capital expenditures and working capital needs.

     As of August 31, 1996 and at the end of fiscal years 1996, 1995, and 1994, LIFO inventories were $85.1 million, $88.0 million, $54.4 million, and $48.2 million, respectively. FIFO inventory turns decreased to 2.9x for the six months ended August 31, 1996 compared with 3.4x for the same period last year and to 3.3x for fiscal 1996 from 3.6x in fiscal 1995 and 3.8x in fiscal 1994. Inventories have been increased due to the acquisitions, the addition of new, larger stores and the addition of the Kansas City, Missouri RDC and expansion of the Powder Springs, Georgia RDC. Rhodes has historically had low or negative working capital, primarily as a result of its tight inventory controls, low cash balances and the inclusion in current liabilities of deferred revenues, such as merchandise sold but not delivered and deferred warranty revenue. Rhodes had a working capital deficit of $0.2 million at August 31, 1996.

     Rhodes made additions to property and equipment of approximately $23.5 million, $14.1 million and $6.9 million for fiscal years 1996, 1995 and 1994, respectively. The fiscal 1996 additions exclude $6.3 million related to the Weberg and Glick's acquisitions. The expenditures have been both for the opening of new stores and capital replacements in existing stores, including the remodeling completed for 12 stores in fiscal 1996, 16 stores in fiscal 1995 and 16 stores in fiscal 1994. Rhodes has presently suspended the remodeling program for fiscal year 1997 following completion of six stores to allow the stores acquired from Weberg and Glick's to be fully integrated into Rhodes' operations and to permit Rhodes to be integrated with Heilig-Meyers following the Merger. These increases also reflect the cost of the additional 17 new stores and the relocation of six stores over the two year period. Rhodes anticipates that these increased capital expenditures will be funded primarily from cash flow from operations. If Rhodes' cash flow from operations were insufficient to fund such capital expenditures, Rhodes would consider additional means to finance its remodeling and refurbishing and expansion programs or delaying or limiting such programs. Acquisitions over $3 million or $5 million in the aggregate for any four consecutive quarters require approval under the Revolving Credit Agreement.

     Rhodes maintains a Revolving Credit Agreement with Wachovia National Bank and Fleet Credit Corporation for the lesser of $45.0 million or 50% of eligible inventory plus a three year term loan of $20.0 million. The loan agreement expires on January 12, 1999 and therefore has been classified in the financial statements as long term debt, with the exception of the portion of the term loan due within one year. The agreement is secured by substantially all of the inventory of Rhodes. As of October 9, 1996, there was $40.9 million outstanding under the Revolving Credit Agreement, including $17.5 million outstanding under the term loan, and approximately $10.6 million remains available under the Agreement.

     Since January 1995, Rhodes has purchased 685,300 shares of its Common Stock for an aggregate purchase price of $7.5 million. Under the Revolving Credit Agreement, Rhodes is generally prohibited from making distributions without the approval of the lending banks thereunder; however, Rhodes may make distributions to its shareholders (including stock purchases) (i) so long as no event of default exists or would result from any such distribution and (ii) the amount of the distributions during the term of the Revolving Credit Agreement (for which approval has not been given) does not exceed, in the aggregate $3.0 million.

     The terms of the Revolving Credit Agreement also impose restrictions that affect, among other things, Rhodes' ability to (i) incur certain additional indebtedness, (ii) create liens on assets, (iii) sell assets, (iv) engage in mergers or consolidations, (v) make investments, and (vi) engage in certain actions with affiliates and subsidiaries. The Revolving Credit Agreement also requires Rhodes to comply with certain specified financial ratios and tests. In connection with the proposed Merger, on October 15, 1996, Rhodes entered into an amendment to the Revolving Credit Agreement pursuant to which certain of these financial ratios and tests were modified.

     In June 1996 Rhodes arranged a bridge loan of $9.0 million for 60 days as an amendment to the Revolving Credit Agreement. Green Capital Investors, L.P., an affiliate of Rhodes, participated in the extension of the loan to Rhodes in the amount of $3 million. Proceeds of the loan were used to make a mandatory prepayment on Rhodes' senior secured notes in the amount of $7.5 million and for working capital purposes. The bridge loan was extended to September 30, 1996, but was repaid in full on September 24, 1996.

     Rhodes has outstanding senior secured notes in the aggregate principal amount of $32,278,000. The senior secured notes require Rhodes to comply with certain specified financial ratios and tests, including a fixed charge coverage ratio test. In June 1996, Rhodes advised the holders of the senior secured notes that, as a result of Rhodes' first quarter loss, its ability to meet the fixed charge coverage ratio test would be adversely affected and in July 1996 entered into an amendment lowering the fixed charge coverage ratios for the remainder of fiscal 1997. On October 21, 1996, Rhodes obtained a waiver of its fixed charge coverage ratio covenant for the second quarter from the senior note holders effective until November 19, 1996. This waiver was extended on November 14, 1996 until the earlier to occur of February 28, 1997 or the public announcement that the Merger will not be consummated. In connection with the extended waiver, Rhodes has agreed to prepay the senior secured notes upon consummation of the Merger.

     Rhodes expects to continue to finance inventories, future expansion, debt service requirements and other cash needs with cash flow from operations supplemented by other potential sources of capital, principally the sources described above. Although there can be no assurance as to the availability of other sources of funding, management believes that internally generated funds and amounts available under the its bank lending arrangements will be sufficient to fund Rhodes' present and proposed operations and capital expenditure program and expansion program.

     In connection with the acquisitions of the Weberg stores and Glick's, Rhodes assumed or executed operating leases for an aggregate of 28 store locations and three distribution centers and paid additional consideration for inventory and operating assets aggregating approximately $41.0 million. Funding was provided through bank debt and the issuance of notes aggregating $2.0 million to Glick's.

                        INFORMATION ABOUT HEILIG-MEYERS

                                    BUSINESS

INTRODUCTION

     Heilig-Meyers is the nation's largest publicly held specialty retailer of home furnishings with 813 stores (as of October 31, 1996). Heilig-Meyers' stores are primarily located in small towns and rural markets in 31 Southern, Midwestern and Western states and Puerto Rico. Heilig-Meyers' operating strategy includes: (1) offering a broad selection of competitively priced home furnishings including furniture, consumer electronics, appliances, bedding and floor coverings; (2) locating stores primarily in small towns and rural markets which are at least 25 miles from a metropolitan area; (3) offering in-house credit programs to provide flexible financing to its customers; (4) utilizing centralized inventory and distribution systems in strategic regional locations to support store inventory and merchandise delivery options; and (5) emphasizing customer service, including free delivery on most major purchases and repair service for consumer electronics and other mechanical items. Heilig-Meyers believes this strategy of offering selection, credit, delivery and service generally allows it to have the largest market share among home furnishings retailers in most of its small-town markets.

     Heilig-Meyers has undertaken several programs to enhance operating efficiencies, reduce costs, improve management controls, and manage the growth of its business. These programs have included: a prototype store program featuring the latest in display techniques and construction efficiencies; a remodeling program under which stores are typically remodeled on a seven year schedule; improved distribution management with eight state-of-the-art distribution centers which are designed to service stores typically located within 250 miles of such centers (a ninth distribution center is under construction and expected to be completed by the end of the current fiscal year); information systems improvements including a sales and inventory control system and a company wide hardware upgrade which have allowed numerous system enhancements including satellite communications; a new purchasing strategy of consolidating vendors for purchasing advantages due to scale economies and improved inventory management including electronic data interchange (EDI) ordering and just-in-time ordering; and increased use of market segmentation techniques to identify prospective customers and to permit a more targeted direct mail advertising program.

     RECENT DEVELOPMENT. On October 1, 1996 the Company acquired certain assets of McMahan's Furniture Company of Santa Monica, California relating to 20 stores. Six of these stores are in Washington, 13 are in California and one is in Nevada. In October 1996, the Company also purchased certain assets relating to 23 stores of Self Service Furniture, Inc. Eight of these stores are in Washington, six are in Oregon, four are in Idaho, three are in California and two are in Montana.

     COMPETITION. The retail home furnishings industry is a highly competitive and fragmented market. Heilig-Meyers competes with large chains, independent stores, discount stores, furniture stores, specialty stores and others, some of which have financial resources greater than those of Heilig-Meyers, and some of which derive revenues from the sale of products other than home furnishings. Heilig-Meyers believes that locating stores in small towns and rural markets provides an important competitive advantage. Currently, approximately 80% of all stores are located in towns with populations under 50,000 and more than 25 miles from a metropolitan market. As the majority of other furniture chains locate their stores in larger cities, competition in these small towns largely comes from locally owned store operations which generally lack the financial strength to compete effectively with Heilig-Meyers. Due to volume purchasing, Heilig-Meyers believes it is generally able to offer merchandise at lower prices than its competitors, especially local independent and regional specialty furniture retailers. In addition, management believes that it offers a broader selection of merchandise than many of its competitors. Consequently, Heilig-Meyers believes that its stores have the largest market share among home furnishings retailers in the majority of their areas.

     Based on its experience, Heilig-Meyers believes its competitive environment is comparable in all geographic regions in which it operates. Therefore, Heilig-Meyers does not believe that a regional analysis of its competitive market is meaningful at this time.

STORE OPERATIONS

     GENERAL. Heilig-Meyers' stores generally range in size from 10,000 to 35,000 square feet, with the average being approximately 20,000 square feet. A store's attached or nearby warehouse usually measures from 3,000 to 5,000 square feet. A typical store is designed to give the customer an urban shopping experience in a rural location. During the last four years, Heilig-Meyers has revitalized its prototype store construction program. Heilig-Meyers' most recent version of its prototype stores opened in fiscal 1993. Heilig-Meyers added 3 of these stores in fiscal 1994, 7 in fiscal 1995, 8 in fiscal 1996 and plans to add up to 13 more for fiscal 1997. The prototype stores feature the latest display techniques and construction efficiencies. Certain features of these prototype stores are incorporated into other locations through Heilig-Meyers' ongoing remodeling program. Heilig-Meyers' existing store remodeling program, under which stores are remodeled on a rotational basis, provides Heilig-Meyers' older stores with a fresh look and up-to-date displays on a periodic basis. During fiscal 1996, Heilig-Meyers remodeled 55 existing stores and approximately 115 additional remodelings are planned for fiscal 1997.

     All operations of Heilig-Meyers are managed as one line of business. Each store unit is managed by an on-site manager responsible for day-to-day store operations including installment credit extension and collection. Stores are grouped into divisions and regions for executive management purposes. Heilig-Meyers has an extensive in-house education program to train new employees in its operations and to keep current employees informed of Heilig-Meyers' policies. This training program emphasizes sales productivity, credit extension and collection, and store administration. The training program utilizes the publication of detailed store manuals, internally produced training videotape and Company-conducted classes for employees. Heilig-Meyers also has an in-store manager training program which provides potential managers hands-on experience in all aspects of store operations. Heilig-Meyers' ongoing education program is designed to provide a sufficient number of qualified personnel for its stores.

     In recent years, Heilig-Meyers has enhanced operating systems to increase the availability and effectiveness of management information and to provide a foundation for planned future growth. In fiscal 1995, Heilig-Meyers made improvements to inventory management by use of just-in-time ordering and backhauling. Also during fiscal 1995, Heilig-Meyers completed a conversion to updated hardware providing a foundation for numerous system enhancements. In fiscal 1996, Heilig-Meyers completed the installation of a new satellite system. This system provides immediate communication between Heilig-Meyers' corporate headquarters, stores and distribution centers. As a result, Heilig-Meyers believes customer service has been improved by providing store management more timely access to information related to product availability. This system is also expected to provide the means for Heilig-Meyers to implement its new inventory reservation system in addition to enhance target marketing programs.

     MERCHANDISING. Heilig-Meyers' merchandising strategy is to offer a broad selection of competitively priced home furnishings, including furniture and accessories, consumer electronics, appliances, bedding, and other items such as jewelry, small appliances and seasonal goods. During the fiscal year ended February 29, 1996, approximately 58% of Heilig-Meyers' sales were derived from furniture and accessories; 12% from consumer electronics; 11% from bedding; 9% from appliances; with the remaining 10% being divided among other items such as jewelry, small appliances and seasonal goods. These percentages have not varied significantly over the past four fiscal years.

     Heilig-Meyers carries a wide variety of items within each merchandise category to appeal to individual tastes and preferences. Heilig-Meyers believes this broad selection of products has enabled it to expand its customer base and increase repeat sales to existing customers. By carrying seasonal merchandise (heaters, air conditioners, lawn mowers, outdoor furniture, etc.), Heilig-Meyers has been able to moderate seasonal fluctuations in sales common to its industry.

     While the basic merchandise mix remained fairly constant during fiscal 1996, Heilig-Meyers continued to refine its merchandise selections to capitalize on variations in customer preferences. In fiscal 1997, Heilig-Meyers plans to implement (in certain markets) a new merchandising program referred to as "MUST 2000." This program is designed to provide store management more flexibility when implementing merchandise line-ups with emphasis on product categories, styles and price points best suited for each individual store. During fiscal 1996 Heilig-Meyers continued to strengthen its vendor relationships. In addition to providing purchasing advantages, these relationships provide warehousing and distribution arrangements which improve inventory management.

     ADVERTISING AND PROMOTION. Direct mail circulars are a key part of Heilig-Meyers' marketing program. Heilig-Meyers centrally designs its direct mail circulars which accounted for approximately 43% of Heilig-Meyers' advertising expenses in fiscal 1996. In fiscal 1996 Heilig-Meyers distributed over 160 million direct mail circulars. This included monthly circulars sent by direct mail to over ten million households on Heilig-Meyers' mailing list and special private sale circulars mailed to over two million of these households each month, as well as during special promotional periods.

     In addition to Heilig-Meyers' utilization of direct mail circulars, television and radio commercials are produced centrally and aired in virtually all of Heilig-Meyers' markets. Newspaper and radio advertising is placed largely at the store level. In fiscal 1996 Heilig-Meyers utilized Spanish language television and radio in selected markets with significant Hispanic populations. Heilig-Meyers also regularly conducts approximately 40 company-wide promotional events each year. In addition to these events, individual stores periodically conduct promotional events locally. Besides the conventional marketing techniques noted above, Heilig-Meyers has sought alternative methods to increase Heilig-Meyers' name recognition and customer appeal. In fiscal 1996 Heilig-Meyers continued its sponsorship of the Heilig-Meyers NASCAR Racing Team as a means of enhancing Heilig-Meyers' name recognition among the millions of NASCAR fans in its market areas.

     During fiscal 1996 Heilig-Meyers continued to utilize market segmentation techniques (begun in fiscal 1994) to identify prospective customers by matching their demographics to those of existing customers. Management believes ongoing market research and improved mailing techniques enhance Heilig-Meyers' ability to place circulars in the hands of potential customers most likely to make a purchase. Heilig-Meyers believes that the availability, as well as the terms of credit, are key determinants in the purchase decision and, therefore, promotes credit availability by disclosing monthly payment terms in its circulars. Historically, expenses for advertising and promotion have been between 6% and 8% of sales. Advertising expense was above its historical levels in fiscal 1996 at approximately 8.4% of sales. This was the result of increased promotional activity in response to the sluggish home furnishings retail environment.

     CREDIT OPERATIONS. Heilig-Meyers believes that offering flexible, in-house credit is an important part of its business strategy which provides a significant competitive advantage. Because installment credit is administered at the store level, terms can generally be tailored to meet the customer's ability to pay. Each store has a credit manager who, under the store manager's supervision, is responsible for extending and collecting that store's accounts in accordance with corporate guidelines. Because Company representatives work with customers on a local level, they can often extend credit, without significantly increasing the risk of nonpayment, to customers who may not qualify for credit under bank card programs or from competitors who typically use strict, impersonal credit extension models.

     Heilig-Meyers believes its credit program fosters customer loyalty and repeat business. Historically, approximately 80% of Heilig-Meyers' sales have been made through Heilig-Meyers' installment credit program. Although Heilig-Meyers extends credit for terms up to 24 months, the average term of the installment obligation for the fiscal year ended February 29, 1996, was approximately 17 months. Heilig-Meyers accepts major credit cards in all of its stores and, in addition, offers a revolving credit program featuring its private label credit card. Heilig-Meyers promotes this program by direct mailings to revolving credit customers of acquired stores and potential new customers in targeted areas. Credit extension and collection of revolving accounts are handled centrally from Heilig-Meyers' credit center located at its corporate office.

     Revenue is recognized on installment and credit sales upon approval and establishment of a delivery date, which does not materially differ from recognition at time of shipment. The effect of sales returns prior to shipment date have been immaterial. Finance charges are included in revenues on a monthly basis as earned. During fiscal 1996 finance income amounted to $182,426,000 or approximately 13.4% of total revenues. Heilig-Meyers is unable to estimate accurately the contribution of its financing operations to net income because Heilig-Meyers does not specifically allocate various costs and expenses of operations between retail sales and credit operations.

     Heilig-Meyers offers, but does not require, one or more of the following credit insurance products at the time of a credit sale: property, life, disability and unemployment insurance. Heilig-Meyers' employees enroll customers under a master policy issued by an unrelated third party insurer with respect to these credit insurance products.

     DISTRIBUTION. Heilig-Meyers currently operates seven distribution centers in the continental U.S. and one center in Puerto Rico. These centers are located in Orangeburg, South Carolina; Rocky Mount, North Carolina; Russellville, Alabama; Mount Sterling, Kentucky; Thomasville, Georgia; Moberly, Missouri; Fontana, California; and Cidra, Puerto Rico. In fiscal 1995 Heilig-Meyers expanded the Rocky Mount, Russellville, and Mount Sterling distribution centers to meet increased volume demands. These additions added the equivalent of one distribution center. During fiscal 1996, Heilig-Meyers expanded the Moberly distribution center with a 150,000 square foot addition. Currently, Heilig-Meyers' distribution network has the capacity to service over 800 stores in the continental U.S. Heilig-Meyers plans to open an eighth distribution center in Athens, Texas in late fiscal 1997 to service expected growth in Texas, Oklahoma and Louisiana. With this addition, the number of stores Heilig-Meyers will be able to service in the continental U.S. will increase to approximately 900.

     Heilig-Meyers utilizes several sophisticated design and management techniques to increase the operational efficiency of its distribution network. These include cantilever racking and computer-controlled random access inventory storage. Use of direct shipping and backhauling from vendors has also enhanced distribution efficiency. Backhauling from vendors is the transportation of purchased inventory to the distribution center while returning from normal store deliveries. Heilig-Meyers backhauled approximately 18% of its purchased inventory in the continental U.S. in fiscal 1996.

     Typically, each of Heilig-Meyers' stores is located within 250 miles of one of the seven distribution centers. Heilig-Meyers operates a fleet of trucks which delivers merchandise to each store at least twice a week. Heilig-Meyers believes the use of the distribution centers enables it to make available a broader selection of merchandise, to reduce inventory requirements at individual stores, to benefit from volume purchasing, to provide prompt delivery to customers and to minimize freight costs.

     CUSTOMER SERVICE. Heilig-Meyers believes that customer service is an important element for success in the retail furniture business and therefore provides a broad range of services to its customers. These include, in most markets, free home delivery of major purchases and set-up in the home, as well as liberal policies with respect to exchanges and returns. In addition, Heilig-Meyers offers service agreements on certain merchandise sold in its stores. Heilig-Meyers sells substantially all of its service policies to third parties and recognizes service policy income on these at the time of sale. Prior to fiscal 1995, Heilig-Meyers retained a portion of its service policies and deferred recognition of the related income along with the direct cost of acquiring the contracts. Income on these contracts is being earned over the life of the service policies.

     In addition, Heilig-Meyers provides repair services on virtually all consumer electronics and mechanical items sold in its stores. Heilig-Meyers operates service centers in Fayetteville, North Carolina, Moberly, Missouri and Fontana, California. The Fayetteville Service Center occupies approximately 40,000 square feet and has the capacity to process 2,000 repair jobs a week. The Moberly Service Center occupies 35,000 square feet adjacent to the Moberly, Missouri Distribution Center and has the capacity to process 2,000 repair jobs a week. The Fontana service center occupies 15,000 square feet and has the capacity to process 500 repair jobs a week. The service centers provide service for all consumer electronic items, most mechanical items (except major appliances which are serviced locally) and watches. The service centers are also authorized to perform repair work under certain manufacturers' warranties. Service center trucks visit stores weekly, allowing one week turnaround on most repair orders.

CORPORATE EXPANSION

     Heilig-Meyers has grown from 322 stores at February 28, 1991, to 716 stores at February 29, 1996. Over this time period, Heilig-Meyers has expanded from its traditional Southeast operating region into the Midwest, West, Southwest, and outside the continental United States into Puerto Rico.

     Heilig-Meyers currently operates stores in Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Montana, Nevada, North Carolina, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin and Puerto Rico. Growth in the number of stores comes primarily from three sources: acquisition of chains or independent stores, refurbishing of existing retail space and new construction. During the fiscal year ended February 29, 1996, Heilig-Meyers opened 72 stores and closed 3 stores for a net increase of 69 stores. Of these, 11 are in Puerto Rico, 6 are in Illinois, 2 are in Ohio, 2 are in Iowa, 7 are in Mississippi, 5 are in Missouri, 9 are in Florida, 4 are in Georgia, 2 are in Arizona, 1 is in South Carolina, 1 is in West Virginia, 1 is in Wisconsin, 4 are in California, 4 are in Kentucky, 5 are in North Carolina, 1 is in

Colorado, 1 is in Texas, 1 is in Oklahoma and 5 are in Louisiana. During fiscal 1996, 1 store in North Carolina, 1 store in Illinois, and 1 store in California were closed. Of the 72 new stores, 41 were existing furniture stores acquired by Heilig-Meyers in separate transactions, 23 were operations begun by Heilig-Meyers in vacant existing buildings and 8 were prototype stores built according to Heilig-Meyers' specifications.

     Heilig-Meyers constantly evaluates opportunities for further expansion of its business. In addition to the Merger and acquisitions discussed under "Recent Developments," Heilig-Meyers plans to add approximately 70 to 80 stores in the continental U.S. during fiscal 1997 by seeking acquisitions of existing businesses, obtaining and renovating existing retail space or constructing new prototype stores in selected small towns. Most of this fiscal 1997 expansion is expected to be focused in Texas, Louisiana, and Oklahoma due to the proximity of the new Athens, Texas distribution center. In addition, Heilig-Meyers plans to add two new stores in Puerto Rico during fiscal 1997. In selecting new locations, Heilig-Meyers intends to follow its established strategy of generally locating stores within 250 miles of a distribution center and in towns with populations of 5,000 to 50,000 and over 25 miles from the closest metropolitan market. Heilig-Meyers believes that it has substantial growth potential in its present and contiguous market areas.

OTHER FACTORS AFFECTING THE BUSINESS OF HEILIG-MEYERS

     SUPPLIERS. During the fiscal year ended February 29, 1996, Heilig-Meyers' ten largest suppliers accounted for approximately 32% of merchandise purchased. Heilig-Meyers has no long-term contracts for the purchase of merchandise. In the past, Heilig-Meyers has not experienced difficulty in obtaining satisfactory sources of supply and believes that adequate alternative sources of supply exist for the types of merchandise sold in its stores. Neither Heilig-Meyers nor its officers or directors have an interest, direct or indirect, in any of its suppliers of merchandise other than minor investments in publicly held companies.

     SERVICE MARKS, TRADEMARKS AND FRANCHISE OPERATIONS. The marks "Heilig-Meyers," "MacSaver," "MacSaver, design of a Scotsman," other marks acquired through various acquisitions and Heilig-Meyers' distinctive logo are federally registered service marks of Heilig-Meyers. Heilig-Meyers has registrations for numerous other trademarks and service marks routinely used in Heilig-Meyers' business. These registrations can be kept in force in perpetuity through continued use of the marks and timely applications for renewal.

     The mark "Berrios" is a federally registered service mark of Heilig-Meyers. Heilig-Meyers has also applied for certain other trademarks and service marks for use in connection with its stores in Puerto Rico.

     EMPLOYEES. As of February 29, 1996, Heilig-Meyers employed approximately 13,500 persons full- or part-time in the continental United States, of whom approximately 12,750 worked in Heilig-Meyers' stores, distribution centers and service centers, with the balance in Heilig-Meyers' corporate offices. As of February 29, 1996, Heilig-Meyers employed approximately 900 persons full or part-time in Puerto Rico, of whom approximately 780 worked in the stores and distribution center, with the balance in the corporate office. Heilig-Meyers is not a party to any union contract and considers its relations with its employees to be excellent.

EXECUTIVE OFFICERS AND ADDITIONAL DIRECTORS

     EXECUTIVE OFFICERS. The following table sets forth certain information with respect to the executive officers of Heilig-Meyers as of November 1, 1996:

                                         YEARS WITH              POSITIONS WITH HEILIG-MEYERS OR PRINCIPAL OCCUPATION FOR
             NAME                AGE    HEILIG-MEYERS                    THE PAST FIVE YEARS AND OTHER INFORMATION
------------------------------   ---    -------------   ---------------------------------------------------------------------------
     William C. DeRusha          46           27        Chairman of the Board since April 1986. Chief Executive Officer since April
                                                        1984. Director since January 1983.
     Troy A. Peery, Jr.          50           24        President since April 1986. Chief Operating Officer since December 1987.
                                                        Director since April 1984.
     James F. Cerza, Jr.         48            8        Executive Vice President since April 1995. Executive Vice President,
                                                        Operations from August 1989 to April 1995.
     Joseph R. Jenkins           50            8        Executive Vice President and Chief Financial Officer since January 1988.
     James R. Riddle             55           11        Executive Vice President since April 1995. Executive Vice President,
                                                        Marketing from January 1988 to April 1995.
     William J. Dieter           57           23        Senior Vice President, Accounting since April 1986. Chief Accounting
                                                        Officer since 1975.
     Roy B. Goodman              39           16        Senior Vice President, Finance since April 1995.
                                                        Vice President from 1987 to April 1995, Secretary and Treasurer from 1987 to June 1996.
     John M. Hamilton            46           24        Senior Vice President, Operations since October 1996. Regional Vice
                                                        President from 1986 to October 1996.
     William E. Helms            48           17        Senior Vice President, Corporate Expansion since May 1987.
     Curtis C. Kimbrell          51            5        Senior Vice President, Operations since April 1995. Regional Vice President from March 1994 to April 1995. Division Supervisor from 1991 to March 1994.
     H.C. Poythress              54            4        Senior Vice President, Advertising since March 1993. Vice President,
                                                        Advertising from July 1991 to March 1993. Vice President, Advertising,
                                                        Lowes, Inc. prior to July 1991.
     John H. Sniffin             54           27        Senior Vice President, Government Relations since August 1992. Senior Vice
                                                        President, Merchandising Administration from March 1989 to August 1992.
     A. R. Weiler                60            1        Senior Vice President, Merchandising since April 1995. Chairman and CEO of
                                                        Chittenden & Eastman from January 1985 to February 1995.

     ADDITIONAL DIRECTORS. Since the 1996 Annual Meeting, the Heilig-Meyers Board of Directors has elected three additional directors: Beverley E. Dalton, Charles A. Davis, and Eugene P. Trani. Information concerning these directors' principal occupation for the past five years, age, other directorships, and beneficial ownership of Heilig-Meyers Common Stock follows. Beverley E. Dalton, 48, is an owner of W.C. English, Inc., a general construction firm. She is the beneficial owner of 1,000 shares of Heilig-Meyers Common Stock. Charles A. Davis, 47, is a Limited Partner and Senior Director, Investment Banking of Goldman, Sachs and Co. He is a director of Lechters, Inc., Media General, Inc., Merchants Bancshares, Inc., Progressive Corporation, and USLIFE Corporation. Eugene P. Trani, Ph.D., 57, is President of Virginia Commonwealth University. He is a director of Crestar Financial Corporation and Lawyers Title Corporation. He is the beneficial owner of 124 shares of Heilig-Meyers Common Stock.

               CERTAIN DIFFERENCES IN THE RIGHTS OF HEILIG-MEYERS
                            AND RHODES SHAREHOLDERS

     AT THE EFFECTIVE TIME, RHODES SHAREHOLDERS WILL BECOME SHAREHOLDERS OF HEILIG-MEYERS, AND THEIR RIGHTS AS SHAREHOLDERS WILL BE DETERMINED BY HEILIG-MEYERS' ARTICLES AND BYLAWS. IN ADDITION, RHODES IS A GEORGIA
CORPORATION GOVERNED BY THE GEORGIA BCC, AND HEILIG-MEYERS IS A VIRGINIA CORPORATION GOVERNED BY THE VIRGINIA SCA. THE FOLLOWING IS A SUMMARY OF THE MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS OF RHODES AND HEILIG-MEYERS. EXCEPT AS SET FORTH BELOW, THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF A RHODES SHAREHOLDER UNDER RHODES' ARTICLES AND BY-LAWS AND THE GEORGIA BCC, ON THE ONE HAND, AND THE RIGHTS OF A HEILIG-MEYERS SHAREHOLDER UNDER HEILIG-MEYERS' ARTICLES AND BYLAWS AND THE VIRGINIA SCA, ON THE OTHER HAND. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE GEORGIA BCC, THE VIRGINIA SCA AND THE ARTICLES AND BYLAWS OF EACH CORPORATION. COPIES OF THE ARTICLES AND BYLAWS OF EACH CORPORATION ARE ON FILE AT RHODES' AND HEILIG-MEYERS' RESPECTIVE PRINCIPAL EXECUTIVE OFFICES.

AUTHORIZED CAPITAL STOCK

     HEILIG-MEYERS. The Heilig-Meyers Articles authorize 250,000,000 shares of Heilig-Meyers Common Stock, of which 48,622,771 were outstanding as of October 31, 1996 and 3,000,000 shares of Heilig-Meyers Preferred Stock, par value $10.00 per share ("Heilig Meyers Preferred Stock"), of which no shares were outstanding as of October 31, 1996. The Heilig-Meyers Board, without further action by the shareholders, is authorized to designate and issue in series Heilig-Meyers Preferred Stock and to fix as to any series the dividend rate, redemption prices, preferences on dissolution, the terms of any sinking fund, conversion rights, voting rights, and any other preferences or special rights and qualifications. Shares of Heilig-Meyers Common Stock would be subject to the preferences, rights and powers of any such shares of Heilig-Meyers Preferred Stock as set forth in the Heilig-Meyers Articles and the resolutions establishing one or more series of Heilig-Meyers Preferred Stock. Holders of the Heilig-Meyers Preferred Stock, if and when issued, will be entitled to vote as required under applicable Virginia law. Such law includes provisions for the voting of the Heilig-Meyers Preferred Stock in the case of any amendment to the Heilig-Meyers Articles affecting the rights of holders of the Heilig-Meyers Preferred Stock, the payment of certain stock dividends, merger or consolidation, sale of all or substantially all of Heilig-Meyers' assets and dissolution. There are no agreements or understandings for the designation of series of Heilig-Meyers Preferred Stock or the issuance of shares thereunder, except pursuant to the Heilig-Meyers Shareholders' Rights Plan discussed below.

     RHODES. The Rhodes Articles authorize the issuance of up to 20,000,000 shares of Rhodes Common Stock, of which 9,175,107 shares were outstanding as of the Rhodes Record Date, 2,000 shares of Preferred Stock, without par value, of which no shares are outstanding, and 1,000 shares of Class A Preferred Stock, par value $.01 per share, of which no shares are outstanding.

SHAREHOLDER PREEMPTIVE RIGHTS

     HEILIG-MEYERS. The Heilig-Meyers Articles provide that the holders of the capital stock of Heilig-Meyers will have no preemptive or preferential rights to purchase or subscribe to (i) any shares of capital stock of Heilig-Meyers, (ii) any warrants, rights or options to purchase capital stock of Heilig-Meyers, or
(iii) any obligations convertible into such capital stock or into warrants, rights or options to purchase such capital stock.

     RHODES. The Rhodes Articles provide that no holder of shares of any class of the capital stock of Rhodes shall have preemptive rights, and Rhodes shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights, or securities to any holders of the shares of any class of capital stock of Rhodes.

SHAREHOLDERS' RIGHTS PLAN

     HEILIG-MEYERS. On February 17, 1988 the Heilig-Meyers Board declared a dividend distribution of one preferred share purchase right (a "Right") on each outstanding share of Heilig-Meyers Common Stock pursuant to a Shareholders' Rights Plan. The Rights are exercisable only upon the attainment of, or the commencement of a tender offer to attain, a specified ownership interest in Heilig-Meyers by a person or group. When exercisable, each Right would entitle its holder to purchase one-hundredth of a newly issued share of cumulative participating Heilig-Meyers Preferred Stock, Series A, par value $10.00 per share (the "SERIES A PREFERRED STOCK") at an exercise price of $75, subject to adjustment. A total 750,000 shares of Series A Preferred Stock has been reserved. Each share of Series A Preferred Stock will entitle the holder to 100 votes and has an aggregate dividend rate of 100 times the amount paid to holders of Heilig-Meyers Common Stock. Upon occurrence of certain events, each holder of a Right will become entitled to purchase shares of Heilig-Meyers Common Stock having a value of twice the Right's then current exercise price in lieu of Series A Preferred Stock. Each share of Heilig-Meyers Common Stock issued in the Merger will have the one Right attached to it.

     RHODES. Rhodes has not adopted a shareholders' rights plan.

DIRECTORS; VACANCIES

     HEILIG-MEYERS. The Virginia SCA provides that the board of directors of a Virginia corporation may consist of a number of individuals specified in or fixed in accordance with the bylaws of the corporation or, if not specified or fixed in accordance with the bylaws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation. The number of directors may be increased or decreased by amendment to the bylaws of the corporation, unless the articles of the corporation provide that such change may be made only by amendment of the articles.

     The Heilig-Meyers Bylaws, as amended August 28, 1996, provide that the Heilig-Meyers Board will consist of 14 persons, none of whom need be residents of Virginia or shareholders of Heilig-Meyers, and that the number of directors may be increased by the Heilig-Meyers Board by not more than 30% of the number of directors last elected by the shareholders. The Heilig-Meyers Bylaws provide that any vacancy in the Heilig-Meyers Board may be filled by the majority vote of the remaining directors, even though less than a quorum. The Heilig-Meyers Bylaws state that any decrease in the number of directors created by amending the Heilig-Meyers Bylaws may not change the term of any incumbent director.

     At the 1996 annual meeting of shareholders of Heilig-Meyers, 11 directors were elected to the Heilig-Meyers Board. At a regular meeting of the Heilig-Meyers Board held on August 28, 1996, the Heilig-Meyers Board approved an amendment to the Heilig-Meyers Bylaws that increased the size of the Heilig-Meyers Board to 14 directors. At the same meeting the Heilig-Meyers Board elected three new directors to serve until the next annual meeting of shareholders. Consequently, no additional directors may be added to the Heilig-Meyers Board without shareholder approval until after the next meeting of shareholders at which directors are elected.

     RHODES. The Rhodes Bylaws provide for a Board of Directors of not less than five nor more than nine directors, the exact number of directors to be fixed from time to time by the Board of Directors. The Rhodes Bylaws provide that the directors shall be elected at the annual meeting of the shareholders and shall serve until the next annual meeting and until their successors shall be elected and qualified. The Georgia BCC provides that, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and that shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The Rhodes Articles do not provide for cumulative voting. The Rhodes Bylaws provide that any vacancy occurring in the Board of Directors by reason of death, resignation or incapacity to serve may be filled by the affirmative vote of a majority of the remaining directors, or, if the vacancy is not so filled, by the shareholders. The directors may fill a vacancy created by an increase in the number of directors resulting from an amendment of the Rhodes Bylaws, but only for a term of office continuing until the next annual election of directors by the shareholders and the election and qualification of his successor.

REMOVAL OF DIRECTORS

     HEILIG-MEYERS. The Heilig-Meyers Bylaws provide that a member of the Heilig-Meyers Board may be removed with or without cause by a vote of the holders of a majority of the number of shares entitled to vote at an election of directors. The Virginia SCA provides that a director may be removed by shareholders only at a meeting called expressly for that purpose at which a quorum is present. The Virginia SCA provides that if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

     RHODES. The Rhodes Bylaws provide that, at any meeting of the shareholders, any one or more directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote at an election of directors. The Georgia BCC provides that a director may be removed by the shareholders only at a meeting called for the purpose of removing him. The Georgia BCC provides that if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

VOTING RIGHTS

     HEILIG-MEYERS. The Heilig-Meyers Articles provide that holders of Heilig-Meyers Common Stock are entitled to one vote for each share of Heilig-Meyers Common Stock held by them with respect to all matters upon which they are entitled to vote.

     RHODES. The Rhodes Articles provide that each share of Rhodes Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of Rhodes.

SHAREHOLDER MEETINGS

     HEILIG-MEYERS. Under the Virginia SCA, special meetings of shareholders may be called, in case of corporations with more than 35 shareholders, only by the chairman of the board of directors, the president, the board of directors or persons authorized by the articles of incorporation or bylaws. The Heilig-Meyers Bylaws provide that special meetings of shareholders may be called by the Chairman of the Board and Chief Executive Officer, the President, the Secretary or the Heilig-Meyers Board.

     RHODES. The Georgia BCC provides that a corporation shall hold a special meeting of shareholders on call of its board of directors or the person or persons authorized to do so by the articles of incorporation or bylaws or if the holders of at least 25% or such greater or lesser percentage as may be provided in the articles of incorporation or bylaws, of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, deliver to the corporation's secretary one or more written demands for the meeting describing the purpose for which it is to be held. The Rhodes Bylaws provide that special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders may be called by the Chairman of the Rhodes Board of Directors or upon the written request of the holders of not less than 25% of the outstanding shares of the corporation entitled to vote in an election of directors.

NOMINATION OF DIRECTORS BY SHAREHOLDERS

     HEILIG-MEYERS. The Heilig-Meyers Bylaws provide that a holder of Heilig-Meyers capital stock entitled to vote in the election of directors may nominate one or more persons for election as a director at an annual or special meeting of shareholders only if written notice of such shareholder's intent to make such nomination has been given either by personal delivery to the Secretary of Heilig-Meyers not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or by United States mail, postage prepaid, to the Secretary of Heilig-Meyers postmarked not later than the tenth day following the date on which notice of such meeting is first mailed to shareholders. Each notice must set forth: (1) the name and address of the shareholder who intends to make the nomination; (2) the name, address, and principal occupation of each proposed nominee; (3) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (4) the consent of each proposed nominee to serve as a director of Heilig-Meyers if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

     RHODES. Neither the Georgia BCC nor the Rhodes Bylaws specifically provide for nomination of directors by shareholders.

AMENDMENT OF CERTIFICATE OR ARTICLES AND BYLAWS

     HEILIG-MEYERS. The Heilig-Meyers Bylaws provide that the Heilig-Meyers Bylaws may be repealed or changed, and new bylaws made, by the shareholders entitled to vote at any annual or special meeting, or by the Heilig-Meyers Board at any regular or special meeting. Bylaws made by the directors may be repealed or changed by the shareholders; and bylaws made by the shareholders may be repealed or changed by the directors, except as, and to the extent that, the shareholders prescribe that the bylaws, or any specified bylaw, may not be altered, amended or repealed by the directors.

     The Heilig-Meyers Articles contain a provision that reduces the shareholder vote required for amending the Heilig-Meyers Articles in certain circumstances from the two-thirds vote generally applicable to a simple majority vote. The majority vote will be applicable except when the effect of the amendment is (i) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of the assets of Heilig-Meyers or the dissolution of Heilig-Meyers, or (ii) to delete all or any part of such provision. In addition, the vote required by other provisions of the Heilig-Meyers Articles is necessary if such provisions require the approval of more than a majority of the votes entitled to be cast.

     RHODES. The Georgia BCC provides that, unless the articles of incorporation provide otherwise, a corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action in order to extend the duration of the corporation, to delete the names and addresses of the initial directors, to delete the name and address of the initial registered agent or registered office, to delete the name and address of each incorporator, to delete the mailing address of the initial principal office of the corporation, to change each issued or each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding, to change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation

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has only shares of that class outstanding, or to change the corporate name. All other amendments to the articles of incorporation must be recommended to the shareholders by the board of directors (except under certain special circumstances) and, unless the articles of incorporation or the board of directors require a greater vote or a vote by voting groups, the amendment to be adopted must be approved by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. The Rhodes Articles do not address the issue of amendment.

     The Rhodes Articles provide that the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation in accordance with the provisions of the Bylaws. The Rhodes Bylaws provide that the bylaws may be altered, amended, repealed or added to or new bylaws may be adopted by the vote of the Board of Directors at any regular or special meeting of the Board, except for any bylaw altered, amended, repealed, added to or made by the shareholders of Rhodes if it is expressly provided by the shareholders that such bylaws may be altered, amended, repealed, added to or made only by the shareholders. The Rhodes Bylaws may also be altered, amended, repealed or added to or new bylaws may be adopted by the vote of the shareholders of Rhodes at any annual meeting or special meeting.

DIRECTOR EXCULPATION AND INDEMNIFICATION

     HEILIG-MEYERS. Under the Virginia SCA a director of a Virginia corporation is not liable for any action taken as a director, or any failure to take any action, if the director performed his duties as a director in accordance with his good faith business judgment of the best interests of the corporation. Unless a director has knowledge of information concerning the matter in question that makes reliance unwarranted, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared by (i) one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented, (ii) legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person's professional or expert competence, or (iii) a committee of the board of directors of which the director is not a member if the director believes, in good faith, that the committee merits confidence. The Heilig-Meyers Articles provide that in every instance permitted by the Virginia SCA the liability of a director of Heilig-Meyers to Heilig-Meyers or its shareholders arising out of a single transaction, occurrence or course of conduct shall be eliminated.

     The Heilig-Meyers Articles require Heilig-Meyers to indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of Heilig-Meyers) because such individual is or was a director of the Corporation or because such individual is or was serving Heilig-Meyers or any other legal entity in any capacity at the request of Heilig-Meyers while a director of Heilig-Meyers against all liabilities and reasonable expenses incurred in the proceeding, except such liability and expenses as are incurred because of such individual's willful misconduct or knowing violation of criminal law.

     RHODES. The Georgia BCC provides that a director shall discharge his duties as a director, including his duties as a member of a committee, in a manner he believes in good faith to be in the best interest of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his duties a director is entitled to rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, legal counsel, public accountants, investment bankers or other persons as to matters the director reasonably believes are within the person's professional or expert competence or a committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence but is not entitled to so rely if he has knowledge concerning the matter in question that makes reliance that would otherwise be so permitted unwarranted. A director is not liable to the corporation or to its shareholders for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with the above provisions of the Georgia BCC. The Rhodes Articles provide that a director of Rhodes shall not be liable to Rhodes or its shareholders for monetary damages, for breach of duty of care or other duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Georgia BCC.

     The Georgia BCC provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. As an exception to this rule, the Georgia BCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with

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the proceeding if it is determined that the director has met the relevant standard of conduct under the Georgia BCC or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not acting in his official capacity. The Georgia BCC provides for mandatory indemnification of a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     The Georgia BCC provides that if authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the above limitations of the Georgia BCC, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. As an exception, the Georgia BCC provides that a corporation shall not so indemnify a director for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation for any appropriation, in violation of the director's duties, of any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for unlawful distributions to shareholders or for any transaction from which he received an improper personal benefit.

     The Georgia BCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is not a director (or, if he or she is also a director, if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes appropriation, in violation of his or her duties, of any business opportunity of the corporation, acts or omissions which involve intentional misconduct or knowing violation of law, for unlawful distributions to shareholders or for receipt of an improper personal benefit. An officer who is not a director is also entitled under the Georgia BCC to mandatory indemnification to the same extent mandatory indemnification is required for a director. Under the Georgia BCC, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     The Rhodes Bylaws provide that Rhodes shall indemnify each person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under the Georgia BCC.

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

     HEILIG-MEYERS. The Virginia SCA provides that any action required or permitted to be taken at a shareholders meeting may be taken without a meeting and without action by the board of directors if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the secretary of the corporation for inclusion in the minutes or filing with the corporate record.

     RHODES. The Georgia BCC provides that action required or permitted by the Georgia BCC to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

PAYMENT OF DIVIDENDS

     HEILIG-MEYERS. Under the Virginia SCA, a corporation may pay dividends or any other distribution to shareholders (i) unless, after the distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential rights upon dissolution, or (ii) unless otherwise provided in the corporation's articles of incorporation. In addition, the Virginia SCA provides that share dividends may be issued unless the articles of incorporation provide otherwise. Shareholders of Heilig-Meyers Common Stock are entitled to such dividends as may be declared by the Heilig-Meyers Board out of funds legally available therefor after payment of dividends on any outstanding Preferred Stock.

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     RHODES. The Georgia BCC provides that a board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and provided that no distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Rhodes Articles provide that, in addition to the powers to make distributions and purchase its own shares conferred generally by law, Rhodes shall have the power to make distributions out of its capital surplus, and to purchase Rhodes' own shares out of its unreserved and unrestricted capital surplus. The Rhodes Bylaws provide that, before declaring any dividends or making any distribution of profits, the Board of Directors may fix and set aside from time to time such sums over and above paid-in capital of the corporation as a reserve for any proper purpose, including expansion, maintenance, or contingencies, as the Board may deem desirable, and the Board may from time to time increase, diminish and vary any such sums to be set aside.

DISSOLUTION AND LIQUIDATION

     HEILIG-MEYERS. The Virginia SCA provides that a corporation's board of directors may propose dissolution of the corporation for submission to the shareholders. Unless the board of directors requires a greater vote, dissolution to be authorized must be approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal to dissolve. The Virginia SCA permits a corporation to provide in its articles of incorporation for a greater or lesser vote so long as the vote provided for is not less than a majority of all votes cast on the proposed dissolution by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists. The Heilig-Meyers Articles do not alter the statutory procedure or requirements for dissolution or liquidation.

     RHODES. The Georgia BCC provides that a corporation's board of directors may propose dissolution for submission to the shareholders and that for a proposal to be adopted, the shareholders entitled to vote must approve the proposal to dissolve, unless the articles of incorporation or the board of directors requires a greater vote or a vote by voting groups, by a majority of all the votes entitled to be cast on that proposal. The Rhodes Articles do not alter the statutory procedure or requirements for dissolution or liquidation.

MERGER, CONSOLIDATION, AND SALES OF ASSETS

     HEILIG-MEYERS. The Virginia SCA provides that, with certain exceptions, a merger, share exchange, and sale or other disposition of all or substantially all of a corporation's assets other that in the ordinary course of business requires the approval of each voting group entitled to vote group thereon by more than two-thirds of all votes entitled to be cast by that voting group unless a greater or lesser (but not less than a majority of votes cast by such voting group) vote is required by the articles of incorporation or unless a greater vote is required by the board of directors. Action by the shareholders of the surviving corporation is not required if (i) articles of incorporation of the surviving corporation will not differ significantly from its articles before the merger; (ii) each shareholder of the surviving corporation whose shares were outstanding before the merger will hold the same number of shares with identical rights and preferences after the merger; and (iii) the number of voting or participating shares outstanding immediately after the merger, plus the number of voting or participating shares issuable as a result of the merger, either by the conversion of shares issued pursuant to the merger or the exercise of warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting or participating shares, respectively, of the surviving corporation outstanding immediately before the merger. The Heilig-Meyers Articles do not alter the provisions of the Virginia SCA regarding shareholder approval required in the event of a merger, share exchange, or sale or other disposition of all or substantially all of the Heilig-Meyers' assets.

     RHODES. The Georgia BCC provides that one or more corporations may merge into another corporation if the board of directors of each corporation adopts a plan of merger and the shareholders of each corporation approve the plan of merger by (a) a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single group, and (b) a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the articles of incorporation unless the Georgia BCC, the articles of incorporation, the bylaws, or the board of directors requires a greater vote or a vote by voting groups; PROVIDED, HOWEVER, that action by the shareholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ (except for such changes which are authorized by the Georgia BCC to be made without action of shareholders) from its articles before the merger, (ii) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is to be an identical outstanding or reacquired share immediately after the merger

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and (iii) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger. Similarly, a corporation may sell, lease, exchange or dispose of all or substantially all of the property of a corporation if approved by the board of directors and the shareholders approve such transaction by a vote of at least a majority of all votes entitled to be cast on the transaction. The Rhodes Articles do not provide for any exceptions or additions to the Georgia BCC with respect to mergers or with respect to the sale, lease, exchange or disposition of all or substantially all of its property.

BUSINESS COMBINATIONS AND TRANSACTIONS WITH CERTAIN PERSONS

     HEILIG-MEYERS. The Virginia SCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement includes mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

     For three years following the time that Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors". A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the Heilig-Meyers Board who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirements provide that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia's corporation's Disinterested Directors.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. Heilig-Meyers has not "opted out" of the Affiliated Transactions provisions.

     RHODES. Rhodes has elected in the Rhodes Bylaws to be subject to certain optional provisions of the Georgia BCC which impose additional voting requirements and substantive and procedural restrictions on the ability of Rhodes to enter into certain transactions with persons who are deemed to be "interested shareholders." These provisions fall into two categories: (i) fair price provisions which are focused on the substantive fairness of transactions consummated between a corporation and an interested shareholder and (ii) provisions which are designed to encourage any person, before acquiring 10% of voting stock of a resident domestic corporation, to seek approval of its board of directors for the terms of any contemplated business combination.

     Rhodes has elected in the Rhodes Bylaws to be subject to certain provisions of the Georgia BCC which subject "business combinations" (as defined in the Georgia BCC) involving "interested shareholders" (generally, a 10% or greater shareholder) to certain additional restrictions and "fair price" requirements.

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     The Georgia BCC provides that, unless certain "fair price" requirements and procedures are followed (as described below), a "business combination" shall, in addition to any vote otherwise required by law or the articles of incorporation of the corporation, be unanimously approved by the "continuing directors" (defined as a director who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation, and who was a director of the corporation prior to the date an interested shareholder first became an interested shareholder) provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.

     The additional vote described above is not required for business combinations in which (a) the consideration per share to be received by shareholders of the corporation is at least equal to the greater of (i) the highest per share price paid by the interested shareholder for shares acquired within two years prior to the announcement date of the business combination or in the transaction in which it became an interested shareholder, whichever is higher or (ii) the "fair market value" per share of the shares owned by such shareholders, as determined with reference to the announcement date of the business combination or the highest closing price of such securities on the date and within a 29 day period preceding the date on which the interested shareholder became an interested shareholder, (b) the consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series, (c) after the interested shareholder has become an interested shareholder and prior to the consummation of such business combination, unless approved by a majority of the continuing directors, there shall not have been (i) certain specified changes to the dividends paid by the corporation (unless the interested shareholder did not vote as a director in favor of certain of such changes and disapproved in writing thereof), (ii) an increase in the interested shareholder's percentage ownership of any class or series of shares of the corporation by more than 1% in any 12 month period, and
(d) after the interested shareholder has become an interested shareholder, the interested shareholder has not received the benefit, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by the corporation or any of its subsidiaries.

     In addition to the above additional voting requirements, Rhodes has elected in its bylaws to be subject to provisions of the Georgia BCC which provide that a resident domestic corporation (the definition of which includes Rhodes) may not engage in any business combination with any interested shareholder for a period of five years following the time that such shareholder became an interested shareholder unless (i) prior to such time the resident domestic corporation's board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) in the transaction which resulted in the shareholder becoming an interested shareholder the interested shareholder became the beneficial owner of at least 90% (excluding shares owned by directors, officers, subsidiaries and certain employee stock ownership plans) of the voting stock of the resident domestic corporation outstanding at the time the transaction commenced, or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% (excluding shares owned by directors, officers, subsidiaries and certain employee stock ownership plans) of the outstanding voting stock of the resident domestic corporation, and the business combination was approved at an annual or special meeting of the shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from such vote the voting stock beneficially owned by the interested shareholder or by directors, officers, subsidiaries, and certain employee stock ownership plans.

CONTROL SHARE ACQUISITIONS

     HEILIG-MEYERS. The Virginia SCA provides that shares acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. The board of directors of Virginia corporation can opt out of this provision at any time before four days after receipt of a control share acquisition notice.

     RHODES. The Georgia BCC does not contain any "control share acquisition" provisions.

DISSENTERS' RIGHTS OF APPRAISAL

     HEILIG-MEYERS. Under the Virginia SCA, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the "fair value" of his shares in the event of, any of the following corporate transactions;

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(a) consummation of a merger to which the corporation is a party, provided that either (i) shareholder approval is required for the merger pursuant to the Virginia SCA or the corporation's articles of incorporation and the shareholder is entitled to vote or (ii) the corporation is a subsidiary being merged with its parent pursuant to a particular Virginia SCA provision for such transactions; (b) consummation of a plan of share exchange to which the corporation is a party as the party whose shares will be acquired, provided that the shareholder is entitled to vote on the plan; (c) consummation of the sale or exchange of all or substantially all the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution of which the shareholder is entitled to vote, and provided that the transaction is neither (i) a transaction pursuant to court order nor (ii) a transaction for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year, or (d) any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     With respect to shares of any class or series that are either listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or held by at least 2,000 record shareholders, dissenters' rights are not available to the holders of such shares by reason of a merger, share exchange or sale or exchange or property unless:
(a) the articles of incorporation of the corporation issuing such shares provide otherwise; (b) in the case of a merger or share exchange, the holders of such shares are required to accept anything other than (i) cash, (ii) shares or membership interests of the surviving or acquiring corporation or limited liability company or shares or membership interests of any other corporation or limited liability company that are either listed subject to notice of issuance on a national securities exchange or held by more than 2,000 record shareholders or members or (iii) a combination of cash and such shares or membership interests; or (c) the transaction is an Affiliated Transaction and has not been approved by a majority of the Disinterested Directors as defined in the Virginia SCA.

     A shareholder who has the right to dissent from a transaction and receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the Virginia SCA in order to maintain such right and obtain such payment.

     RHODES. The Georgia BCC provides that a record shareholder of a corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, consummation of a plan of merger to which the corporation is a party if approval of the shareholders of the corporation is required for the merger and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent, consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan, consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange, or certain amendments to the articles of incorporation that materially and adversely affect certain rights in respect of a dissenter's shares. A shareholder entitled to dissent and obtain payment for his shares under the Georgia BCC may not challenge the corporate action creating his entitlement except for failure to comply with the procedural requirements of the Georgia BCC or the corporation's articles of incorporation or bylaws or in cases of fraud or deception. The Georgia BCC provides that there shall be no right of dissent in favor of the holder of shares of any class or series which were either listed on a national securities exchange or held of record by more than 2,000 shareholders unless, in the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders except for scrip or cash payments in lieu of fractional shares, or the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

INTERESTED DIRECTOR TRANSACTIONS

     HEILIG-MEYERS. The Virginia SCA provides that a transaction with a corporation in which a director of the corporation has a direct or indirect personal interest (a "CONFLICT OF INTERESTS TRANSACTION") is not voidable by the corporation if (i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and a majority of the disinterested directors on the board of directors or a committee of the board of directors authorized, approved or ratified the transaction, (ii) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction, or (iii) the transaction was fair to the corporation. The Virginia SCA states that a director of a corporation has an indirect personal interest in a transaction if (a) another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction or (b) another entity of which he is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation. Shares owned by or voted under

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the control of the director who has a direct or indirect personal interest in the transaction, and shares owned by or voted under the control of an entity in which such director has a material financial interest or in which he is a general partner may not be counted to determine whether to authorize, approve, or ratify a conflict of interests transaction; however, such shares will be counted in determining whether the transaction is approved under other sections of the Virginia SCA.

     RHODES. The Georgia BCC provides that a transaction effected or proposed to be effected by a corporation that is not a "director's conflicting interest transaction" may not be enjoined, set aside or give rise to an award of damages or other sanctions in an action by a shareholder on the ground of an interest in the transaction of a director or any other person with whom he has an economic, personal or other association. A "director's conflicting interest transaction" means a transaction effected or proposed to be effected by the corporation respecting which a director of the corporation has a "conflicting interest."

     The Georgia BCC defines "conflicting interest" as the interest a director of the corporation has respecting a transaction effected or proposed to be effected by the corporation if (a) whether or not the transaction is brought before the board of directors of the corporation for action, to the knowledge of the director at the time when the transaction is consummated or when the corporation becomes contractually obligated to effect the transaction (the "time of commitment") he or a "related person" (immediate family member, housemate, trust or estate of which director is beneficiary or trust, estate, incompetent, conservatee or minor of which the director is a fiduciary) is a party to the transaction or has a beneficial financial interest in or so closely linked to the transaction and of such financial significance to the director or a related person that it would reasonably be expected to exert an influence on the director's judgment if he were called upon to vote on the transaction or (b) the transaction is brought (or is of the type that would normally be brought) before the board of directors of the corporation for action and to the knowledge of the director at the time of commitment any of the following persons is either a party to the transaction or has a beneficial financial interest so closely linked to the transaction and of such financial significance to that person that it would reasonably be expected to exert an influence on the director's judgment if he were called to vote on the transaction: (i) an entity (other than the corporation) of which the director is a director, general partner, agent or employee, (ii) a person that controls one or more of such entities or an entity that is controlled by, or is under common control with, one or more of such entities, or (iii) an individual who is a general partner, principal or employer of the director.

     The Georgia BCC provides that a director's conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions in an action by a shareholder if the transaction received the affirmative vote of a majority (but not less than two) of those independent directors on the board of directors or on a duly empowered committee thereof who voted on the transaction after disclosure of the conflicting interest to them. The Georgia BCC also provides that a director's conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions in an action by a shareholder if (a) the transaction, judged in the circumstances at the time of commitment, is established to have been fair to the corporation or (b) a majority of the votes entitled to be cast by disinterested shareholders were cast in favor of the transaction after disclosure of the conflicting interest.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Proxy Statement/Prospectus by reference from the Heilig-Meyers Company's Annual Report on Form 10-K for the year ended February 29, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Rhodes as of February 29, 1996 and February 28, 1995 and for the three years ended February 29, 1996 included in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon such report given upon the authority of said firm as experts in giving said report.

     The financial statements of the Weberg Division as of December 1994 and for the year then ended included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Representatives of Rhodes' independent public accountants, Arthur Andersen LLP, will be present at the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 LEGAL MATTERS

     The legality of the shares of Heilig-Meyers Common Stock being offered hereby is being passed upon for Heilig-Meyers by McGuire, Woods, Battle & Boothe, L.L.P, Richmond, Virginia.

     As of November 1, 1996, partners and associates of McGuire, Woods, Battle & Boothe, L.L.P., who performed services in connection with the offering made by this Proxy Statement/Prospectus, owned of record and beneficially 3,574 shares of Heilig-Meyers Common Stock. Robert L. Burrus, Jr., a director of Heilig-Meyers, is a partner of that firm.

                             SHAREHOLDER PROPOSALS

     If the Merger is not consummated, Rhodes will hold a 1997 Annual Meeting of Shareholders. As noted in Rhodes' proxy statement relating to the 1996 Annual Meeting of Shareholders, any Shareholder proposals intended to be presented at Rhodes' 1997 Annual Meeting of Shareholders, if the Merger is not consummated prior thereto, must be received by Rhodes on or before February 12, 1997 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Rhodes Board of Director in connection with such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Board of Directors of Rhodes knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of such Special Meeting as determined by a majority of the Board of Directors of Rhodes, as applicable.

                         INDEX TO FINANCIAL STATEMENTS


RHODES, INC.

Report of Independent Public Accountants...............................................................................   F-2

Consolidated Balance Sheets at August 31, 1996 (unaudited),
  February 29, 1995 and February 28, 1995..............................................................................   F-3

Consolidated Statements of Operations for the six months ended
  August 31, 1996 and August 31, 1995 (unaudited) and the Fiscal
  Years ended February 29, 1996, February 28, 1995 and
  February 28, 1994....................................................................................................   F-4

Consolidated Statements of Shareholders' Equity
  for the six months ended August 31, 1996 (unaudited)
  and for the Fiscal Years ended February 29, 1996,
  February 28, 1995 and February 28, 1994..............................................................................   F-5

Consolidated Statements of Cash Flows for the six
  months ended August 31, 1996 and August 31,
  1995 (unaudited) and for the Fiscal Years ended
  February 29, 1996, February 28, 1995 and
  February 28, 1994....................................................................................................   F-6

Notes to Consolidated Financial Statements for the six
  months ended August 31, 1996 (unaudited) and for
  the Fiscal Years ended February 29, 1996,
  February 28, 1995 and February 28, 1994..............................................................................   F-7

WEBERG DIVISION (A DIVISION OF WEBERG ENTERPRISES, INC.)

Independent Auditors' Report...........................................................................................   F-19

Balance Sheet at December 31, 1994.....................................................................................   F-20

Statement of Income for the Year Ended
  December 31, 1994....................................................................................................   F-21

Statement of Cash Flows for the Year Ended
  December 31, 1994....................................................................................................   F-22

Notes to Financial Statements..........................................................................................   F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND
THE SHAREHOLDERS OF RHODES, INC.

     We have audited the accompanying consolidated balance sheets of Rhodes, Inc. (a Georgia corporation) and subsidiaries as of February 29, 1996 and February 28, 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended February 29, 1996. These financial statements are the responsibility of Rhodes' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rhodes, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995, and the results of their operations and their cash flows for each of the three years in the period ended February 29, 1996 in conformity with generally accepted accounting principles.

     ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 25, 1996

                         RHODES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                   AUGUST 31, 1996    FEBRUARY 29,    FEBRUARY 28,
ASSETS                                                                               (UNAUDITED)          1996            1995
                                                                                   ---------------    ------------    ------------
                                                                                                   (IN THOUSANDS)
CURRENT ASSETS:
  Cash..........................................................................      $     716         $    312        $  3,268
  Accounts receivable...........................................................          7,838            5,212           3,398
  Inventories at LIFO cost......................................................         85,052           87,965          54,386
  Prepaid expenses and other....................................................          8,034           10,072           5,356
  Deferred tax assets...........................................................          6,152            2,157             861
                                                                                   ---------------    ------------    ------------
       TOTAL CURRENT ASSETS.....................................................        107,792          105,718          67,269
                                                                                   ---------------    ------------    ------------
PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation and amortization of $43,440 at August 31, 1996, $39,007 at February 29, 1996 and $34,007 at
  February 28, 1995.............................................................         80,563           75,951          55,142
                                                                                   ---------------    ------------    ------------
CAPITALIZED REAL ESTATE LEASES, at cost, less accumulated amortization of $6,019 at August 31, 1996 , $5,640 at February 29, 1996 and $4,882 at February 28,
  1995..........................................................................          5,925            6,304           7,062
                                                                                   ---------------    ------------    ------------
INTANGIBLE ASSETS, net
  Goodwill......................................................................         61,849           62,482          60,319
  Favorable leases..............................................................          2,666            2,962           3,825
  Other intangibles.............................................................          2,602            2,488           2,387
                                                                                   ---------------    ------------    ------------
       TOTAL INTANGIBLE ASSETS..................................................         67,117           67,932          66,531
                                                                                   ---------------    ------------    ------------
OTHER ASSETS....................................................................          5,380            5,854           2,406
                                                                                   ---------------    ------------    ------------
       TOTAL ASSETS.............................................................      $ 266,777         $261,759        $198,410
                                                                                   ---------------    ------------    ------------
                                                                                   ---------------    ------------    ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes and Loans Payable.......................................................      $   3,171               --              --
  Current maturities of long-term debt and capital lease obligations............         14,945         $ 12,695        $    967
  Accounts payable..............................................................         47,916           47,745          35,403
  Accrued interest..............................................................          1,241            1,000             781
  Accrued liabilities...........................................................         27,919           25,912          19,374
  Deferred income...............................................................         12,236           11,247           9,795
  Current portion deferred gain -- sale/leasebacks..............................            541              318             318
  Current income taxes payable..................................................             --               --             460
                                                                                   ---------------    ------------    ------------
       TOTAL CURRENT LIABILITIES................................................        107,969           98,917          67,098
                                                                                   ---------------    ------------    ------------
DEFERRED INCOME TAXES...........................................................          6,862            6,862           7,070
                                                                                   ---------------    ------------    ------------
LONG-TERM DEBT, less current maturities.........................................         72,390           70,642          40,000
                                                                                   ---------------    ------------    ------------
OBLIGATIONS UNDER CAPITAL LEASES................................................         12,855           12,928          14,035
                                                                                   ---------------    ------------    ------------
DEFERRED GAIN -- SALE/LEASEBACKS................................................          1,895            2,390           2,707
                                                                                   ---------------    ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDERS' EQUITY:
  Common Stock, no par value, 20,000 shares authorized and 9,150, 9,134 and
     9,463 shares outstanding at August 31, 1996, February 29, 1996 and February
     28, 1995, respectively.....................................................             --               --              --
  Paid-in Capital...............................................................         99,838           99,709         103,179
  Accumulated deficit...........................................................        (35,032)         (29,689)        (35,679)
                                                                                   ---------------    ------------    ------------
TOTAL SHAREHOLDERS' EQUITY......................................................         64,806           70,020          67,500
                                                                                   ---------------    ------------    ------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................      $ 266,777         $261,759        $198,410
                                                                                   ---------------    ------------    ------------
                                                                                   ---------------    ------------    ------------

The accompanying notes are an integral part of these consolidated balance sheets

                         RHODES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 SIX MONTHS ENDED                YEARS ENDED
                                                             ------------------------    ----------------------------
                                                             AUGUST 31,    AUGUST 31,    FEBRUARY 29,    FEBRUARY 28,
                                                                1996          1995           1996            1995
                                                             ----------    ----------    ------------    ------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                   (UNAUDITED)
NET SALES.................................................    $238,764      $184,818       $430,193        $361,238
COST OF GOODS SOLD........................................     131,244        96,161        225,953         185,995
                                                             ----------    ----------    ------------    ------------
GROSS PROFIT..............................................     107,520        88,657        204,240         175,243
                                                             ----------    ----------    ------------    ------------
FINANCE CHARGES AND INSURANCE
  COMMISSIONS.............................................       3,397         3,094          5,822           4,935
                                                             ----------    ----------    ------------    ------------
OPERATING EXPENSES
  Selling.................................................      40,555        30,356         72,104          57,720
  General and administrative..............................      72,672        49,321        115,809          93,391
  Provision for credit losses.............................         211            42            167             164
  Amortization of intangibles.............................       1,597         1,444          2,933           3,074
  Other expense (income), net.............................         (35)         (105)          (401)            197
  Nonrecurring charge.....................................          --            --          2,400              --
                                                             ----------    ----------    ------------    ------------
                                                               115,000        81,058        193,012         154,546
                                                             ----------    ----------    ------------    ------------
OPERATING INCOME (LOSS)...................................      (4,083)       10,693         17,050          25,632
  Interest expense, net...................................       4,973         3,107          6,898           6,109
                                                             ----------    ----------    ------------    ------------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM.........      (9,056)        7,586         10,152          19,523
PROVISION (BENEFIT) FOR INCOME TAXES......................      (3,713)        3,110          4,162           8,004
                                                             ----------    ----------    ------------    ------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...............      (5,343)        4,476          5,990          11,519
Extraordinary Item-Early Retirement of Debt, Net of Income
  Tax Effect (Note 10)....................................          --            --             --              --
                                                             ----------    ----------    ------------    ------------
NET INCOME (LOSS).........................................    $ (5,343)     $  4,476       $  5,990        $ 11,519
                                                             ----------    ----------    ------------    ------------
NET INCOME (LOSS) PER SHARE OF COMMON STOCK BEFORE
  EXTRAORDINARY ITEM......................................    $  (0.58)     $   0.48       $   0.64        $   1.18
EXTRAORDINARY ITEM PER SHARE OF COMMON STOCK..............          --            --             --              --
                                                             ----------    ----------    ------------    ------------
NET INCOME (LOSS) PER SHARE...............................    $  (0.58)     $   0.48       $   0.64        $   1.18
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING.............................................       9,150         9,355          9,304           9,760


                                                            FEBRUARY 28,
                                                                1994
                                                            ------------

NET SALES.................................................    $325,255
COST OF GOODS SOLD........................................     168,425
                                                            ------------
GROSS PROFIT..............................................     156,830
                                                            ------------
FINANCE CHARGES AND INSURANCE
  COMMISSIONS.............................................       4,892
                                                            ------------
OPERATING EXPENSES
  Selling.................................................      51,865
  General and administrative..............................      84,404
  Provision for credit losses.............................         213
  Amortization of intangibles.............................       3,132
  Other expense (income), net.............................           8
  Nonrecurring charge.....................................          --
                                                            ------------
                                                               139,622
                                                            ------------
OPERATING INCOME (LOSS)...................................      22,100
  Interest expense, net...................................      11,545
                                                            ------------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM.........      10,555
PROVISION (BENEFIT) FOR INCOME TAXES......................       4,508
                                                            ------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...............       6,047
Extraordinary Item-Early Retirement of Debt, Net of Income
  Tax Effect (Note 10)....................................      (2,727)
                                                            ------------
NET INCOME (LOSS).........................................    $  3,320
                                                            ------------
NET INCOME (LOSS) PER SHARE OF COMMON STOCK BEFORE
  EXTRAORDINARY ITEM......................................    $   0.83
EXTRAORDINARY ITEM PER SHARE OF COMMON STOCK..............       (0.38)
                                                            ------------
NET INCOME (LOSS) PER SHARE...............................    $   0.45
                                                            ------------
                                                            ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING.............................................    $  7,302

  The accompanying notes are an integral part of these consolidated statements

                         RHODES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                             CLASS A
                                                         PREFERRED STOCK,
                                                            CUMULATIVE          COMMON
                                                            DIVIDENDS,          STOCK,       PAID-IN     ACCUMULATED
                                                           NO PAR VALUE      NO PAR VALUE    CAPITAL       DEFICIT
                                                         ----------------    ------------    --------    -----------
                                                                               (IN THOUSANDS)
BALANCE, February 28, 1993............................       $ 14,181          $     --      $ 12,487     $ (50,518)
  Net income..........................................             --                --            --         3,320
  Accrual of cumulative dividends on Series A
     Preferred Stock..................................            479                --          (479)           --
  Issuance of Common Stock, net of issuance
     expenses.........................................             --                --        45,499            --
  Exchange of long-term debt for Common Stock.........             --                --        34,309            --
  Exchange of preferred sock and accumulated dividends
     for Common Stock.................................        (14,660)               --        14,660            --
  Issuance of Common Stock, from exercise of stock
     options..........................................             --                --           631            --
                                                         ----------------    ------------    --------    -----------
BALANCE, February 28, 1994............................             --                --       107,107       (47,198)
  Net income..........................................             --                --            --        11,519
  Registration expenses incurred in secondary
     offering.........................................             --                --          (262)           --
  Repurchase of Common Stock..........................             --                --        (3,684)           --
  Issuance of Common Stock, from exercise of stock
     options..........................................             --                --            18            --
                                                         ----------------    ------------    --------    -----------
BALANCE, February 28, 1995............................             --                --       103,179       (35,679)
  Net income..........................................             --                --            --         5,990
  Issuance of Common Stock, from employee stock
     purchase plan....................................             --                --           350            --
  Repurchase of Common Stock..........................             --                --        (3,820)           --
                                                         ----------------    ------------    --------    -----------
BALANCE, February 29, 1996............................       $     --          $     --      $ 99,709     $ (29,689)
                                                         ----------------    ------------    --------    -----------
  Net loss (unaudited)................................             --                --            --        (5,343)
  Issuance of Common Stock, from employee stock
     purchase plan (unaudited)........................             --                --           129            --
                                                         ----------------    ------------    --------    -----------
BALANCE, August 31, 1996 (unaudited)..................       $     --          $     --      $ 99,838     $ (35,032)
                                                         ----------------    ------------    --------    -----------
                                                         ----------------    ------------    --------    -----------


                                                            TOTAL
                                                        SHAREHOLDERS'
                                                           EQUITY
                                                          (DEFICIT)
                                                        -------------

BALANCE, February 28, 1993............................    $ (23,850)
  Net income..........................................        3,320
  Accrual of cumulative dividends on Series A
     Preferred Stock..................................           --
  Issuance of Common Stock, net of issuance
     expenses.........................................       45,499
  Exchange of long-term debt for Common Stock.........       34,309
  Exchange of preferred sock and accumulated dividends
     for Common Stock.................................           --
  Issuance of Common Stock, from exercise of stock
     options..........................................          631
                                                        -------------
BALANCE, February 28, 1994............................       59,909
  Net income..........................................       11,519
  Registration expenses incurred in secondary
     offering.........................................         (262)
  Repurchase of Common Stock..........................       (3,684)
  Issuance of Common Stock, from exercise of stock
     options..........................................           18
                                                        -------------
BALANCE, February 28, 1995............................       67,500
  Net income..........................................        5,990
  Issuance of Common Stock, from employee stock
     purchase plan....................................          350
  Repurchase of Common Stock..........................       (3,820)
                                                        -------------
BALANCE, February 29, 1996............................    $  70,020
                                                        -------------
  Net loss (unaudited)................................       (5,343)
  Issuance of Common Stock, from employee stock
     purchase plan (unaudited)........................          129
                                                        -------------
BALANCE, August 31, 1996 (unaudited)..................    $  64,806
                                                        -------------
                                                        -------------

  The accompanying notes are an integral part of these consolidated statements

                         RHODES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED                YEARS ENDED
                                                             ------------------------    ----------------------------
                                                             AUGUST 31,    AUGUST 31,    FEBRUARY 29,    FEBRUARY 28,
                                                                1996          1995           1996            1995
                                                             ----------    ----------    ------------    ------------
                                                                                 (IN THOUSANDS)
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................    $ (5,343)     $  4,476       $  5,990        $ 11,519
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Extraordinary item-early retirement of debt.............          --            --             --              --
  Depreciation and amortization...........................       5,409         3,765          8,439           6,722
  Change in deferred income taxes.........................      (3,995)           --         (1,504)            735
  Amortization of intangibles.............................       1,597         1,444          2,933           3,074
  Noncash interest expense................................          --            --             --              --
  Amortization of gain-sale/leasebacks....................        (272)         (159)          (317)           (318)
  Write-off of intangible assets..........................          --            85             90              --
  Changes in current assets and liabilities, net of
  acquisitions:
    Receivables, net......................................      (2,626)         (697)        (1,814)         (1,325)
    Inventories...........................................       2,913        (6,041)        (3,308)         (6,199)
    Prepaid expenses and other............................       2,607           169         (3,851)           (981)
    Accounts payable and accrued liabilities..............       2,419         2,186         15,141          11,644
    Deferred income on warranties and undelivered sales...         989           787          1,452           1,063
                                                             ----------    ----------    ------------    ------------
      Net cash provided by operating activities...........       3,698         6,015         23,251          25,934
                                                             ----------    ----------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Retirements of property and equipment, net..............         182           771          1,319           1,079
  Purchase of Weberg, net of cash acquired................          --            --        (30,711)             --
  Purchase of Glick's, net of cash acquired...............          --            --        (10,742)             --
  Additions to property and equipment.....................      (9,802)      (13,299)       (23,477)        (14,101)
  Additions to intangible assets..........................        (782)           --           (437)            (54)
  Decrease (increase) in other assets.....................        (117)          574             48             (68)
                                                             ----------    ----------    ------------    ------------
    Net cash used in investing activities.................     (10,592)      (12,511)       (64,000)        (13,144)
                                                             ----------    ----------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt, net.......................          --            --             --          (2,471)
  Repayment of long-term debt.............................          --          (222)            --          (2,568)
  (Decrease) increase in obligations under capital
    leases................................................         (73)         (557)        (1,029)           (790)
  Prepayment penalty for early retirement of debt.........          --            --             --              --
  Proceeds from the Senior Secured Financing..............          --            --             --              --
  Proceeds from issuance of long-term debt................       3,998            --         42,292              --
  Proceeds from short-term debt...........................       3,171         6,593             --              --
  Expenses incurred for stock registration................          --            --             --            (262)
  Repurchase of stock.....................................          --        (2,490)        (3,820)         (3,684)
  Proceeds from sale of stock-employee purchase plan......         129           178            350              --
  Proceeds from sale of stock.............................          --            --             --              --
  Exercise of stock options...............................          --            --             --              18
                                                             ----------    ----------    ------------    ------------
    Net cash provided by (used in) financing activities...       7,298         4,059         37,793          (9,757)
                                                             ----------    ----------    ------------    ------------
INCREASE (DECREASE) IN CASH...............................         404        (2,437)        (2,956)          3,033
CASH AT BEGINNING OF PERIOD...............................         312         3,268          3,268             235
                                                             ----------    ----------    ------------    ------------
CASH AT END OF PERIOD.....................................    $    716      $    831       $    312        $  3,268
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest................................................    $  4,973      $  3,107       $  6,898        $  6,109
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------
  Income taxes............................................    $     62      $  2,332       $  7,580        $  6,689
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Reduction of long-term debt in stock for debt
    exchange..............................................    $     --      $     --       $     --        $     --
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------
  Exchange of preferred stock and accumulated dividends
    for Common Stock......................................    $     --      $     --       $     --        $     --
                                                             ----------    ----------    ------------    ------------
                                                             ----------    ----------    ------------    ------------


                                                            FEBRUARY 28,
                                                                1994
                                                            ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................    $  3,320
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Extraordinary item-early retirement of debt.............       3,527
  Depreciation and amortization...........................       6,399
  Change in deferred income taxes.........................       2,373
  Amortization of intangibles.............................       3,132
  Noncash interest expense................................       2,626
  Amortization of gain-sale/leasebacks....................        (318)
  Write-off of intangible assets..........................          --
  Changes in current assets and liabilities, net of
  acquisitions:
    Receivables, net......................................         840
    Inventories...........................................     (10,861)
    Prepaid expenses and other............................        (223)
    Accounts payable and accrued liabilities..............       8,206
    Deferred income on warranties and undelivered sales...         423
                                                            ------------
      Net cash provided by operating activities...........      19,444
                                                            ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Retirements of property and equipment, net..............          97
  Purchase of Weberg, net of cash acquired................          --
  Purchase of Glick's, net of cash acquired...............          --
  Additions to property and equipment.....................      (6,860)
  Additions to intangible assets..........................      (1,407)
  Decrease (increase) in other assets.....................      (1,511)
                                                            ------------
    Net cash used in investing activities.................      (9,681)
                                                            ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt, net.......................      (4,976)
  Repayment of long-term debt.............................     (88,363)
  (Decrease) increase in obligations under capital
    leases................................................         147
  Prepayment penalty for early retirement of debt.........      (2,624)
  Proceeds from the Senior Secured Financing..............      40,000
  Proceeds from issuance of long-term debt................          --
  Proceeds from short-term debt...........................          --
  Expenses incurred for stock registration................          --
  Repurchase of stock.....................................          --
  Proceeds from sale of stock-employee purchase plan......          --
  Proceeds from sale of stock.............................      45,499
  Exercise of stock options...............................         631
                                                            ------------
    Net cash provided by (used in) financing activities...      (9,686)
                                                            ------------
INCREASE (DECREASE) IN CASH...............................          77
CASH AT BEGINNING OF PERIOD...............................         158
                                                            ------------
CASH AT END OF PERIOD.....................................    $    235
                                                            ------------
                                                            ------------
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest................................................    $  8,919
                                                            ------------
                                                            ------------
  Income taxes............................................    $  1,320
                                                            ------------
                                                            ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Reduction of long-term debt in stock for debt
    exchange..............................................    $ 34,309
                                                            ------------
                                                            ------------
  Exchange of preferred stock and accumulated dividends
    for Common Stock......................................    $ 14,660
                                                            ------------
                                                            ------------

  The accompanying notes are an integral part of these consolidated statements

                         RHODES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           FEBRUARY 29, 1996, FEBRUARY 28, 1995 AND FEBRUARY 28, 1994
 (AMOUNTS AND DISCLOSURES APPLICABLE TO AUGUST 31, 1996 AND 1995 ARE UNAUDITED)

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

  INTRODUCTION

     Rhodes is one of the largest specialty furniture retailers in the United States. Founded in 1875, Rhodes operated 107 stores at August 31, 1996 in metropolitan areas of 15 contiguous Southern, Midwestern and Western states and for many years has focused on selling brand name residential furniture to middle-income customers.

     On September 20, 1988, Rhodes Acquisition Corp., a wholly owned subsidiary of RHD Holdings Corp, ("RHD Holdings" or "RHD"), was merged with and into Rhodes, Inc. ("Rhodes" or the "Company"), in which merger (the "Acquisition") Rhodes was the surviving corporation. As a result of the Acquisition, Rhodes became a wholly owned subsidiary of RHD Holdings. For financial statement purposes, the Acquisition was accounted for by the purchase method of accounting effective September 21, 1988. Upon approval by the board of directors of Rhodes and RHD Holdings on June 11, 1991, Rhodes and RHD Holdings entered into an Agreement and Plan of Merger, which provided for the merger of RHD Holdings with and into Rhodes. Rhodes was the surviving corporation in the 1991 Merger.

  INITIAL PUBLIC OFFERING

     In April 1993, Rhodes' board of directors approved a plan of recapitalization (the "Recapitalization") whereby it would offer a certain number of shares of Common Stock for sale to the public (the "Offering") and Green Capital Investors, L.P. ("Green Capital") would exchange its Class A Preferred Stock (including accumulated, unpaid dividends) and Junior Discount Subordinated Redeemable Debentures Due 2000 for Common Stock of Rhodes (the "Exchange"), at an exchange price equal to the stock price in an initial public offering. Rhodes effected a 1.8-for-1 stock split of Rhodes' Common Stock prior to the Offering. As a part of the Recapitalization, Rhodes also refinanced and repaid certain of its outstanding debt.

     In conjunction with the above, Rhodes also increased the number of authorized shares of Common Stock to 20,000,000.

  BASIS OF PRESENTATION

     The consolidated financial statements of Rhodes include the accounts of Rhodes and all subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATION

     Certain reclassifications of prior years' amounts have been made to conform with the current year's presentation.

  BUSINESS SEGMENT

     Rhodes has one business segment consisting of the retail sale of home furnishings.

  INSTALLMENT RECEIVABLES AND REVENUE RECOGNITION

     All merchandise sales are recorded upon delivery of furniture. Pursuant to an ongoing merchant agreement, Beneficial National Bank USA ("BNB") provides Rhodes with its private label credit facility for credit sales. This arrangement eliminates the risks associated with credit losses and interest fluctuations on its accounts receivables portfolio. Accounts receivable consists primarily of miscellaneous receivables from customers and amounts awaiting funding from BNB.

     Finance commissions are recognized for the sale of certain installment contracts to BNB.

     Rhodes offers credit insurance coverage through third parties in connection with its furniture sales and earns monthly commissions.

  INVENTORIES

     Inventories are stated at the lower of cost (last in, first out method -- LlFO) or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Rhodes' financial instruments are stated at their fair value in the accompanying financial statements at February 29, 1996 and February 28, 1995 with the exception of long-term debt (see Note 3).

  PROPERTY AND EQUIPMENT

     Depreciation is provided using the straight-line method for financial reporting and accelerated methods for income tax purposes. The ranges of annual depreciation percentages, which reflect estimated useful lives, are as follows: buildings -- 2% to 4% and equipment and other assets -- 10% to 25%. Capitalized real estate leases are amortized on a straight-line basis over the terms of the leases which range from 18 to 25 years. Leasehold improvements are amortized over the life of the asset or the lease term, whichever is shorter. Repair and maintenance costs are expensed as incurred.

     Property and equipment are summarized as follows:

                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
Land......................................................................     $  8,036        $  8,416
Buildings.................................................................       31,807          30,045
Leasehold improvements, equipment and other...............................       75,115          50,688
                                                                             ------------    ------------
                                                                               $114,958        $ 89,149
Less accumulated depreciation and amortization............................      (39,007)        (34,007)
                                                                             ------------    ------------
                                                                               $ 75,951        $ 55,142
                                                                             ------------    ------------
                                                                             ------------    ------------

     Capitalized real estate leases are summarized as follows:

                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
Land......................................................................     $  2,267        $  2,267
Buildings.................................................................     $  9,677        $  9,677
                                                                             ------------    ------------
                                                                               $ 11,944        $ 11,944
     Less accumulated amortization........................................     $ (5,640)       $ (4,882)
                                                                             ------------    ------------
                                                                               $  6,304        $  7,062
                                                                             ------------    ------------
                                                                             ------------    ------------

  INTANGIBLE ASSETS

     Goodwill represents the excess of the purchase price over identifiable assets acquired and is being amortized on a straight-line basis over 40 years. Amortization expense for goodwill totaled $1,824,000 for fiscal 1996, and $1,798,000 for fiscal 1995 and 1994. Accumulated amortization for goodwill totaled $13,413,000 and $11,590,000 as of February 29,1996 and February 28,1995,
respectively. Rhodes continually evaluates whether events and circumstances have occurred which would indicate the remaining estimated useful life of goodwill may warrant revision. When factors indicate that goodwill should be evaluated for possible impairment, Rhodes uses an estimate of undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Favorable leases represent the difference between market rates and contract rates of store leases as of the time of the Acquisition and are being amortized over the remaining terms of the leases. Amortization expense for favorable leases totaled $773,000, $953,000 and $1,091,000 for fiscal 1996, 1995, and
1994, respectively. Accumulated amortization for favorable leases totaled $8,384,000 and $7,646,000 as of February 29, 1996 and February 28, 1995,
respectively.

     Other intangibles include deferred loan costs incurred in connection with the Acquisition and subsequent refinancing, which are being amortized over the terms of the applicable debt. Amortization expense for these items (exclusive of the fiscal 1994 writeoff of loan costs related to the Recapitalization (see Note
10)) for fiscal 1996, 1995, and 1994, totaled approximately $336,000, $323,000 and $190,000, respectively. Accumulated amortization for other intangibles totaled $908,000 and $690,000 as of February 29, 1996 and February 28, 1995, respectively.

  WARRANTY CONTRACTS

     Rhodes markets extended warranty contracts to its customers on certain merchandise at the time of the initial sale. Extended warranty contract revenue is deferred and recognized over the contract period on a straight-line or other reasonable basis. Rhodes is recognizing such income based on its historical data on service and repair claims. Historical data on service and repair claims is updated periodically and the income recognition on warranties is adjusted accordingly. As a result, net warranty sales of $1,154,000, $1,878,000 and $1,587,000, less net direct expenses of $253,000, $413,000 and $349,000, respectively, were deferred to future periods in fiscal 1996, 1995 and 1994, respectively.

  EARNINGS PER SHARE

     The historical net income per common share is calculated by dividing net income applicable to Common Stock by the weighted average shares of Common Stock outstanding. Most stock options were antidilutive for earnings per share calculations for fiscal 1996, 1995 and 1994.

  UNAUDITED FINANCIAL STATEMENTS

     The unaudited financial statements and the related notes thereto for the six months ended August 31, 1996 and 1995 include, in the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company and are prepared on the same basis as the audited annual statements.

2. FEDERAL AND STATE INCOME TAXES

     Rhodes follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the determination of deferred income taxes using the liability method under which deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized.

     The components of the net deferred tax liability are as follows:

                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
Total deferred tax liabilities............................................     $ 16,780        $ 16,403
Total deferred tax assets.................................................      (15,005)        (13,124)
Valuation allowance.......................................................        2,930           2,930
                                                                             ------------    ------------
Net deferred tax liabilities..............................................     $  4,705        $  6,209
                                                                             ------------    ------------
                                                                             ------------    ------------

     The net deferred tax liabilities are classified on Rhodes' balance sheet as follows:

                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
Net current deferred tax assets...........................................     $ (2,157)       $   (861)
Net non-current deferred income taxes.....................................        6,862           7,070
                                                                             ------------    ------------
Net deferred tax liabilities..............................................     $  4,705        $  6,209
                                                                             ------------    ------------
                                                                             ------------    ------------

     The sources of the difference between the financial accounting and tax basis of Rhodes' assets and liabilities which give rise to the deferred tax liabilities and deferred tax assets and the tax effects of each are as follows:

                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
DEFERRED TAX LIABILITIES:
  Stepped-up basis in fixed assets........................................     $  5,864        $  6,263
  Favorable leases........................................................        1,155           1,492
  Acquisition costs.......................................................          696           1,340
  Depreciation............................................................        3,974           3,108
  Inventories.............................................................        4,148           3,491
  Other...................................................................          943             709
                                                                             ------------    ------------
                                                                               $ 16,780        $ 16,403
                                                                             ------------    ------------
                                                                             ------------    ------------


                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
DEFERRED TAX ASSETS:
  Capitalized leases......................................................     $  2,779        $  2,763
  Gain-Sale/leaseback.....................................................          932           1,056
  Gain on Property disposals..............................................        1,325           1,395
  Deferred rent...........................................................          852             692
  Accrued expenses........................................................        2,731           1,792
  Deferred revenues.......................................................        2,481           2,049
  Uniform inventory cost capitalization...................................        1,296             848
  Net operating loss carryforwards........................................           --           2,404
  Other...................................................................        2,609             125
                                                                             ------------    ------------
                                                                               $ 15,005        $ 13,124
                                                                             ------------    ------------
                                                                             ------------    ------------

     Rhodes has established a valuation allowance of $2.9 million as of February 29, 1996 and February 28, 1995 because of the uncertainty regarding the realizability of certain deferred tax assets.

     The consolidated provision for income taxes before extraordinary item consists of the following:

                                                               YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                              FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,
                                                                  1996            1995            1994
                                                              ------------    ------------    ------------
                                                                             (IN THOUSANDS)
Current....................................................     $  5,407         $7,269          $1,335
Deferred...................................................       (1,245)           735           3,173
                                                              ------------    ------------    ------------
                                                                $  4,162         $8,004          $4,508
                                                              ------------    ------------    ------------
                                                              ------------    ------------    ------------

     The tax provision differed from the amounts resulting from multiplying the income before income taxes and extraordinary item by the statutory federal income tax rates. The reasons for these differences were as follows:

                                                               YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                              FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,
                                                                  1996            1995            1994
                                                              ------------    ------------    ------------
                                                                             (IN THOUSANDS)
Federal income tax provision at statutory rates............     $  3,553         $6,833          $3,694
State income tax provision, net of federal income tax
  benefit..................................................          406            780             422
Amortization of intangible assets not deductible for tax
  purposes.................................................          717            701             717
Tax reserve adjustment.....................................         (645)            --              --
Increase of net deferred tax liabilities from fiscal 1994
  tax rate change..........................................           --             --              31
Other......................................................          131           (310)           (356)
                                                              ------------    ------------    ------------
                                                                $  4,162         $8,004          $4,508
                                                              ------------    ------------    ------------
                                                              ------------    ------------    ------------

3. LONG-TERM DEBT

                                                                              YEAR ENDED      YEAR ENDED
                                                                             FEBRUARY 29,    FEBRUARY 28,
                                                                                 1996            1995
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
SENIOR SECURED NOTES:
Tranche A, 9%, due June 15, 1999..........................................     $ 29,778        $ 30,000
Tranche B, 10%, due June 15, 2000.........................................       10,000          10,000
Unsecured Notes payable at prime rate plus 3.0% with quarterly
  installments of $100,000 beginning March 31,1996........................        2,000              --
Revolving Note with maximum availability of $45 million or 50% of eligible
  inventory expiring January 12, 1999.....................................       21,764              --
Secured Term Loan payable in quarterly installments beginning March 1,
  1996, with the final installments due January, 1999.....................       18,750              --
                                                                             ------------    ------------
                                                                                 82,292          40,000
Less current portion......................................................       11,650              --
                                                                             ------------    ------------
                                                                               $ 70,642        $ 40,000
                                                                             ------------    ------------
                                                                             ------------    ------------

     The aggregate annual payments required for the above notes during each of the next five years are as follows:

                                                                                         (IN THOUSANDS)
                                                                                         --------------
1997..................................................................................      $ 11,650
1998..................................................................................      $ 14,900
1999..................................................................................      $ 37,664
2000..................................................................................      $  7,678
2001..................................................................................      $ 10,400

  FAIR VALUE OF DEBT

     In accordance with SFAS No. 107, "Disclosures About Fair Value of Financial Investments," the fair value of short-term debt is estimated to be its carrying value. The fair value of long-term debt is estimated based on approximate market interest rates for similar issues. The estimated fair value of long-term debt at February 29, 1996 was approximately $83,607,000 and at February 28,1995 was approximately $41,300,000.

  TERMS

     The Senior Secured Notes consist of two tranches: (i) Tranche A Notes in the aggregate principal amount of $29.8 million which mature in June 1999 (subject to mandatory annual redemption payments of $7.5 million per year commencing in June 1996) and bear interest at a rate of 9% per annum, payable semiannually; and (ii) Tranche B Notes in the aggregate principal amount of $10 million, which mature in June 2000 and bear interest at a rate of 10% per annum, payable semiannually. The Senior Secured Notes are secured by all real property owned by Rhodes.

     On January 12, 1996, Rhodes renewed its Revolving Credit Agreement with Wachovia National Bank of Georgia for the lessor of $45.0 million or 50% of eligible inventory. The loan agreement also included a three year term loan of $20.0 million dollars with quarterly principal payments beginning March 1, 1996.

     The terms of the revolving loan and three year term loan (see Note 8) and the Senior Secured Notes impose restrictions that affect, among other things, Rhodes' ability to (i) incur certain additional indebtedness, (ii) create liens on assets, (iii) sell assets, (iv) engage in mergers or consolidations, (v) make investments, (vi) pay dividends and make distributions and (vii) engage in certain transactions with affiliates and subsidiaries. The revolving loan and the Senior Secured Notes also require Rhodes to comply with certain specified financial ratios and tests. Rhodes was in compliance with the restrictive covenants at February 29, 1996, except for the limitation on capital expenditures which was waived.

4. INVENTORIES

     Rhodes uses the LlFO method for valuing inventories in order to more closely match current costs with related revenue. Under this method, current costs are charged to cost of sales through application of Department Store Price Indices published by the Bureau of Labor Statistics. If LIFO inventories were valued at current costs, the inventory amounts would have been $2,932,000 and $2,383,000 higher than those reported as of February 29, 1996 and February 28, 1995, respectively.

     As discussed in Note 8, Rhodes has a revolving loan with a bank, which is secured by a priority lien on Rhodes' inventories.

5. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Rhodes leases certain store locations under operating lease agreements with various expiration dates through 2021. Rentals under all store leases were approximately $16,980,000, $11,901,000 and $10,464,000 for fiscal 1996, 1995, and 1994, respectively. As of February 29, 1996, the minimum obligations under lease commitments with original terms beyond one year are as follows:


                                               FEBRUARY 29, 1996
                                               -----------------
                                                (IN THOUSANDS)
1997........................................       $  24,975
1998........................................          24,535
1999........................................          23,334
2000........................................          21,661
2001........................................          20,303
After 2001..................................         178,094


     Certain of the leases above are renewable at Rhodes' option, and some contain clauses requiring payment of contingent rentals based upon sales in excess of specified amounts. Contingent rental amounts based on sales are immaterial.

  CONTINGENCIES

     On April 17, 1995, several individuals, as members of a purported plaintiff class of customers, filed suit in the Circuit Court of Jefferson County, Alabama against Rhodes and certain other defendants alleging improper practices relating to extended warranty contracts. The plaintiffs seek damages equal to all principal and finance charges under the credit agreements in question, a judgment voiding the credit agreements, injunctive relief, the reimbursement of all costs associated with the action, other compensatory damages and unspecified punitive damages. Rhodes believes that its practices with respect to extended service contracts comply with Alabama law and it intends to vigorously defend this action.

     Rhodes is subject to claims and lawsuits arising in the normal course of business. It is the opinion of management that any such claims will not have a material adverse effect on the financial position or results of operations of Rhodes.

     Rhodes has a compensation (change in control) agreement with its Chairman and Chief Executive Officer. Under such agreement, severance payments and benefits would become payable under certain events, such as a change of control (as defined in such agreement) of Rhodes. Rhodes also has compensation (change of control) agreements with the President and Chief Operating Officer and the Chief Financial Officer whereby severance would become payable under certain events, such as a change of control (as defined in such agreements) of Rhodes. The maximum contingent liability under these agreements of Rhodes at February 29,1996 is approximately $2.9 million.

6. CAPITAL LEASES

     Certain of the property and equipment used in Rhodes' business is leased under capital leases. In prior years, Rhodes completed sale and leaseback agreements on nine stores previously owned and operated by Rhodes with terms ranging from 18 to 25 years and options to renew for additional periods. Equipment leases are for terms of up to seven years.

     The following is a schedule by fiscal year of the future minimum lease payments on these leases together with the present value of net minimum lease payments as of February 29,1996:

                                                               FEBRUARY 29, 1996
                                                               -----------------
                                                                 (IN THOUSANDS)
1997............................................................    $ 2,699,000
1998............................................................      2,691,000
1999............................................................      2,602,000
2000............................................................      2,620,000
2001............................................................      2,754,000
After 2001......................................................      9,683,000
                                                                 ---------------
Total minimum lease payments....................................     23,049,000
Less amount representing interest at rates of 11.89% to 12.83%..     (9,076,000)
                                                                 ---------------
Present value of total minimum obligation.......................     13,973,000
Less current portion............................................     (1,045,000)
                                                                 ---------------
Long-term obligations under capital leases......................    $12,928,000
                                                                 ---------------
                                                                 ---------------

7. EMPLOYEE BENEFIT PLANS

     Rhodes has an employee discount stock purchase plan for all eligible employees of Rhodes, Inc. and designated subsidiaries. Participants may use up to $12,500 each six month purchase period to purchase through payroll deductions Rhodes' common stock for 85% of the lower of the closing stock price on the first or last day of each stock purchase period. At February 29, 1996, there were 209,875 shares of stock reserved for issuance under this plan.

     On March 1, 1995, Rhodes established a non-qualified Supplemental Pension Plan (the "Plan"), which is an unfunded defined benefit plan. The Plan provides benefits to certain officers who earn compensation in excess of the compensation limits imposed by the Internal Revenue Tax Code ("Code"). Under the Plan, participants are paid an amount equal to the difference between (i) the monthly benefit that would be paid without regard to Code limitations (ii) and the monthly retirement benefit payable under the pension Plan. The projected benefit obligation of the unfunded plan totaled $834,000 at February 29, 1996. Net periodic pension expense for fiscal 1996 was $199,000.

     Rhodes has a defined benefit pension plan covering substantially all employees. Rhodes' policy is to fund amounts necessary to satisfy the requirements of the Employee Retirement Income Security Act of 1974.

     The pension cost for the defined benefit plan for fiscal 1996, 1995, and 1994 includes the following components:

                                                              YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                             FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,
                                                                 1996            1995            1994
                                                             ------------    ------------    ------------
                                                                            (IN THOUSANDS)
Service cost for benefits earned during the period........   $    484,000    $    502,000     $  660,000
Interest cost on projected benefit obligation.............      1,014,000         857,000        916,000
Actual return on assets...................................     (1,634,000)        467,000       (786,000)
Net amortization and deferral.............................        564,000      (1,596,000)      (390,000)
                                                             ------------    ------------    ------------
Net pension expense for period............................   $    428,000    $    230,000     $  400,000
                                                             ------------    ------------    ------------

     The funded status of the defined benefit plan as of February 29,1996 and February 28, 1995 is as follows:

                                                                          FEBRUARY 29,    FEBRUARY 28,
                                                                              1996            1995
                                                                          ------------    ------------
                                                                                 (IN THOUSANDS)
ACTUARIAL PRESENT VALUE OF:
  Vested benefits......................................................   $ 12,508,000    $  9,428,000
  Nonvested benefits...................................................        331,000         297,000
                                                                          ------------    ------------
Accumulated benefit obligation.........................................     12,839,000       9,725,000
Effect of projected future compensation levels.........................      1,007,000         675,000
                                                                          ------------    ------------
Projected benefit obligation...........................................     13,846,000      10,400,000
Plan assets at fair value..............................................    (12,063,000)    (10,451,000)
                                                                          ------------    ------------
Plan assets (less than) in excess of projected benefit obligation......     (1,783,000)         51,000
Unrecognized prior service cost........................................         60,000          70,000
Unrecognized net (gain) loss...........................................        845,000        (961,000)
Unrecognized net asset from initial application of SFAS No. 87.........     (1,453,000)     (1.650.000)
                                                                          ------------    ------------
Pension liability recognized In the balance sheet......................   $ (2,331,000)   $ (2,490,000)
                                                                          ------------    ------------
                                                                          ------------    ------------

     The projected benefit obligation was calculated using a 7.75% and 8.75% assumed discount rate as of February 29, 1996 and February 28, 1995, respectively, and an assumed long-term compensation increase rate of 4.9% in fiscal 1996 and fiscal 1995. Pension expense was determined using an 8.5% and 8.0% assumed long-term rate of return on plan assets for the years ended February 29, 1996 and February 28, 1995, respectively. At February 29, 1996, plan assets consisted primarily of equity securities 68%, fixed income securities 27% and money market instruments 5%.

     Rhodes has an employees' savings plan. Under the provisions of this plan, Rhodes will match 50% of employee contributions which are limited to a maximum of 6% of pay. Rhodes' savings plan expense was $445,000, $400,000 and $345,000 in fiscal 1996, 1995 and 1994, respectively.

     Prior to the consummation of the Acquisition, the board of directors and shareholders of RHD Holdings adopted a non-qualified restricted stock option plan (the "Stock Option Plan") which provided for the granting of options to officers and key employees of RHD Holdings and its subsidiaries to acquire an aggregate of up to 300,000 shares of RHD Holdings' common stock at an exercise price of not less than $0.01 per share. Upon consummation of the 1991 Merger, all options outstanding under the Stock Option Plan (options to purchase 284,800 shares of RHD common stock (the "Plan Options")), along with options to purchase an aggregate of 23,095 shares of RHD common stock granted outside the Stock Option Plan (the "Substitution Options"; the Substitution Options and the Plan Options are referred to collectively as the "Options") at an exercise price of $0.08 per share, were assumed by Rhodes and converted into options to purchase an adjusted amount of 53,702 shares of Common Stock at an exercise price of $0.04 per share. No additional options may be granted under the Stock Option Plan. An expense in the amount of $150,000, net of canceled options, is recorded for the accretion of the value of these Plan Options in each year over the five-year period during which they become exercisable. All options under the Stock Option Plan were exercised during fiscal 1994.

  1991 STOCK OPTION PLAN

     On June 11, 1991, Rhodes' Board of Directors adopted the Rhodes, Inc. Stock Option Plan (the "1991 Stock Option Plan"), pursuant to which options to purchase Common Stock ("1991 Options") may be granted to eligible employees. The purpose of the 1991 Stock Option Plan is to provide an incentive for such employees to work to increase the value of Rhodes' capital stock and to provide such employees with a stake in the future of Rhodes which corresponds to the stake of each of Rhodes' shareholders.

     As of February 29, 1996, a maximum of 700,000 shares of Common Stock, respectively, may be issued under the 1991 Stock Option Plan. The Plan allows for the grant of either qualified incentive stock options ("ISO", as defined by the Code) or non-qualified options ("Non-ISO"). At February 29, 1996, options to acquire 681,500 shares of common stock were outstanding under the 1991 Stock Option Plan.

     The option price of each 1991 Option is set by a committee of the Rhodes' Board of Directors subject to certain limitations. The option price for an ISO may not be less than the fair market value (or for a shareholder holding stock possessing more than 10% of the total combined voting power of all classes of stock of Rhodes (a "Ten Percent Shareholder"), 110% of the fair market value) of Common Stock on the date the ISO is granted. The option price for a Non-ISO may be more than, less than or equal to the fair market value of such stock on the date the Non-ISO is granted but may not be less than an amount which the committee determines to be adequate consideration. The options carry a 5 year vesting period.

     Also, options to purchase an additional 15,000 shares of Common Stock have been granted to certain directors of Rhodes.

     The following table details Rhodes stock option activity for the past three fiscal years:

                                                                                           OPTION
OPTIONS OUTSTANDING AT:                                                      OPTIONS        PRICE
                                                                             -------    -------------
February 28, 1993.........................................................    53,702    $         .04
Options Granted...........................................................   660,000    $12.00-$18.25
Options Exercised.........................................................   (53,702)   $         .04
                                                                             -------    -------------

OPTIONS OUTSTANDING AT:
February 28, 1994.........................................................   660,000    $12.00-$18.25
Options Granted...........................................................    71,000    $11.88-$16.00
Options Exercised.........................................................    (1,500)   $       12.00
Options Canceled or Terminated............................................   (20,500)   $12.00-$18.25
                                                                             -------    -------------

OPTIONS OUTSTANDING AT:
February 28, 1995.........................................................   709,000    $11.88-$18.25
Options Granted...........................................................    35,000    $        9.00
Options Exercised.........................................................        --               --
Options Canceled or Terminated............................................   (47,500)           12.00
                                                                             -------    -------------

OPTIONS OUTSTANDING AT:
February 29, 1996.........................................................   696,500    $ 9.00-$18.25
                                                                             -------    -------------
OPTIONS EXERCISABLE AT:
February 29, 1996.........................................................   352,000    $ 9.00-$18.25
                                                                             -------    -------------

8. SHORT-TERM DEBT

  NOTES AND LOANS PAYABLE

     At February 28, 1993, Rhodes had a revolving credit facility with Security Pacific Business Credit, Inc. ("SPBC"), which was secured by a priority lien on Rhodes' inventory. Effective December 7, 1992, Rhodes and SPBC agreed to the extension of the revolving loan agreement until November 30, 1994 with automatic annual renewals thereafter unless 60 days' written notice of non-renewal was given by either party.

     On February 24, 1994, Rhodes canceled its revolving credit facility with SPBC and entered into a revolving credit agreement with Wachovia Bank of Georgia, N.A. ("Wachovia"). On January 12, 1996, Rhodes entered into a revised loan and security agreement with Wachovia and the Fleet Capital Corporation which provides a term loan of $20 million and a revolving credit facility (the "Revolving Credit Facility") of the lesser of $45 million or 50% of eligible inventory. The Revolving Credit Agreement is secured by substantially all of the inventory of Rhodes. Loans outstanding under the Revolving Credit Agreement generally will bear interest at one of two interest rate options selected by
Rhodes: (i) Prime Rate or (ii) a quoted LIBOR plus 1.75% per annum for specified interest periods. On any day that the loans outstanding including the term loan exceeds 50% of eligible inventory, additional interest of 1.00% per annum will apply. Rhodes is required to pay a commitment fee of 0.50% per annum of the average daily unused portion of the Senior Lender's commitment under the Revolving Credit Agreement. The Revolving Credit Agreement is scheduled to terminate in January 12, 1999. At February 29, 1996, Rhodes had $21,764,000 outstanding, under the Revolving Credit Facility and the amount available under the Revolving Credit Agreement at February 29, 1996 was $15,518,000. The balance outstanding at February 29, 1996 on the term loan was $18,750,000.

     The revolving loan has, among other restrictions, covenants whereby Rhodes must meet certain goals with respect to cash interest coverage, fixed charge coverage, and profit after taxes plus amortization of intangibles. These goals, expressed in terms of defined minimum ratios and amounts, become more restrictive over the term of the loan agreement. The agreement also provides, among other things, limitations on Rhodes' ability to incur debt (including lease obligations); to make capital expenditures; to enter into transactions involving mergers, consolidations, acquisitions or sales; or to declare, pay or make any dividend or other distribution of property with respect to its capital stock.

     Because Rhodes had no short term debt at the year ended February 29, 1996, none of the interest expense of $6,898,000 for fiscal 1996 set forth is short term interest.

9. RELATED-PARTY TRANSACTIONS

     In June 1993, Rhodes consummated the Recapitalization, pursuant to which Rhodes issued 2,859,115 shares of Common Stock to Green Capital, L.P. ("Green Capital"), an affiliate of Holcombe T. Green, Jr., in exchange for outstanding indebtedness of Rhodes to Green Capital having an accredited value of $34.3 million. Rhodes also issued 1,221,666 shares of Common Stock to Green Capital in exchange for preferred stock of Rhodes with a stated value of $10.0 million and accrued and unpaid dividends aggregating $4.7 million. In addition, Green Capital purchased 250,000 shares in the public offering which was part of the Recapitalization.

     Green Capital previously maintained an unsecured line of credit for Rhodes of up to $10.0 million for working capital purposes, and has advanced funds to Rhodes from time to time to meet short-term cash needs. Interest is payable monthly at a floating interest rate equal to the prime rate plus 2%. The line of credit was terminated upon execution by Rhodes of the Revolving Credit Agreement on February 24,1994. The maximum amount outstanding in the period beginning March 1, 1991 and ending February 24, 1994 was $7.8 million and total interest paid to Green Capital during such period was $478,000.

     In December, 1993, January, February, and December, 1994 and January, 1995, Rhodes had outstanding advances to Green Capital in varying amounts, with the largest principal amount outstanding at any time being $3.0 million. Interest accrued on outstanding principal at a rate of 8% or 10% per annum, and total interest paid by Green Capital to Rhodes for these advances was approximately $22,000. No advances were outstanding as of February 29, 1996 or February 28, 1995.

     On June 28, 1990, Rhodes entered into a $40.0 million secured term loan with Jackson National Life Insurance Company ("Jackson National"), secured by all real estate and certain other personal property of Rhodes, excluding inventories. Interest accrued on the outstanding principal at a rate of 12% per annum. At the time of the loan, Jackson National owned more than 5% of the common stock of Rhodes and $35.0 million of the $40.0 million outstanding 15% Senior Subordinated Notes due September 20, 1998 of Rhodes (the "15% Notes"). In connection with the Recapitalization, the 12% Secured Term Loan and 15% Notes were repaid and Jackson National and the other holders of the 15% Notes consented to the prepayment of the 15% Notes in consideration of $2.6 million of prepayment penalties, $2.3 million of which was paid to Jackson National (see
Note 10).

     For the period from July 1990 through the date of the Recapitalization, Rhodes had paid RHD Investors a monthly fee of $33,333 for management services, including financial and strategic planning. Prior to July 1990, the monthly management fee was $20,833. Although Holcombe T. Green, Jr., who through affiliates controls RHD Investors, personally devoted substantial efforts on Rhodes' behalf in his capacity as Chairman of the Board of Directors of Rhodes, Mr. Green received no directors' fees or other compensation from Rhodes. Payment of the monthly management fee terminated effective upon consummation of the Recapitalization. Upon Mr. Lowenstein becoming Chairman of the Board of Directors in July, 1994, Mr. Green began to receive the same remuneration as the other outside directors.

     On March 24, 1994 affiliates of Mr. Holcombe T. Green, Jr., at the time Chairman of the Board of Directors and beneficial owner of 52.8% of the outstanding common stock of Rhodes, sold 2,240,494 shares in a secondary offering at $18.50 per share. Jackson National Life sold 248,880 shares in the same offering. Consummation of the sale reduced Mr. Green's beneficial ownership to 29.8%. No shares were sold by Rhodes in this offering. Upon consummation of the secondary offering, Rhodes became listed on the New York Stock Exchange.

10. EXTRAORDINARY ITEM

     During fiscal 1994, Rhodes expensed certain charges incurred principally in connection with the Recapitalization (see Note 1). These extraordinary items represent nonrecurring prepayment penalties of $2,624,000 for early retirement of debt and write-off of $903,000 in related deferred loan costs, less an income tax benefit of $800,000.

11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table sets forth a summary of the quarterly unaudited results of operations for the six months ended August 31, 1996 and for the years ended February 29, 1996 and February 28, 1995:

                                                                                   SIX MONTHS ENDED
                                                                                   AUGUST 31, 1996
                                                                                 --------------------
                                TOTAL COMPANY                                    1ST QTR.    2ND QTR.
                               ----------------                                  --------    --------
                                                                                    (IN THOUSANDS,
                                                                                   EXCEPT PER SHARE
                                                                                        DATA)
Net Sales.....................................................................   $119,726    $119,038
Gross Profit..................................................................   $ 54,225    $ 53,295
Net Income....................................................................   $ (2,660)   $ (2,683)
PER COMMON SHARE DATA:
Net Income....................................................................   $  (0.29)   $  (0.29)

                                                     FISCAL 1996                                  FISCAL 1995
                                      ------------------------------------------    ----------------------------------------
                                        1ST        2ND                                1ST        2ND        3RD        4TH
           TOTAL COMPANY               QTR.       QTR.      3RD QTR.    4TH QTR.     QTR.       QTR.       QTR.       QTR.
         ----------------             -------    -------    --------    --------    -------    -------    -------    -------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales..........................   $89,439    $95,379    $111,725    $133,650    $82,865    $88,809    $95,785    $93,779
Gross Profit.......................   $43,095    $45,562    $ 54,159    $ 61,424    $41,267    $43,140    $45,801    $45,035
Net income.........................   $ 1,807    $ 2,669    $  1,155    $    359    $ 1,756    $ 2,616    $ 4,591    $ 2,556
PER COMMON SHARE DATA:
Net income.........................   $  0.19    $  0.29    $   0.12    $   0.04    $  0.18    $  0.27    $  0.47    $  0.26

12. NON-RECURRING CHARGE

     In the quarter ended November 30, 1995 Rhodes recorded a non-recurring charge to reflect the cost of changing the names of 33 stores to "Rhodes", and the cost of closing four stores in the fourth quarter of fiscal 1996. The aggregate amount of the charge was $2,400,000, less income tax benefit of $984,000, for a net charge of $1,416,000, or approximately $.15 per share.

13. ACQUISITIONS

     On November 1, 1995, Rhodes completed its acquisition of 21 store operations and two distribution center operations from Weberg for approximately $31 million. The acquisition was accounted for as a purchase transaction and, accordingly, the results of operations of Weberg have been included in the accompanying financial statements since November 1, 1995. The purchase price was allocated to the assets and liabilities based upon their estimated fair value as of the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired of $3,399,000 has been recorded as goodwill and is being amortized on a straight line basis over 40 years. The fair value of assets acquired and liabilities assumed was $29,866,000 and $2,531,000, respectively.

     On December 15, 1995, Rhodes completed its acquisition of The Glick Furniture Company ("Glick's") for approximately $10,742,000. The acquisition was accounted for as a purchase transaction and, accordingly, the results of operations of Glick's have been included in the accompanying financial statements since December 15, 1995. The purchase price was allocated to the assets and liabilities based upon their estimated fair value as of the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired of $588,000 has been recorded as goodwill and is being amortized on a straight line basis over 40 years. The fair value of assets acquired and liabilities assumed was $11,121,000 and $967,000, respectively.

     The following table summarizes on a pro forma basis the consolidated results of operations as though Weberg and Glick's had been acquired on March 1 of each year presented (unaudited):

                                                                           YEAR ENDED        YEAR ENDED
                                                                          FEBRUARY 29,      FEBRUARY 28,
                                                                              1996              1995
                                                                          ------------      ------------
                                                                              (DOLLARS IN THOUSANDS,
                                                                              EXCEPT PER SHARE DATA)
Net Sales..............................................................     $533,292          $514,355
Net Income.............................................................     $  4,611          $ 12,346
Earnings Per Share.....................................................     $   0.50          $   1.26

     This pro forma information is not necessarily indicative of the results of operations that would have been attained had the acquisition been consummated on March 1 of each year presented or that may be attained in the future.

                          INDEPENDENT AUDITORS' REPORT

WEBERG ENTERPRISES, INC.:

     We have audited the accompanying balance sheet of the Weberg Division (Division) (a division of Weberg Enterprises, Inc. (Company)) as of December 31, 1994, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Division as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, the Division changed its method of accounting for inventory costs effective January 1, 1994.

     The accompanying financial statements have been prepared from the separate records maintained by the Division and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Division had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from items applicable to the Company as a whole.

                                         DELOITTE & TOUCHE LLP

Denver, Colorado
January 5, 1996

                                WEBERG DIVISION

                                 BALANCE SHEET

                                                                                                           DECEMBER 31, 1994
                                                                                                         ----------------------
                                                                                                         (AMOUNTS IN THOUSANDS)
CURRENT ASSETS:
  Cash................................................................................................          $    176
  Trade receivables, net of allowance of $2...........................................................             1,026
  Other receivables...................................................................................                25
  Inventories (Notes 2, 3 and 4)......................................................................            23,651
  Prepaid expenses....................................................................................               323
  Deferred income taxes (Note 7)......................................................................               341
                                                                                                              ----------
     TOTAL CURRENT ASSETS.............................................................................            25,542
                                                                                                              ----------
PROPERTY AND EQUIPMENT -- AT COST (Notes 5 and 6):
  Land................................................................................................               443
  Buildings...........................................................................................             3,321
  Fixtures, equipment and leasehold improvements......................................................            12,554
                                                                                                              ----------
     TOTAL............................................................................................            16,318
  Less accumulated depreciation and amortization......................................................             8,572
                                                                                                              ----------
     NET PROPERTY AND EQUIPMENT.......................................................................             7,746
                                                                                                              ----------
DEFERRED INCOME TAXES (Note 7)........................................................................               659
                                                                                                              ----------
TOTAL ASSETS..........................................................................................          $ 33,947
                                                                                                              ----------
                                                                                                              ----------
LIABILITIES AND INVESTMENT BY AND ADVANCES FROM WEBERG ENTERPRISES
CURRENT LIABILITIES:
  Long-term debt -- current portion (Note 5)..........................................................          $    244
  Accounts payable....................................................................................             2,443
  Accrued property and sales taxes....................................................................             1,424
  Advances from customers.............................................................................             1,236
  Accrued payroll and benefits........................................................................             1,229
  Accrued advertising.................................................................................               955
  Other accrued expenses..............................................................................               548
                                                                                                              ----------
     TOTAL CURRENT LIABILITIES........................................................................             8,079
                                                                                                              ----------
LONG-TERM DEBT (Note 5)...............................................................................             1,873
                                                                                                              ----------
DEFERRED GAIN (Note 6)................................................................................               281
                                                                                                              ----------
     TOTAL LIABILITIES................................................................................            10,233
                                                                                                              ----------
INVESTMENT BY AND ADVANCES FROM WEBERG ENTERPRISES (Note 3)...........................................            23,714
                                                                                                              ----------
     TOTAL LIABILITIES AND INVESTMENT BY AND ADVANCES FROM WEBERG ENTERPRISES.........................          $ 33,947
                                                                                                              ----------
                                                                                                              ----------

                                WEBERG DIVISION

                              STATEMENT OF INCOME

                                                                                                               YEAR ENDED
                                                                                                           DECEMBER 31, 1994
                                                                                                         ----------------------
                                                                                                         (AMOUNTS IN THOUSANDS)
SALES.................................................................................................          $112,921
COST OF SALES.........................................................................................            67,400
                                                                                                             -----------
GROSS PROFIT..........................................................................................            45,521
                                                                                                             -----------
OPERATING EXPENSES (Notes 6, 8 and 9):
  Personnel...........................................................................................            18,731
  Non-Personnel.......................................................................................            14,210
  Advertising.........................................................................................             9,202
  Credit promotion fees...............................................................................               664
                                                                                                             -----------
     Total operating expenses.........................................................................            42,807
                                                                                                             -----------
OPERATING INCOME......................................................................................             2,714
INTEREST EXPENSE......................................................................................              (803)
                                                                                                             -----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INVENTORIES..............             1,911
                                                                                                             -----------
INCOME TAXES (Note 7):
  Current provision...................................................................................              (799)
  Deferred benefit....................................................................................                26
                                                                                                             -----------
                                                                                                                    (773)
                                                                                                             -----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INVENTORIES...............................             1,138
                                                                                                             -----------
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INVENTORIES,
  NET OF TAXES OF $228 (Note 2).......................................................................               380
                                                                                                             -----------
NET INCOME............................................................................................             1,518
INVESTMENT BY AND ADVANCES FROM WEBERG ENTERPRISES, BEGINNING OF YEAR.................................            19,653
ADVANCES..............................................................................................             6,251
REPAYMENTS............................................................................................            (3,708)
                                                                                                             -----------
INVESTMENTS BY AND ADVANCES FROM WEBERG ENTERPRISES, END OF YEAR......................................          $ 23,714
                                                                                                             -----------
                                                                                                             -----------

                                WEBERG DIVISION

                            STATEMENT OF CASH FLOWS

                                                                                                               YEAR ENDED
                                                                                                           DECEMBER 31, 1994
                                                                                                         ----------------------
                                                                                                         (AMOUNTS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................................................          $  1,518
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Deferred gain recognized.........................................................................               (56)
     Depreciation and amortization....................................................................               815
     Deferred income taxes............................................................................               (26)
     Change in accounting for inventories.............................................................              (380)

  Net change in operating assets and liabilities:
     Trade receivables................................................................................              (311)
     Other receivables................................................................................               (25)
     Inventories......................................................................................            (1,169)
     Prepaid expenses.................................................................................              (118)
     Accounts payable.................................................................................              (287)
     Accrued expenses.................................................................................               275
     Advances from customers..........................................................................              (252)
                                                                                                                --------
       Net cash used in operating activities..........................................................               (16)
                                                                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES --
  Payments for property and equipment.................................................................            (3,762)
                                                                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt........................................................................             1,523
  Principal payments of long-term debt................................................................              (206)
  Investments by and Advances from Weberg Enterprises.................................................             6,251
  Repayments of Investments by and Advances from Weberg Enterprises...................................            (3,708)
                                                                                                                --------
       Net cash provided by financing activities......................................................             3,860
                                                                                                                --------
NET INCREASE IN CASH..................................................................................                82
CASH, BEGINNING OF YEAR...............................................................................                94
                                                                                                                --------
CASH, END OF YEAR.....................................................................................          $    176
                                                                                                                --------
                                                                                                                --------

                                WEBERG DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1994
                             (AMOUNTS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Weberg Enterprises, Inc. (Company) operates 21 retail furniture stores and 2 distribution centers (collectively, the Division) in the states of Colorado, Texas and Illinois. The accompanying financial statements of the Division include the transactions and account balances related to the operations of the Division including an allocation from the Company of certain operating expenses and interest expense directly related to the operations of the Division. Allocations of such operating expenses from the Company are generally based upon the Division's sales and inventory levels relative to the Company's total sales and inventory levels. Management believes that allocated expenses are representative of actual expenses that would have been incurred by the Division. However, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Division had been operated as a separate unaffiliated company. The Division's financial statements do not include transactions and account balances related to or resulting from other activities of the Company.

  INVENTORIES

     Inventories, consisting of finished goods, are stated at the lower of cost or market value. Cost is determined principally by the last-in, first-out (LIFO) method; however, cost for certain inventories is determined by the first-in, first-out (FIFO) method (Note 4).

  DEPRECIATION AND AMORTIZATION

     Depreciation of property and equipment is provided using the straight-line and accelerated methods over the estimated useful lives ranging from three to forty years. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the lease term or the estimated useful lives of the assets.

  STORE AND WAREHOUSE OPENING COSTS

     The costs of opening new stores and warehouses are expenses as incurred. The Division opened one distribution center in 1994.

2. CHANGE IN ACCOUNTING METHOD

     Effective January 1, 1994, the Company changed its method of accounting for inventory costs, including those of the Division, to include certain purchasing, warehousing and transportation costs in inventory. Such costs had previously been charged to expense in the period incurred. The Company believes this new inventory valuation method is preferable because it provides a better matching of costs with related revenues. The effect of this change was to increase the Division's 1994 income before the cumulative effect of the accounting change by approximately $57.

3. INVESTMENT BY AND ADVANCES FROM WEBERG ENTERPRISES

     The Company has an investment in the Division in addition to having advanced funds to the Division for purposes of its operations. Funding for the operation of the Division is provided principally by the Company. As described in Note 1, the Company has allocated interest expense to the Division and has done so in an amount considered commensurate with the financing costs associated with its advances to the Division.

     There are no sales or purchases of product between the Division and the Company and thus no related unrealized intercompany profit on any inventories or property and equipment.

     The Company has pledged all of the Division's inventories as collateral under a bank line of credit, which has an outstanding balance at December 31, 1994 of $8,500.

                                WEBERG DIVISION

4. INVENTORIES

     Inventories are comprised of the following as of December 31, 1994:


LIFO inventory at cost.........................................................   $22,959
FIFO inventory at cost.........................................................     2,922
                                                                                  -------
Total inventory at cost........................................................    25,881
LIFO reserve...................................................................    (2,230)
                                                                                  -------
Total..........................................................................   $23,651
                                                                                  -------
                                                                                  -------

     If all of the Division's inventories had been valued at FIFO, 1994 net income would have been $1,604.

5. LONG-TERM DEBT

     Long-term debt at December 31, 1994 consists of the following:


Mortgage note payable in monthly installments of $11 including interest at 8%,
  collateralized by building in El Paso, Texas, matures April 1995...............   $   29
Mortgage note payable in monthly installments of $9 including interest at 9.75%,
  collateralized by building in Champaign, Illinois, matures April 2003..........      602
Mortgage note payable in monthly installments of $24 including interest at prime plus .5%, collateralized by inventory racks in the Denver Distribution Center,
  matures November 2001..........................................................    1,486
                                                                                    ------
Total............................................................................    2,117
Less current maturities..........................................................      244
                                                                                    ------
Long-term debt...................................................................   $1,873
                                                                                    ------
                                                                                    ------

     Scheduled maturities of long-term debt for the years ending December 31 are as follows:


1995                                                                                $  244
1996.............................................................................      236
1997.............................................................................      258
1998.............................................................................      283
1999.............................................................................      310
Thereafter.......................................................................      786
                                                                                    ------
Total............................................................................   $2,117
                                                                                    ------
                                                                                    ------

6. LEASE OBLIGATIONS

     In September 1992, the Company's stockholder purchased a building which had been leased by the Division under a capital lease and, as a result, the Division's obligations under the capital lease were terminated as of such date. The Division, however, has continued to lease the building from the Company's stockholder under a month-to-month lease. The Division deferred the $407 gain on this transaction and is recognizing the gain ratably over the estimated remaining useful life of the building.

     The Division operates in certain facilities under operating leases with various renewal options and escalation clauses. The leases require that utilities, maintenance, taxes, insurance, and leasehold improvements be paid by the tenant. The Division leases several facilities from the stockholder of the Company under month-to-month leases.

                                WEBERG DIVISION

     Future minimum lease payments under operating leases are as follows for the years ending December 31:


1995...........................................................................   $ 1,840
1996...........................................................................     1,702
1997...........................................................................     1,572
1998...........................................................................     1,460
1999...........................................................................     1,035
Thereafter.....................................................................     3,211
                                                                                  -------
Total..........................................................................   $10,820
                                                                                  -------
                                                                                  -------

     Rent expense for facilities under operating leases in 1994 was $3,420. Included in 1994 rent expense was $2,151 under operating leases with the Company's stockholder.

7. INCOME TAXES

     The taxable income of the Division is included in the income tax return of the Company. The Company filed an election to revoke its S-Corporation status effective December 17, 1993 and became a C-Corporation effective January 1, 1994. This election was deemed effective upon filing and, as a result, income taxes are now provided for in the Company's financial statements in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109). The Company allocates current and deferred income taxes to the Division by applying SFAS No. 109 as if the Division were a separate taxpayer. As of December 31, 1994, $799 of income taxes payable is included in the Investment By and Advances From Weberg Enterprises account.

     Deferred income tax assets and liabilities are allocated annually for differences between the financial reporting basis and the income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred tax assets and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to affect taxable income.

     Income tax expense for the year ended December 31, 1994 is comprised of the following components:

                                                                    FEDERAL    STATE   TOTAL
                                                                    -------    ----    -----
Current..........................................................    $(724)    $(75)   $(799)
Deferred.........................................................       24        2       26
                                                                    -------    ----    -----
                                                                     $(700)     (73)    (773)
                                                                    -------    ----    -----
                                                                    -------    ----    -----

     As of December 31, 1994, the temporary differences which resulted in deferred tax assets are as follows:


Current:
  Accrual of expenses for financial reporting purposes but not for income tax
     purposes....................................................................   $  341
                                                                                    ------
Noncurrent:
  Difference between book and tax basis of property and equipment................      554
Deferred gain....................................................................      105
                                                                                    ------
                                                                                       659
                                                                                    ------
Total deferred tax asset.........................................................   $1,000
                                                                                    ------
                                                                                    ------

                                WEBERG DIVISION

     The following reconciles the 1994 income tax provision to the Federal statutory rate:


Income tax expense, computed at Federal statutory rate...........................   $  650
Tax effect of:
  State income taxes, net of Federal income tax benefit..........................       45
  Expenses not deductible for income tax purposes................................       47
Other............................................................................       31
                                                                                    ------
Total provision..................................................................   $  773
                                                                                    ------
                                                                                    ------

8. EMPLOYEE BENEFIT PLANS

     The Division's employees are eligible for participation in the Weberg Enterprises, Inc. 401(k) Profit Sharing Plan and Trust (the 401(k) Plan). The 401(k) Plan is available for all employees age 21 and over who have been employed by the Company for a period of one year. An employee may contribute up to 15% of gross salary to the 401(k) Plan. The Company's Board of Directors determines annually what contribution, if any, the Company shall make to the 401(k) Plan. Employee contributions vest immediately while Company contributions vest over a seven-year period. The Company did not make any contributions to the 401(k) Plan on behalf of the Division's participants for the year ended December 31, 1994.

     The Weberg Enterprises, Inc. Supplemental Retirement Plan (the Plan) was created in December 1992 and is available to certain key employees of the Division specified within the Plan. The Plan does not specify minimum or maximum participant contributions. The Company's Board of Directors determines annually what contribution, if any, the Company shall make to the Plan. Employee and Company contributions vest immediately. The Company incurred $12 in expenses in connection with the Plan on behalf of the Division's participants during the year ended December 31, 1994. The Plan was terminated effective December 31, 1995.

9. SUBSEQUENT EVENT

     On October 31, 1995, the Company sold certain of its assets related to the Division, net of certain lease obligations and certain liabilities related to employee benefits, (the Sale) to Rhodes, Inc. (Rhodes) for approximately $31 million. The assets, comprised principally of inventories, leasehold improvements, office equipment and miscellaneous assets, were utilized by the Company in the operation of 21 retail furniture stores and 2 distribution centers in the states of Colorado, Texas and Illinois. In connection with the Sale, Rhodes assumed the Division's obligations under 11 of the store locations and entered into leases or subleases with affiliates of the Company for 10 store and 2 distribution center locations.

                                                                         ANNEX A

                                                                [CONFORMED COPY]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             HEILIG-MEYERS COMPANY,
                           HM MERGER SUBSIDIARY, INC.
                                      AND
                                  RHODES, INC.
                         DATED AS OF SEPTEMBER 17, 1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE/SECTION                                                                                                           PAGE
--------------------                                                                                                      -----
ARTICLE I -- THE MERGER................................................................................................   A-1
       Section 1.01.  Effective Time of the Merger.....................................................................   A-1
       Section 1.02.  Closing..........................................................................................   A-1
       Section 1.03.  Effects of the Merger............................................................................   A-1
       Section 1.04.  Directors and Officers of the Surviving Corporation..............................................   A-2

ARTICLE II -- CONVERSION AND EXCHANGE OF SECURITIES....................................................................   A-2
       Section 2.01.  Conversion of Shares in the Merger...............................................................   A-2
       Section 2.02.  Exchange of Certificates.........................................................................   A-2
                 (a)  EXCHANGE AGENT...................................................................................   A-2
                 (b)  EXCHANGE PROCEDURES..............................................................................   A-2
                 (c)  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING.........................................   A-3
                 (d)  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK..............................................   A-3
                 (e)  NO FRACTIONAL SHARES.............................................................................   A-3
                 (f)  TERMINATION OF EXCHANGE FUND.....................................................................   A-4
                 (g)  NO LIABILITY.....................................................................................   A-4

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................   A-4
       Section 3.01.  Organization.....................................................................................   A-4
       Section 3.02.  Articles of Incorporation and By-laws............................................................   A-4
       Section 3.03.  Capitalization...................................................................................   A-4
       Section 3.04.  Company Subsidiaries.............................................................................   A-5
       Section 3.05.  Authority Relative to this Agreement.............................................................   A-5
       Section 3.06.  Consents and Approvals...........................................................................   A-5
       Section 3.07.  Non-Contravention................................................................................   A-5
       Section 3.08.  Compliance.......................................................................................   A-6
       Section 3.09.  Company SEC Reports..............................................................................   A-6
       Section 3.10.  Absence of Certain Changes.......................................................................   A-6
       Section 3.11.  Litigation.......................................................................................   A-6
       Section 3.12.  Taxes............................................................................................   A-7
       Section 3.13.  Real Property and Leases.........................................................................   A-7
       Section 3.14.  Information Supplied.............................................................................   A-7
       Section 3.15.  Brokers..........................................................................................   A-8
       Section 3.16.  Employment and Severance Agreements..............................................................   A-8
       Section 3.17.  Employee Benefit Plans...........................................................................   A-8
       Section 3.18.  Trademarks, Patents and Copyrights...............................................................   A-9
       Section 3.19.  Environmental Matters............................................................................   A-9
       Section 3.20.  Undisclosed Liabilities..........................................................................   A-10
       Section 3.21.  Material Contracts...............................................................................   A-10
       Section 3.22.  Full Disclosure..................................................................................   A-10

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB......................................................   A-10
       Section 4.01.  Organization.....................................................................................   A-10
       Section 4.02.  Capitalization of Purchaser......................................................................   A-11
       Section 4.03.  Capitalization of Sub; Ownership of Sub Common Stock.............................................   A-11
       Section 4.04.  Authority Relative to this Agreement.............................................................   A-11
       Section 4.05.  Consents and Approvals...........................................................................   A-11
       Section 4.06.  Non-Contravention................................................................................   A-11
       Section 4.07.  Purchaser SEC Reports............................................................................   A-11
       Section 4.08.  Absence of Certain Changes.......................................................................   A-12
       Section 4.09.  Litigation.......................................................................................   A-12
       Section 4.10.  Information Supplied.............................................................................   A-12
       Section 4.11.  Brokers..........................................................................................   A-12
       Section 4.12.  Employee Benefit Plans...........................................................................   A-12

ARTICLE/SECTION                                                                                                           PAGE
--------------------                                                                                                      -----
       Section 4.13.  Full Disclosure..................................................................................   A-12

ARTICLE V -- CONDUCT OF BUSINESS PENDING THE MERGER....................................................................   A-12
       Section 5.01.  Conduct of Business by the Company Pending the Merger............................................   A-12
       Section 5.02.  Conduct of Business by Purchaser Pending the Merger..............................................   A-13

ARTICLE VI -- ADDITIONAL AGREEMENTS....................................................................................   A-14
       Section 6.01.  Preparation of Registration Statement and the Proxy Statement....................................   A-14
       Section 6.02.  Shareholder/Stockholder Meetings.................................................................   A-14
       Section 6.03.  Legal Conditions to Merger.......................................................................   A-14
       Section 6.04.  Transfer Restrictions; Affiliates................................................................   A-14
       Section 6.05.  Stock Exchange Listing...........................................................................   A-14
       Section 6.06.  Access and Information...........................................................................   A-14
       Section 6.07.  Other Offers.....................................................................................   A-15
       Section 6.08.  Public Announcements.............................................................................   A-15
       Section 6.09.  Employee Benefits................................................................................   A-15
       Section 6.10.  Stock Options....................................................................................   A-15
       Section 6.11.  Company Indemnification Provision................................................................   A-16
       Section 6.12.  Estoppel Certificates and Consents...............................................................   A-16

ARTICLE VII -- CONDITIONS TO CONSUMMATION OF MERGER....................................................................   A-17
       Section 7.01.  Conditions to Each Party's Obligation to Effect the Merger.......................................   A-17
       Section 7.02.  Conditions to Purchaser's and Sub's Obligation to Effect Merger..................................   A-17
       Section 7.03.  Conditions to the Company's Obligation to Effect Merger..........................................   A-18

ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER......................................................................   A-18
       Section 8.01.  Termination by Mutual Consent....................................................................   A-18
       Section 8.02.  Termination by Either Purchaser or the Company...................................................   A-19
       Section 8.03.  Termination by the Company.......................................................................   A-19
       Section 8.04.  Termination by Purchaser.........................................................................   A-19
       Section 8.05.  Effect of Termination and Abandonment............................................................   A-19

ARTICLE IX -- GENERAL PROVISIONS.......................................................................................   A-20
       Section 9.01.  Survival of Representations Warranties and Agreements............................................   A-20
       Section 9.02.  Notices..........................................................................................   A-20
       Section 9.03.  Descriptive Headings.............................................................................   A-20
       Section 9.04.  Entire Agreement; Assignment.....................................................................   A-20
       Section 9.05.  Governing Law....................................................................................   A-20
       Section 9.06.  Expenses.........................................................................................   A-21
       Section 9.07.  Amendment........................................................................................   A-21
       Section 9.08.  Waiver...........................................................................................   A-21
       Section 9.09.  Counterparts; Effectiveness......................................................................   A-21
       Section 9.10.  Severability; Validity; Parties in Interest......................................................   A-21

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 17, 1996, by and among HEILIG-MEYERS COMPANY, a Virginia corporation ("PURCHASER"), HM MERGER SUBSIDIARY, INC., a Georgia corporation and a wholly owned subsidiary of Purchaser ("SUB"), and RHODES, INC., a Georgia corporation (the "COMPANY").

     WHEREAS, the respective Boards of Directors of Purchaser, Sub and the Company have each determined that it is in the best interests of their respective stockholders for the merger of Sub with and into the Company upon the terms and subject to the conditions set forth herein (the "MERGER");

     WHEREAS, in furtherance of such Merger, the Boards of Directors of Purchaser, Sub and the Company have each approved the Merger in accordance with the Georgia Business Corporation Code (the "GEORGIA CODE") and the Virginia Stock Corporation Act (the "VIRGINIA ACT") and upon the terms and subject to the conditions of this Agreement, with the Company as the corporation surviving the Merger;

     WHEREAS, the Boards of Directors of Purchaser, Sub and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

     WHEREAS, WPS Investors, L.P. ("WPS"), Green Capital Investors, L.P. ("GREEN CAPITAL") and Purchaser (collectively, the "SHAREHOLDERS") desire to enter into a Voting Agreement, dated as of the date hereof (the "VOTING AGREEMENT"), pursuant to which the Shareholders have agreed to vote their respective shares (each, a "SHARE") of common stock, no par value, of the Company ("COMPANY COMMON STOCK") in favor of the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

     WHEREAS, Purchaser, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") shall be duly prepared, executed and acknowledged by Purchaser, on behalf of the Surviving Corporation (as defined in Section 1.03(b)), and thereafter delivered to the Secretary of State of the State of Georgia for filing as provided in the Georgia Code on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Georgia or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

     SECTION 1.02. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location as is agreed to in writing by the parties hereto.

     SECTION 1.03. EFFECTS OF THE MERGER. (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (ii) the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation and (iii) the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter amended as provided by law, such By-laws and the Articles of Incorporation of the Surviving Corporation.

     (b) As used in this Agreement, "SURVIVING CORPORATION" shall mean the Company at and after the Effective Time, as the surviving corporation in the Merger.

     (c) At and after the Effective Time, the Merger will have the effects set forth in the Georgia Code.

     SECTION 1.04. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified.

                                   ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES

     SECTION 2.01. CONVERSION OF SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Company Common Stock:

     (a) Any Shares owned by Purchaser, Sub or any other direct or indirect subsidiary of the Company or Purchaser shall be canceled and retired, without any conversion thereof, and no payment shall be made with respect thereto.

     (b) Each share of common stock of Sub, par value $.01 per share ("SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, shall continue to be an issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation.

     (c) Subject to Section 2.02(e), each remaining Share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.50 fully paid and nonassessable shares of $2.00 par value common stock of Purchaser ("PURCHASER COMMON STOCK"). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the shares of Purchaser Common Stock into which such Company Common Stock has been converted. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Purchaser Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.02, without interest.

     SECTION 2.02. EXCHANGE OF CERTIFICATES. (A) EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a United States bank or trust company to act as exchange agent (the "EXCHANGE AGENT") for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced shares of Company Common Stock (the "COMPANY CERTIFICATES"), for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Purchaser Common Stock (such certificates for shares of Purchaser Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to
Section 2.01 in exchange for such shares of Company Common Stock.

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive shares of Purchaser Common Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Purchaser Common Stock. Upon surrender of a Company Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Purchaser Common Stock which such holder has the right to receive in respect of the Company Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder), and the Company Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Purchaser Common Stock may be issued to a transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Purchaser Common Stock into which the shares of Company Common Stock represented by such Company Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Purchaser Common Stock as contemplated by this Section 2.02.

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING.

          (i) No dividends or other distributions declared or made after the Effective Time with respect to Purchaser Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the right to receive the shares of Purchaser Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the certificates representing whole shares of Purchaser Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.02(e)) as practicable, the amount of any cash payable with respect to a fractional share of Purchaser Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofor paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Purchaser Common Stock, and
     (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Purchaser Common Stock.

          (ii) Former holders of record as of the Effective Time of shares of Company Common Stock shall not be entitled, at and after the Effective Time, to vote the number of shares of Purchaser Common Stock which they have the right to receive until the Company Certificates formerly representing such shares shall have been surrendered in accordance with this Section 2.02 and certificates evidencing such Purchaser Common Stock shall have been issued in exchange therefor.

     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Purchaser Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (e) NO FRACTIONAL SHARES.

          (i) No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Company Certificates evidencing Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Purchaser Common Stock delivered to the Exchange Agent by Purchaser pursuant to Section 2.02(a) over (y) the aggregate number of full shares of Purchaser Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "EXCESS SHARES"). Following the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section.

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock (the "COMMON SHARES TRUST"). Purchaser shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

          (iv) Notwithstanding the provisions of clauses (ii) and (iii), above, Purchaser may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in said clauses, to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (y) the closing price for a share of Purchaser Common Stock on the NYSE Composite Transaction Tape on the first business day immediately preceding the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this clause (iv).

          (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Purchaser, upon demand, and any shareholders of the Company who have not theretofor complied with this Article II shall thereafter look only to Purchaser for payment of their claim for Purchaser Common Stock, any cash in lieu of fractional shares of Purchaser Common Stock and any dividends or distributions with respect to Purchaser Common Stock.

     (g) NO LIABILITY. Neither Purchaser nor the Company nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or Purchaser Common Stock for such shares (or dividends or distributions with respect thereto) or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Purchaser and Sub as follows:

     SECTION 3.01. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (as hereinafter defined), taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

     SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Purchaser a complete and correct copy of the articles of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such articles of incorporation, by-laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its articles of incorporation, by-laws or equivalent organizational documents.

     SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock. As of September 13, 1996, (i) there were 9,168,150 shares of Common Stock issued and outstanding and (ii) 679,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options (as defined in Section 6.10). All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

     SECTION 3.04. COMPANY SUBSIDIARIES. (a) SCHEDULE 3.04(A) hereto sets forth the name of each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

     (b) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth on SCHEDULE 3.04(B) hereto, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

     (c) Except for the Company Subsidiaries and as set forth in the Company SEC Reports (as hereinafter defined) or on SCHEDULE 3.04(C) hereto, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

     SECTION 3.05. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company, other than the approval and adoption of this Agreement and the Merger by a majority of the outstanding Shares and the filing of the Certificate of Merger, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Purchaser and Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.06. CONSENTS AND APPROVALS. Except (i) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing with the SEC of (A) a proxy statement in definitive form relating to a meeting of the Company's shareholders to be held in connection with the Merger (the "PROXY STATEMENT"), and (B) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) the filing of the Certificate of Merger as required by the Georgia Code, (iv) if necessary, such other applications, filings, authorizations, orders and approvals as may be required pursuant to any applicable state takeover laws ("STATE TAKEOVER APPROVALS") (the requirements set forth in clauses (i) through (iv) collectively, the "GOVERNMENTAL REQUIREMENTS"), or (v) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "GOVERNMENT ENTITY") would not prevent or materially delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement.

     SECTION 3.07. NON-CONTRAVENTION. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the articles of incorporation or by-laws of the Company or the articles of incorporation or by-laws or equivalent organizational documents of any of the Company Subsidiaries, (ii) except as set forth on SCHEDULE 3.07 hereto, result in a violation or breach of, or constitute a default under, or give rise to any right of termination, modification or acceleration under, any note, bond, mortgage, deed of trust, security interest, indenture, license, lease, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, or (iii) violate or conflict with any applicable law, except in the case of clauses (ii) and (iii) of this sentence for violations, breaches, defaults or conflicts which would not individually or in the aggregate have a Company Material Adverse Effect.

     SECTION 3.08. COMPLIANCE. The Company and the Company Subsidiaries have operated their respective businesses in compliance with all laws and regulations applicable to them or their respective businesses including, without limitation, those related to (i) antitrust and trade matters, (ii) civil rights, (iii) zoning and building codes, (iv) public health and safety, (v) consumer credit, including without limitation, the Federal Truth-in-Lending Act, (vi) worker health and safety and (vii) labor, employment and discrimination in employment, except for such violations which would not individually or in the aggregate have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) except as set forth on SCHEDULE
3.08 hereto, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.09. COMPANY SEC REPORTS. The Company has made available to Purchaser true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the SEC since March 1, 1994 (collectively, the "COMPANY SEC REPORTS") all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act, and the rules and regulations promulgated thereunder. None of such Company SEC Reports, as of the respective dates they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended February 29, 1996 (the "1996 FORM 10-K"), fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended. Each of the unaudited financial statements of the Company (including any related notes and schedules) (the "INTERIM COMPANY FINANCIAL STATEMENTS") included in its quarterly report on Form 10-Q for the quarter ended May 31, 1996 (the "MAY 1996 10-Q"), fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended.

     SECTION 3.10. ABSENCE OF CERTAIN CHANGES. Since February 29, 1996, there has been no event or condition which has had (or is reasonably likely to result in) a Company Material Adverse Effect, and, except as set forth on SCHEDULE 3.10 hereto, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 5.01 hereof.

     SECTION 3.11. LITIGATION. Except as disclosed in the notes to the financial statements included in the Company SEC Reports or as set forth on SCHEDULE 3.11 hereto, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which is likely individually or in the aggregate (i) to have a Company Material Adverse Effect or (ii) to limit, in any material manner, the right of Purchaser to control the Company and the Company Subsidiaries after the Effective Time. Neither the Company nor any Company Subsidiary is subject to any judgment, decree, injunction, rule or order which, insofar as can reasonably be foreseen in the future, may (i) have a Company Material Adverse Effect or (ii) limit, in any material manner, the right of Purchaser to control the Company and the Company Subsidiaries after the Effective Time.

     SECTION 3.12. TAXES. (a) Except as set forth on SCHEDULE 3.12(A) hereto, the Company and the Company Subsidiaries have filed all tax returns required to be filed by any of them, and none of the Company or the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. All such tax returns that have been filed were correct and complete in all material respects.

     (b) Except as set forth on SCHEDULE 3.12(B) hereto, all taxes due and payable by any of the Company and the Company Subsidiaries (whether or not shown on any tax return) on or before the date hereof have been paid, and any taxes accrued but not yet payable as of the date of the most recent balance sheet of the Company do not exceed by any material amount the reserve for unpaid taxes shown on the most recent balance sheet of the Company.

     (c) Except as set forth on SCHEDULE 3.12(C) hereto, neither the Company nor any of the Company Subsidiaries (i) has waived any statute of limitations in respect of any tax or agreed to any extension of time with respect to any tax assessment or deficiency or (ii) has executed any power of attorney authorizing any other person to represent it before any tax authority.

     (d) Neither the Company nor any Company Subsidiary (i) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, (ii) is a party to any tax sharing or tax allocation agreement, (iii) since January 1, 1988, has been a member of an affiliated group filing a consolidated federal income tax return (other than a group of which the Company was the common parent) or (iv) has any liability for the taxes of any person (other than any of the Company or the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or otherwise.

     For the purpose of this Agreement, the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall include, except where the context otherwise requires, (i) all Federal, state, local and foreign income, profits, environmental, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability of the Company or any Company Subsidiary for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period.

     SECTION 3.13. REAL PROPERTY AND LEASES. (a) Except for Permitted Liens (as defined below), the Company and the Company Subsidiaries have good and marketable title to all of the real property owned by the Company and the Company Subsidiaries and good title to all of the personal property, tangible and intangible, owned by the Company and the Company Subsidiaries. Such title is sufficient for the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted.

     (b) Except as set forth on SCHEDULE 3.13(B) hereto, each parcel of real property owned or leased by the Company or any Company Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "LIENS"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress and inchoate workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, and (C) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not materially interfere with the use of such real property by the Company or any Company Subsidiary (collectively, "PERMITTED LIENS"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

     (c) All leases of real property leased for the use or benefit of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and, except as set forth on
SCHEDULE 3.13(C) hereto, there exists no default under any such lease by the Company or any Company Subsidiary and the Company and the Company Subsidiaries have complied in all material respects with their respective obligations under such leases.

     SECTION 3.14. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Purchaser in connection with the issuance of shares of the Purchaser Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Purchaser) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     SECTION 3.15. BROKERS. Except for Salomon Brothers Inc, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has provided Purchaser with a true and complete copy of the engagement letter between Salomon Brothers Inc and the Company.

     SECTION 3.16. EMPLOYMENT AND SEVERANCE AGREEMENTS. Except as set forth on
SCHEDULE 3.16 hereto, there are no employment, severance or termination agreements to which the Company or any Company Subsidiary is a party. Except for this Agreement and those agreements described in the Company SEC Reports or on
SCHEDULE 3.16 hereto, neither the Company nor any Company Subsidiaries is a party to, or bound by, any employment agreement or any other arrangement or understanding with any person that provides for the payment of any consideration by the Company or any Company Subsidiary (or Purchaser or Sub) to such person as a result of the consummation of any of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 3.16 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby has resulted in or will result in payments to "disqualified individuals" (as defined in Section 280G(c) of the Code) of the Company or the Company Subsidiaries which, individually or in the aggregate, will constitute "excess parachute payments" (as defined in Section 280G(b) of the Code) resulting in the imposition of the excise tax under Section 4999 of the Code or the disallowance of deductions under Section 280G of the Code.

     SECTION 3.17. EMPLOYEE BENEFIT PLANS. (a) SCHEDULE 3.17(A) hereto contains a written list of all employee benefit plans, programs, policies, practices and other arrangements providing benefits to any employee or former employee of the Company or the Company Subsidiaries that are maintained by the Company or the Company Subsidiaries or to which the Company or the Company Subsidiaries contribute on behalf of such employees or former employees whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), including, without limitation, all plans, agreements or arrangements relating to deferred compensation, stock option, bonus, profit sharing or other incentive plan, pensions, retirement income or other benefits, severance arrangements, health benefits and insurance benefits (collectively the "COMPANY PLANS"). The Company has made available to Purchaser complete and correct copies of (i) all Company Plans and (ii) the most recent actuarial report for each Company Plan that is a defined benefit plan (within the meaning of Section 3(35) of ERISA). None of the Company Plans is a "multiemployer plan" within the meaning of
Section 3(37) or Section 4001(a)(3) of ERISA. Since January 1, 1988, neither the Company nor any of the Company Subsidiaries has at any time contributed to or had any obligation to contribute to a "multiemployer plan."

     (b) Each Company Plan has been administered and operated in compliance with its terms and applicable law in all material respects, including, without limitation, in accordance with the Code and ERISA, except where the failure to be so administered or operated would not have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.17(B) hereto, the Company has received a favorable determination letter from the IRS with respect to each Company Plan which is intended to be a "qualified" plan under Section 401(a) of the Code, any amendment made or event related to such Company Plan subsequent to the date of such favorable determination letter has not adversely affected the qualified status of such Company Plan, and, to the best knowledge of the Company, the IRS has taken no action to revoke any such letter. No material liability under ERISA, the Code, or other applicable law has been incurred or, to the knowledge of the Company, is reasonably likely to be incurred by the Company, with respect to any Company Plan.

     (c) Neither the Company nor, to the best of the Company's knowledge, any of the Company Subsidiaries or, to the best of the Company's knowledge, any other "disqualified person" (as defined in Section 4975 of the Code) or "party-in-interest" (as defined in Section 3(14) of ERISA), has engaged in any transaction in connection with which the Company or any Company Subsidiary, directly or indirectly, would be subject to either a civil penalty assessed pursuant to Section 502 (i) of ERISA or a tax imposed by Section 4975 of the Code.

     (d) Except as set forth on SCHEDULE 3.17(D) hereto, there are no actions, suits, claims or proceedings, pending or, to the best of the Company's knowledge, threatened (other than routine claims for benefits), which would be reasonably likely to result in any liability to the Company or to any of the Company Subsidiaries with respect to any Company Plan or any trust related thereto which would have or would be reasonably likely to have a Company Material Adverse Effect.

     (e) No liability (other than liability for premium payments required by Section 4007 of ERISA, which premiums have been paid when due) to the Pension Benefit Guaranty Corporation ("PBGC") exists or has been incurred with respect to any Company Plan subject to Title IV of ERISA which would or would be reasonably likely to have a Company Material Adverse Effect.

     (f) Except as set forth on SCHEDULE 3.17(F) hereto, the actuarial present value of all accrued benefits under each Company Plan which is a "defined benefit plan"(within the meaning of Section 3(35) of ERISA) and which is subject to Subtitles C and D of Title IV of ERISA (each such plan being hereinafter referred to as a "TITLE IV PLAN") and maintained or contributed to by the Company and the Company Subsidiaries, as from time to time in effect, did not, as of January 1, 1996, exceed the value of the assets of each such Company Plan as of such date determined on the basis of the actuarial assumptions required by the PBGC for plans terminating under Section 4041 of ERISA.

     (g) Except as set forth on SCHEDULE 3.17(G) hereto, there have not been any "reportable events," as that term is defined in Section 4043 of ERISA, with respect to any Title IV Plan required to be reported to the PBGC since January 1, 1992.

     (h) None of the Company Plans subject to Part 3 of Subtitle B of Title I or Title II of ERISA nor any trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived), since January 1, 1992, and full payment has been made of all contributions required to be made under the terms of each Company Plan.

     (i) Neither the Company nor the Company Subsidiaries have any collective bargaining or similar agreements with any employees. There are no controversies pending, or to the best knowledge of the Company, threatened between the Company or any of the Company Subsidiaries and any of their employees which would reasonably be expected to have a Company Material Adverse Effect.

     (j) Except as set forth in on SCHEDULE 3.17(J) hereto, the Company and the Company Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

     SECTION 3.18. TRADEMARKS, PATENTS AND COPYRIGHTS. The Company and the Company Subsidiaries own or have valid rights in all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade dress, trade secrets, applications for trademarks and for service marks, and other proprietary rights and information used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Company Material Adverse Effect. The conduct of the business of the Company and the Company Subsidiaries as currently conducted and as contemplated to be conducted does not and will not conflict in any way with any copyright, patent, patent right, license, trade dress, trademark, trademark right, trade name, trade name right, or service mark of any third party that, individually or in the aggregate, would have a Company Material Adverse Effect. To the best knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary which, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, would have a Company Material Adverse Effect.

     SECTION 3.19. ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; (ii) "ENVIRONMENTAL LAWS" means any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment or the protection of human health.

     (b) Except as set forth on SCHEDULE 3.19(B) hereto, or as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company has not violated and is not in violation of any Environmental Law;
(ii) none of the
properties currently or, to the best knowledge of the Company, formerly, owned or leased by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance, and no release or threat of release of Hazardous Substances except in the routine operation of the Company consistent with past practices and in compliance with applicable law in all material respects has occurred in, on, under, from or at any such properties; (iii) to the best knowledge of the Company, the Company is not actually, nor to the best knowledge of the Company, potentially or allegedly liable for any off-site contamination; (iv) to the best knowledge of the Company, none of the properties adjacent to properties owned or leased by the Company (including, without limitation, soil and surface and groundwaters) are contaminated with any Hazardous Substances and no release or threat of release of Hazardous Substances has occurred in, on, under, from or at any such adjacent property; (v) the Company is not actually or potentially nor, to the best knowledge of the Company, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (vi) the Company has all permits, licenses and other authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS"); (vii) the Company has always been and is in compliance with its Environmental Permits; and (viii) no above ground or underground storage tanks are located in, on or under any properties owned or leased by the Company. For purposes of this Section 3.19(b), all references to the Company shall include all current and former subsidiaries and any entities acquired by the Company or any current or former subsidiaries, and all representations relating to current and former subsidiaries, and properties formerly owned by the Company, shall be limited in scope to the time periods before or during the Company's ownership or operation of any such subsidiaries or properties or before or during the term of the lease.

     SECTION 3.20. UNDISCLOSED LIABILITIES. Since February 29, 1996 neither the Company nor the Company Subsidiaries have incurred any liabilities or obligations which are not reflected in the Interim Company Financial Statements other than those which were incurred in the ordinary course of business and consistent with past practices and which do not and cannot reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.21. MATERIAL CONTRACTS. The Company has filed as an exhibit (either by inclusion or by incorporation by reference therein) to its 1996 Form 10-K and its May 1996 Form 10-Q all contracts, agreements or commitments of the Company or the Company Subsidiaries that are required to be filed with such Company SEC Reports in accordance with the Exchange Act and the rules and regulations promulgated thereunder. SCHEDULE 3.21 hereto sets forth a complete list of each contract, agreement or commitment of the Company or the Company
Subsidiaries:

          (i) which provides for the sale, lease or transfer, after the date hereof and other than in the ordinary course of business, of any of their respective assets; and

          (ii) which contains covenants pursuant to which any person has agreed not to compete with any business conducted by the Company or the Company Subsidiaries or not to disclose to others information concerning the Company or the Company Subsidiaries.

Each of the foregoing is referred to in this Agreement as a "MATERIAL CONTRACT". Except as set forth on SCHEDULE 3.21 hereto, the Company and the Company Subsidiaries have complied in all material respects with their respective obligations under all of the Material Contracts and, to the best knowledge of the Company, no event has occurred or condition exists which constitutes or can reasonably be expected to constitute a breach of any such contract by any party thereto.

     SECTION 3.22. FULL DISCLOSURE. None of the representations and warranties in this Article III contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

     Purchaser and Sub hereby represent and warrant to the Company as follows:

     SECTION 4.01. ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and each has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Purchaser and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Purchaser and its subsidiaries, taken as a whole (a "PURCHASER MATERIAL ADVERSE EFFECT").

     SECTION 4.02. CAPITALIZATION OF PURCHASER. The authorized capital stock of the Purchaser consists of 250,000,000 shares of Purchaser Common Stock and 3,000,000 shares of $10.00 par value preferred stock ("PURCHASER PREFERRED STOCK"). As of September 13, 1996 (i) there were 48,622,771 shares of Purchaser Common Stock issued and outstanding and no shares of Purchaser Preferred Stock outstanding and (ii) 5,495,974 shares of Purchaser Common Stock were reserved for issuance under the Purchaser's stock option plans. All of the issued and outstanding shares of Purchaser Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date of this Agreement there are no shares of capital stock of the Purchaser issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Purchaser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

     SECTION 4.03. CAPITALIZATION OF SUB; OWNERSHIP OF SUB COMMON STOCK. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock. As of the date hereof, Purchaser owns all of the issued and outstanding shares of Sub Common Stock.

     SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Purchaser and Sub has the corporate power and authority to enter into this Agreement and, in the case of Purchaser, the Voting Agreement, and to carry out its obligations hereunder and, in the case of the Purchaser, the Voting Agreement. The execution, delivery and performance of this Agreement and, in the case of the Purchaser, the Voting Agreement, and the consummation by Purchaser and Sub of the transactions contemplated hereby and, in the case of the Purchaser, the Voting Agreement, have been duly authorized by all necessary corporate action on the part of Purchaser and Sub, as applicable. This Agreement has been duly and validly executed and delivered by each of Purchaser and Sub, and the Voting Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Company and the Voting Agreement constitutes a valid and binding obligation of the other Shareholders party thereto) each constitutes a valid and binding agreement of each of Purchaser and Sub, enforceable against Purchaser and Sub in accordance with their terms.

     SECTION 4.05. CONSENTS AND APPROVALS. Except (i) for the Governmental Requirements, or (ii) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or materially delay the consummation of the Merger, or otherwise prevent Purchaser or Sub from performing their respective obligations under this Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by Purchaser and Sub and, in the case of the Purchaser, the Voting Agreement, and the consummation of the transactions contemplated by this Agreement and, in the case of the Purchaser, the Voting Agreement.

     SECTION 4.06. NON-CONTRAVENTION. Neither the execution, delivery or performance of this Agreement and the Voting Agreement by Purchaser or Sub, as the case may be, nor the consummation by Purchaser or Sub, as the case may be, of the transactions contemplated hereby or by the Voting Agreement, will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws or equivalent organizational documents of Purchaser and Sub, (ii) result in a violation or breach of, or constitute a default under, or give rise to any right of termination, modification or acceleration under, any note, bond, mortgage, deed of trust, security interest, indenture, license, lease, contract, agreement, plan or other instrument or obligation to which Purchaser or Sub is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate or conflict with any applicable law, except in the case of clauses (ii) and (iii) for violations, breaches, defaults or conflicts which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

     SECTION 4.07. PURCHASER SEC REPORTS. Purchaser has made available to the Company true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by Purchaser with the SEC since March 1, 1994 (collectively, the "PURCHASER SEC REPORTS") all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such Purchaser SEC Reports, as of the respective dates they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended February 29, 1996, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended. Each of the unaudited financial statements of Purchaser (including any related notes and schedules) included in its quarterly report on Form 10-Q for the quarter ended May 31, 1996, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Purchaser and its subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended.

     SECTION 4.08. ABSENCE OF CERTAIN CHANGES. Since February 29, 1996, there has been no event or condition which has had (or is reasonably likely to result in) a Purchaser Material Adverse Effect, and, except as set forth on SCHEDULE
4.08 hereto, Purchaser and its subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices.

     SECTION 4.09. LITIGATION. Except as disclosed in the notes to the financial statements included in the Purchaser SEC Reports or as set forth on SCHEDULE
4.09 hereto, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser or any of the Purchaser Subsidiaries, the outcome of which is likely individually or in the aggregate to have a Purchaser Material Adverse Effect. Neither Purchaser nor any Purchaser Subsidiary is subject to any judgment, decree, injunction, rule or order which, insofar as can reasonably be foreseen in the future, may have a Purchaser Material Adverse Effect.

     SECTION 4.10. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser or Sub for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.11. BROKERS. Except for Goldman, Sachs & Co., no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.

     SECTION 4.12. EMPLOYEE BENEFIT PLANS. SCHEDULE 4.12 hereto contains a written list of all employee benefit plans, programs, policies, practices and other arrangements providing benefits to any employee or former employee of Purchaser or its subsidiaries that are maintained by the Company or the Company Subsidiaries contribute on behalf of such employees or former employees whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), including, without limitation, all plans, agreements or arrangements relating to deferred compensation, stock option, bonus, profit sharing or other incentive plan, pensions, retirement income or other benefits, severance arrangements, health benefits and insurance benefits (collectively the "PURCHASER PLANS"). Purchaser has made available to the Company complete and correct copies of (i) all Purchaser Plans and (ii) the most recent actuarial report for each Purchaser Plan that is a defined benefit plan (within the meaning of Section 3(35) of ERISA). None of the Purchaser Plans is a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

     SECTION 4.13. FULL DISCLOSURE. None of the representations and warranties in this Article IV contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. From the date hereof until the Effective Time, unless Purchaser shall otherwise agree in writing or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use its reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in this Agreement, from the date hereof until the Effective Time, without the prior written consent of Purchaser:

             (a) the Company shall not adopt or propose any change in its articles of incorporation or by-laws;

             (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

             (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

             (d) except as set forth on SCHEDULE 5.01(D) HERETO, the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any facility owned or leased by the Company or any Company Subsidiary or
        (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof);

             (e) except as set forth on SCHEDULE 5.01(D) HERETO, mortgage, pledge or otherwise encumber any of its assets other than the pledge of inventory in the ordinary course of business consistent with past practice;

             (f) except pursuant to the Company's employee stock purchase plan, the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any indebtedness except in the ordinary course of business, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Plan, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

             (g) except as set forth on SCHEDULE 3.16 hereto, the Company shall not, and shall not permit any Company Subsidiary to, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents other than increases in compensation of employees who are not executive officers or directors to the extent that such increases are in the ordinary course of business consistent with past practice;

             (h) the Company shall not, and shall not permit any Company Subsidiary to, enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice;

             (i) the Company shall not, and shall not permit any Company Subsidiary to, take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

             (j) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing.

     SECTION 5.02. CONDUCT OF BUSINESS BY PURCHASER PENDING THE MERGER. From the date hereof until the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement, Purchaser, Sub and the other subsidiaries of Purchaser shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of the Company:

             (a) Purchaser shall not adopt or propose any change in its Certificate of Incorporation or By-laws;

             (b) Purchaser shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Purchaser (except for regular quarterly dividends in an amount no greater than $.07 per share), or split, combine or reclassify any of the Purchaser's capital stock, and Purchaser and its subsidiaries shall not repurchase, redeem, or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, Purchaser;

             (c) Purchaser and its subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of Purchaser, except that Purchaser shall be permitted to issue additional shares of Purchaser Common Stock in an aggregate amount not to exceed 20% of the total number of shares outstanding at the date of this Agreement;

             (d) Purchaser shall not, and shall not permit any subsidiary to, take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of
        Section 368(a) of the Code;

             (e) Purchaser shall not, and shall not permit any subsidiary to, purchase or otherwise acquire any shares of Company Common Stock; and

             (f) Purchaser shall not, and shall not permit Sub or any subsidiary to, agree or commit to do any of the foregoing.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. PREPARATION OF REGISTRATION STATEMENT AND THE PROXY STATEMENT. Purchaser and the Company shall cooperate with each other in the preparation of, and the Company shall promptly prepare and file with the SEC, the preliminary Proxy Statement. Purchaser and the Company shall cooperate with each other in the preparation of, and the Purchaser shall prepare and file with the SEC, the Registration Statement. Each of Purchaser and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing of the preliminary Proxy Statement. Purchaser shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Purchaser Common Stock in the Merger.

     SECTION 6.02. SHAREHOLDER/STOCKHOLDER MEETINGS. The Company shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated by this Agreement. Subject to the second succeeding sentence or as contemplated by the provisions of Section 8.03 hereof, the Company will, through its Board of Directors, recommend to its shareholders approval of such matters. The Company shall use its best efforts to hold such meeting as soon as practicable after the date on which the Registration Statement becomes effective. This Section 6.02 shall not prohibit accurate disclosure by a party that is required in any Purchaser SEC Document or Company SEC Document (including the Proxy Statement and the Registration Statement) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any Acquisition Proposal (as defined in Section 6.07).

     SECTION 6.03. LEGAL CONDITIONS TO MERGER. Each of Purchaser and the Company shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, subject to the appropriate vote of the shareholders of the Company described in Section 6.02, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement. In connection with the foregoing, the Company will provide Purchaser, and Purchaser will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     SECTION 6.04. TRANSFER RESTRICTIONS; AFFILIATES. The Company shall cause the persons listed on Schedule 6.04(a) hereto to deliver to Purchaser on the date of this Agreement a written agreement, substantially in the form attached as Exhibit 6.04(a). At least thirty days prior to the Closing Date, the Company shall deliver to Purchaser a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Purchaser on or prior to the Effective Time a written agreement, substantially in the form attached as Exhibit 6.04(b).

     SECTION 6.05. STOCK EXCHANGE LISTING. Purchaser shall use all reasonable efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.06. ACCESS AND INFORMATION. The Company shall afford to Purchaser and to Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, the Company shall furnish as promptly as practicable to Purchaser (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information as Purchaser reasonably may request, provided that no investigation pursuant to this Section 6.06 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of the confidentiality agreements between Purchaser and the Company, dated May 13, 1996 and September 16, 1996 (the "CONFIDENTIALITY AGREEMENTS").

     SECTION 6.07. OTHER OFFERS. (a) From the date hereof until the termination hereof, the Company and the Company Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (as defined below), (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel, waive any provision of any standstill or similar agreements entered into by the Company or (iii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any Company Subsidiary or afford access to the properties, books or records of the Company or any Company Subsidiary to, any person that may be considering making, or has made, an Acquisition Proposal.

     (b) The Company will (i) promptly notify Purchaser after receipt of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, (ii) promptly notify Purchaser after receipt of any request for nonpublic information relating to the Company or any Company Subsidiary or for access to the properties, books or records of the Company or any Company Subsidiary or any person that may be considering making, or has made an Acquisition Proposal and (iii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, keep Purchaser advised of the status and principal financial terms of any such Acquisition Proposal. The term "ACQUISITION PROPOSAL" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Company Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement.

     SECTION 6.08. PUBLIC ANNOUNCEMENTS. The Purchaser and the Company will consult with each other before issuing any press release or making any public statement or any filing with any governmental body, agency, official or authority with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will use reasonable best efforts not to issue any such press release or make any such public statement or such filing prior to such consultation.

     SECTION 6.09. EMPLOYEE BENEFITS. From and after the Effective Time, subject to applicable law and except as contemplated hereby, Purchaser and the Purchaser Subsidiaries will honor, in accordance with their terms, all Company Plans of the Company and the Company Subsidiaries in effect as of the date hereof (or as modified in accordance with Section 6.10 hereof); provided, however, that nothing herein shall preclude any change effected on a prospective basis in, or termination of, any Company Plan from and after the Effective Time. Purchaser and the Purchaser Subsidiaries will provide benefits to employees of the Company and the Company Subsidiaries who become employees of Purchaser and the Purchaser Subsidiaries or continue after the Effective Time as employees of the Company or the Company Subsidiaries which will, in the aggregate, be no less favorable than those provided to other similarly situated employees of Purchaser and the Purchaser Subsidiaries from time to time. With respect to the Purchaser Plans in effect as of the date hereof, Purchaser and the Surviving Corporation shall grant all employees of the Company and the Company Subsidiaries from and after the Effective Time credit for all service with the Company and the Company Subsidiaries, their affiliates and predecessors prior to the Effective Time for purposes of eligibility to participate, eligibility for benefits, form of benefit, and vesting under Purchaser's and its subsidiaries' employee benefit plans. To the extent the Purchaser Plans provide medical or dental welfare benefits after the Effective Time, such plans shall waive any pre-existing conditions and actively-at-work exclusions and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under deductible, coinsurance and maximum out-of-pocket provisions.

     SECTION 6.10. STOCK OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to any incentive or stock option program of the Company (the "COMPANY STOCK PLAN"), whether vested or unvested, shall be assumed by Purchaser. Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Purchaser Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded, if necessary, up or down, to the nearest whole share, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Purchaser Common Stock deemed purchasable pursuant to such Company Stock Option; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

     (b) As soon as practicable after the Effective Time, Purchaser shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.10 after giving effect to the Merger and the assumption by Purchaser as set forth above). If necessary, Purchaser shall comply with the terms of the Company Stock Plan and ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Purchaser after the Effective Time.

     (c) To the extent necessary, Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section 6.10. With respect to the shares of Purchaser Common Stock subject to such options, the Purchaser shall, as soon as practicable after the Effective Time, cause such shares to be covered by a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Purchaser shall administer the Company Stock Plan assumed pursuant to this Section 6.10 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plan complied with such rule prior to the Merger.

     SECTION 6.11. COMPANY INDEMNIFICATION PROVISION. The articles of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company's articles of incorporation or by-laws or the articles of incorporation, by-laws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were Indemnified Parties (as hereinafter defined) of the Company or the Company Subsidiaries, unless such modification shall be required by law. Purchaser shall cause the Surviving Corporation to indemnify and hold harmless the present and former directors, officers, employees, fiduciaries and agents of the Company and the Company Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. Purchaser shall cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Purchaser may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall Purchaser or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 6.11 any amount per annum in excess of 250% of the aggregate premiums paid in fiscal year 1996 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 6.11 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     SECTION 6.12. ESTOPPEL CERTIFICATES AND CONSENTS. The Company shall use commercially reasonable efforts to obtain and deliver to Purchaser executed estoppel certificates and consents, satisfactory in form and substance to Purchaser, for the leased properties set forth on Schedule 6.12 hereto.

                                  ARTICLE VII

                      CONDITIONS TO CONSUMMATION OF MERGER

     SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

     (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger, and there shall not have been threatened in writing, nor shall there be pending, any action or proceeding in any court or before any governmental agency seeking to prohibit or delay, or challenging the validity of, the Merger;

     (c) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for the purpose shall have been initiated by the SEC; and

     (d) the Purchaser Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.02. CONDITIONS TO PURCHASER'S AND SUB'S OBLIGATION TO EFFECT MERGER. The obligation of Purchaser and Sub to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Each of the acts and undertakings of the Company to be performed or complied with by it on or before the Effective Time pursuant to the terms hereof shall have been duly performed and complied with in all material respects.

     (b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time in all material respects with the same effect as though made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which cases such representation or warranty shall have been true and correct in all material respects as of such date, and Purchaser shall have received at the Effective Time a certificate to that effect, dated the Effective Time, and executed on behalf of the Company by an executive officer of the Company.

     (c) This Agreement and the issuance of Purchaser Common Stock in conjunction with the Merger shall have been approved by the Board of Directors of the Purchaser.

     (d) Purchaser shall have received an opinion of King & Spalding, dated the date of the Effective Time, reasonably satisfactory in form and substance to Purchaser, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) the holders of Company Common Stock will recognize no gain or loss upon receipt of Purchaser Common Stock in the Merger. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of the Company, Purchaser and their respective subsidiaries.

     (e) All corporate action required to be taken by the Company (including receiving the requisite approval of its shareholders) in connection with the Merger shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Purchaser and Purchaser shall have received such originals or copies of such documents as it may reasonably request.

     (f) The Company shall have obtained and delivered to Purchaser the estoppel certificates and consents required by Section 6.12 hereof, except for estoppel certificates and consents relating to stores which represent in the aggregate less than $35 million of the Company's gross sales for the fiscal year ended February 29, 1996.

     (g) The Company shall have obtained and delivered to Purchaser a waiver of Beneficial National Bank USA ("BNB"), satisfactory in form and substance to Purchaser, pursuant to which BNB will agree to waive certain rights under
Section 23 and 25 of the Merchant Agreement, dated as of May 15, 1993, between the Company and BNB.

     (h) Purchaser shall have received the written resignation, effective as of the Effective Time, of each officer and director of the Company and the Company Subsidiaries whom it shall have specified in writing prior to the Closing.

     (i) If, as a result of the consummation of the Merger, a consent would be required under Section 8.19(b) of that certain Note Purchase Agreement, dated June 17, 1993 (the "NOTE AGREEMENT"), among the Company and the note purchasers (or their successors) party thereto (the "NOTE PURCHASERS"), the Company shall have obtained and delivered to Purchaser a consent, satisfactory in form and substance to Purchaser, pursuant to which the Note Purchasers waive any such non-compliance with Section 8.19(b) of the Note Agreement in connection with the Merger; PROVIDED, that notwithstanding any other provision of this Agreement, no provision contained herein shall prevent the Company from paying a reasonable fee in connection with obtaining such consent.

     (j) There shall not have occurred an acceleration of the Notes (as such term is defined in the Note Agreement) pursuant to Section 11.1 of the Note Agreement on or prior to the Effective Time.

     (k) Purchaser shall have received letters from the Company's independent certified public accountants dated (i) the mailing date of the Proxy Statement and (ii) the Closing Date, with respect to such matters as the Purchaser may reasonably request relating to the financial information regarding the Company and the Company Subsidiaries contained in the Registration Statement.

     (l) Purchaser shall have received an opinion from King & Spalding, counsel for the Company, in substantially the form attached hereto as Exhibit 7.02(l).

     SECTION 7.03. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT MERGER. The obligation of the Company to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Each of the acts or undertakings of Purchaser and Sub to be performed or complied with by them on or before the Effective Time pursuant to the terms hereof shall have been duly performed and complied with in all material respects.

     (b) The representations and warranties of Purchaser and Sub contained in this Agreement shall be true and correct on and as of the Effective Time in all material respects with the same effect as though made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which cases such representation or warranty shall have been true and correct in all material respects as of such date, and the Company shall have received at the Effective Time a certificate to that effect, dated the Effective Time, and executed on behalf of Purchaser and Sub by an executive officer of Purchaser.

     (c) This Agreement shall have been duly adopted and approved by the shareholders of the Company by the requisite vote in accordance with applicable law.

     (d) The Company shall have received an opinion of King & Spalding, dated the date of the Effective Time, reasonably satisfactory in form and substance to the Company, substantially to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) the holders of Company Common Stock will recognize no gain or loss upon receipt of Purchaser Common Stock in the Merger. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of the Company, Purchaser and their respective subsidiaries.

     (e) All corporate action required to be taken by the Purchaser in connection with the Merger shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to the Company and the Company shall have received such originals or copies of such documents as it may reasonably request.

     (f) The Company shall have received letters from the Purchaser's independent certified public accountants dated (i) the mailing date of the Proxy Statement and (ii) the Closing Date, with respect to such matters as the Company may reasonably request relating to the financial information regarding the Purchaser and its subsidiaries contained in the Registration Statement.

     (g) The Company shall have received an opinion from McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Purchaser, in substantially the form attached hereto as Exhibit 7.03(g).

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Purchaser and the Company.

     SECTION 8.02. TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Purchaser or the Company if (a) the Merger shall not have been consummated on or before February 28, 1997, (b) any United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (c) the Closing Date has not occurred and the closing sales price of the Purchaser Common Stock is less than $13.50 per share for at least ten (10) consecutive trading days in the twenty (20) consecutive trading day period immediately preceding the date of such termination.

     SECTION 8.03. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger and the adoption of this Agreement by the shareholders of the Company referred to in Section 6.02 by action of the Board of Directors of the Company, if (a) there has been a breach by Purchaser or Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to affect adversely Purchaser's or Sub's ability to complete the Merger; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Purchaser; or (c) the Board of Directors of the Company has (i) withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to an Acquisition Proposal, and (ii) determined, based on an opinion of outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (i) would result in a breach of the Board of Directors' fiduciary duties under applicable law; PROVIDED, HOWEVER, that (A) the Board of Directors shall have been advised in such opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Purchaser in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate this Agreement as a result of such Acquisition Proposal, and (B) prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Purchaser to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

     SECTION 8.04. TERMINATION BY PURCHASER. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Purchaser, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Company Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company or set forth in the Voting Agreement on the part of the Shareholders (other than Purchaser), which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Purchaser to the Company; or (c) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for an Acquisition Proposal or other business combination with a person or entity other than Purchaser or its affiliates (or the Board of Directors of the Company resolves to do any of the foregoing).

     SECTION 8.05. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (a) there shall be no liability or obligation on the part of Sub, Purchaser, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 8.05, except for the provisions of Sections 9.04, 9.05, 9.06 and 9.10, except for the obligations of the parties set forth in the Confidentiality Agreements referred to in Section
6.06 hereof and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, in the event that Company terminates this Agreement pursuant to clause (c) of Section 8.03, then the Company shall promptly after such termination pay Purchaser in cash the sum of $3,000,000 plus an amount equal to reasonable legal fees and expenses of counsel to the Purchaser and other reasonable out-of-pocket costs incurred by Purchaser's employees in connection with the transactions contemplated by this Agreement (such amount representing reasonable compensation to Purchaser and not constituting a penalty), and (b) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. SURVIVAL OF REPRESENTATIONS WARRANTIES AND AGREEMENTS. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time. This Section
9.01 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

    (d)  If to Purchaser or Sub, to:

         Heilig-Meyers Company
         2235 Staples Mill Road
         Richmond, Virginia 23230
         Telecopy: (804) 254-1493
         Attention: Joseph R. Jenkins

         with a copy to:

         McGuire Woods Battle & Boothe LLP
         One James Center
         Richmond, Virginia 23219-4030
         Telecopy: (804) 775-1061
         Attention: David W. Robertson

    (e)  If to the Company to:

         Rhodes, Inc.
         4730 Peachtree Road
         Atlanta, Georgia 30319
         Telecopy: (404) 364-3970
         Attention: Joel H. Dugan

         with a copy to:

         King & Spalding
         120 West 45th Street
         New York, New York 10036
         Telecopy: (212) 556-2222
         Attention: E. William Bates II, Esq.

     SECTION 9.03. DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.04. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the exhibits, schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreements, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise.

     SECTION 9.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without giving effect to the provisions thereof relating to conflicts of law.

     SECTION 9.06. EXPENSES. Except as provided in Section 8.05 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with the preparation, clearance and distribution of the Registration Statement and the Proxy Statement and other documents relating thereto, will be shared equally by Purchaser and the Company.

     SECTION 9.07. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.08. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

     SECTION 9.10. SEVERABILITY; VALIDITY; PARTIES IN INTEREST. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as contemplated by Section 6.11.

     IN WITNESS WHEREFORE, each of Purchaser, Sub and the Company has caused this Agreement to be executed on its behalf by its duly authorized officers thereunder, all as of the date first above written.

                                     HEILIG-MEYERS COMPANY

                                     By: /s/ TROY A. PEERY, JR.
                                         ----------------------------
                                         Name: Troy A. Peery, Jr.
                                         Title: President and Chief Operating
                                                Officer

                                     HM MERGER SUBSIDIARY, INC.

                                     By: /s/ TROY A. PEERY, JR.
                                         -----------------------------
                                         Name: Troy A. Peery, Jr.
                                         Title: President and Chief Operating
                                                Officer

                                     RHODES, INC.

                                     By: /s/ JOEL H. DUGAN
                                         -----------------------------
                                         Name: Joel H. Dugan
                                         Title: Senior Vice President

                       [Salomon Brothers Inc Letterhead]

                                                                         ANNEX B

Board of Directors
Rhodes, Inc.
4370 Peachtree Road
Atlanta, GA 30319

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value ("Company Common Stock"), of Rhodes, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of a wholly owned subsidiary ("Sub") of the Heilig-Meyers Company ("Parent"), with and into the Company as set forth in a draft dated August 27, 1996, of the Agreement and Plan of Merger to be entered into among Parent, Sub and the Company ("Merger Agreement"). We understand that, pursuant to the Merger Agreement, each issued and outstanding share of Company Common Stock (other than shares owned by Parent, Sub or any other subsidiary of Parent and shares owned by the Company or any subsidiary of the Company) will be converted into and represent the right to receive 0.50 (the "Exchange Ratio") shares of the common stock, par value $2.00 per share ("Parent Common Stock"), of Parent.

     In arriving at our opinion, we have reviewed certain publicly available information concerning the Company and Parent. In the case of the Company, we have also reviewed certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company and Parent with certain officers and employees of the Company and Parent, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria which we deemed relevant to our inquiry.

     We have assumed and relied upon the accuracy and completeness of the information reviewed by us, and we have not assumed any responsibility for independent verification of such information. With respect to the Company's financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company, and we express no opinion as to such projections or the assumptions upon which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company or Parent nor have we been furnished with any such evaluations or appraisals.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

     We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, payment of which is contingent upon consummation of the Merger. Also, we have previously rendered certain investment banking and financial advisory services to the Company, for which we have received customary compensation. In the ordinary course of business, we may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

                                        Very truly yours,

                                PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Article V of the Restated Articles of Incorporation of the Company provides:

     1. Definitions. For purposes of this Article the following definitions shall apply:

            (a) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

            (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

            (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

            (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

            (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

            (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     2. Limit On Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be eliminated.

     3. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section.

     4. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to
Section 3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 3 of this Article shall be limited by the provisions of this Section 4.

     5. Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     6. Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the right provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


Item 21. Exhibits and Financial Statement Schedules

   2.1 The Agreement and Plan of Merger, dated as of September 17, 1996, among Rhodes, Inc., Heilig-Meyers Company and HM Merger Subsidiary, Inc., filed with the Commission as Exhibit 2 to Company's Form 8-K filed September 25, 1996, is expressly incorporated herein by this reference.

   4.1 Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3a to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1990, are expressly incorporated herein by this reference.

   4.2 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 4 to Company's Form 8 (Amendment No. 5 to Form 8-A filed April 26, 1983) filed August 6, 1992, are expressly incorporated herein by this reference.

   4.3 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(c) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1993, are expressly incorporated herein by this reference.

   4.4 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(d) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995, are expressly incorporated herein by this reference.

   4.5 Company's By-laws, as amended, filed with the Commission as Exhibit 3 to Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996, are expressly incorporated herein by this reference.

   4.6 Rights Agreement dated as of February 17, 1988 (the "Rights Agreement") between Company and Crestar Bank, filed with the Commission as Exhibit (2) to Company's Registration Statement on Form 8-A dated February 19, 1988, is expressly incorporated herein by this reference.

   4.7 Supplements Nos. 1-4 dated September 15, 1989 to Rights Agreement filed with the Commission as Exhibits 2(a)- (d) to Form 8 filed with the Commission on September 20, 1989, are expressly incorporated herein by this reference.

   5.1 Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Securities.

   8.1      Opinion and consent of King & Spalding as to certain tax matters.

  23.1      Consent of Deloitte & Touche LLP.

  23.2      Consent of Arthur Andersen LLP.

  23.3      Consent of Deloitte & Touche LLP.

  23.4 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibit 5.1).

  23.5      Consent of King & Spalding (included as part of Exhibit 8.1).

  23.6      Consent of Salomon Brothers Inc.

  24.1      Power of Attorney (contained on signature page).

  99.1      Proxy Card.


Item 22. Undertakings

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the

            Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on November 19, 1996.

                                            HEILIG-MEYERS COMPANY



                                            By: /s/ William C. DeRusha
                                               ---------------------------
                                               William C. DeRusha
                                               Chairman of the Board
                                               Principal Executive Officer


                           POWER OF ATTORNEY

     Each of the directors and/or officers of Heilig-Meyers Company whose signature appears below appoints William C. DeRusha and Troy A. Peery, Jr., or any of them, as his attorney-in-fact to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, making such changes in the Registration Statement as appropriate, and generally to do all such things on his behalf in his capacity as a director and/or officer to enable Heilig-Meyers Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                Date

s/ William C. DeRusha       Chairman of the Board;       November 19, 1996
-------------------------   Principal Executive
William C. DeRusha          Officer; Director



s/ Troy A. Peery, Jr.       President; Director          November 19, 1996
-------------------------
Troy A. Peery, Jr.


s/ Joseph R. Jenkins        Executive Vice               November 19, 1996
-------------------------   President; Principal
Joseph R. Jenkins           Financial Officer



s/ William J. Dieter        Senior Vice President,       November 19, 1996
-------------------------   Accounting; Principal
William J. Dieter           Accounting Officer



-------------------------   Director                     November __, 1996
Hyman Meyers


s/ S. Sidney Meyers         Director                     November 19, 1996
-------------------------
S. Sidney Meyers
s/ Nathaniel Krumbein       Director                     November 19, 1996
-------------------------
Nathaniel Krumbein


s/ Alexander Alexander
-------------------------   Director                     November 19, 1996
Alexander Alexander


s/ Robert L. Burrus, Jr.    Director                     November 19, 1996
-------------------------
Robert L. Burrus, Jr.



s/ Beverley E. Dalton       Director                     November 19, 1996
-------------------------
Beverley E. Dalton



s/ Charles A. Davis         Director                     November 19, 1996
-------------------------
Charles A. Davis


_________________________   Director                     November __, 1996
Benjamin F. Edwards, III


s/ Alan G. Fleischer        Director                     November 19, 1996
-------------------------
Alan G. Fleischer


s/ Lawrence N. Smith        Director                     November 19, 1996
-------------------------
Lawrence N. Smith


s/ George A. Thornton, III  Director                     November 19, 1996
-------------------------
George A. Thornton, III


s/ Eugene P. Trani          Director                     November 19, 1996
-------------------------
Dr. Eugene Trani

                                  EXHIBIT INDEX

       Exhibit
         No.   Description

       5.1 Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Securities.

       8.1     Opinion and consent of King & Spalding as to certain tax matters.

       23.1    Consent of Deloitte & Touche LLP.

       23.2    Consent of Arthur Andersen LLP.

       23.3    Consent of Deloitte & Touche LLP.

       23.4    Consent of McGuire, Woods, Battle & Boothe, L.L.P.
               (included as part of Exhibit 5.1).

       23.5    Consent of King & Spalding (included as part of Exhibit
               8.1).

       23.6    Consent of Salomon Brothers Inc.

       24.1    Power of Attorney (contained on signature page).

       99.1    Proxy Card.